As filed with the Securities and Exchange Commission on February 18, 2025

Registration No. 333-284439

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SOLOWIN HOLDINGS

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	6211	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 1910-1912A, Tower 3, China Hong Kong City

33 Canton Road, Tsim Sha Tsui, Kowloon

Hong Kong

(+852) 3428-3893

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(+1) 800-221-0102

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin (Qixiang) Sun, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888	Shane Wu, Esq. Ross D. Carmel, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 (212) 930-9700

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED FEBRUARY 18, 2025

SOLOWIN HOLDINGS

Up to [●] Class A Ordinary Shares

Warrants to purchase up to [●] Class A Ordinary Shares

Up to [●] Class A Ordinary Shares underlying such Warrants

Pre-Funded Warrants to purchase up to [●] Class A Ordinary Shares

Up to [●] Class A Ordinary Shares underlying such Pre-Funded Warrants

SOLOWIN HOLDINGS, a Cayman Islands exempted holding company (“Solowin”) is offering on a best effort basis (i) up to [●] Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”) and (ii) accompanying warrants to purchase up to [●] Class A Ordinary Shares (“Warrants”). We have assumed a public offering price of $[●] per Class A Ordinary Share and accompanying Warrant, which represents the last sale price of Class A Ordinary Shares as reported on Nasdaq on [●], 2025. Each Warrant has an exercise price of $[●] per Class A Ordinary Share (representing [●]% of the assumed offering price per Class A Ordinary Share and accompanying Warrant). The public offering price per Class A Ordinary Share and accompanying Warrant will be fixed for the duration of this offering.

Solowin is also offering up to [●] pre-funded warrants (“Pre-Funded Warrants”) to purchase up to [●] Class A Ordinary Shares. We are offering to certain investors whose purchase of Class A Ordinary Shares in this offering would otherwise result in the investor, together with its affiliates and any other persons acting as a group together with the investor or any of the investor’s affiliates, beneficially owning more than 4.99% of our outstanding Class A Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if any investor so chooses, Pre-Funded Warrants, in lieu of Class A Ordinary Shares that would otherwise result in such investor’s beneficial ownership exceeding 4.99% (or, at the election of the investor at closing, 9.99%) of Solowin’s outstanding Class A Ordinary Shares. Each Pre-Funded Warrant will have an exercise price of $0.0001 per Class A Ordinary Share and will be exercisable upon issuance until exercised in full, and is subject to adjustments in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the section of this prospectus titled “Description of Securities We are Offering.” The public offering price of each Pre-Funded Warrant and accompanying Warrant will be equal to the price of one Class A Ordinary Share and accompanying Warrant in this offering, minus $0.0001, representing the exercise price per Class A Ordinary Share of each Pre-Funded Warrant. For each Pre-Funded Warrant we sell, the number of Class A Ordinary Shares we are offering will be decreased on a one-for-one basis. This offering also relates to the Ordinary Shares issuable upon exercise of the Warrants and any Pre-Funded Warrants sold in this offering. The public offering price per Pre-Funded Warrant and accompanying Warrant will be fixed for the duration of this offering.

The Class A Ordinary Shares, Warrants, and Pre-Funded Warrants are collectively referred to herein as the “Securities.” The Class A Ordinary Shares and accompanying Warrants will be issued separately and will be immediately separable upon issuance but can only be purchased together in this offering.

Solowin is not an operating company, but a Cayman Islands holding company with operations primarily conducted by its wholly owned subsidiaries, Solomon JFZ (Asia) Holdings Limited (“Solomon JFZ”) and Solomon Private Wealth Limited (“Solomon Wealth” and together with Solomon JFZ, “HK Subsidiaries”), each a limited liability corporation incorporated in Hong Kong. Throughout this prospectus, unless the context indicates otherwise, the terms “Solowin” and “the Company” refer to SOLOWIN HOLDINGS, the Cayman Islands holding company and references to “we,” “us,” “our,” and “our company” are to Solowin and its subsidiaries, as a whole. Unless otherwise specified, in the context of describing business and operations, we are referring to the business and operations conducted by HK Subsidiaries.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market tier of The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “SWIN.” On February 14, 2025, the closing sale price of our Class A Ordinary Shares as reported on Nasdaq was $1.31 per share. The recent market price used throughout this prospectus may not be indicative of the actual offering price. The final public offering price will be determined through negotiation among us, the placement agent and the investors in the offering, and may be at a discount to the current market price.

There is no established public trading market for the Warrants and the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants and Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.

Our issued and outstanding share capital consists of Class A Ordinary Shares, and Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”). Class A Ordinary Shares are entitled to one (1) vote per share. Class B Ordinary Shares are entitled to ten (10) votes per share. Class B Ordinary Shares are convertible into Class A Ordinary Shares on a 1:1 basis as follows: (i) at the option of the holder of Class B Ordinary Shares without the payment of additional consideration, and (ii) automatically upon any sale, transfer, assignment or disposition of Class B Ordinary Shares to a person or entity which is not an affiliate of such holder. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Other than voting and conversion rights, Class A Ordinary Shares and Class B Ordinary Shares have the same rights and preferences and rank equally. Class A Ordinary Shares and Class B Ordinary Shares, collectively, are referred to as “Ordinary Shares” in this prospectus. As of the date of this prospectus, there are 8,440,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares issued and outstanding.

We do not constitute a “controlled company” under the Nasdaq listing rules, because as of the date of this prospectus, no single person, entity or group held more than 50% of the voting power of our outstanding share capital, and following this offering, taking into consideration the Class A Ordinary Shares being offered hereby, no single person, entity or group will hold more than 50% of the voting power of our outstanding share capital. However, holders of our Class B Ordinary Shares collectively hold approximately 90.5% of the voting power of our outstanding share capital as of the date of this prospectus, and will hold approximately [●] of the voting power of our outstanding share capital following this offering. As a result, if the holders of our Class B Ordinary Shares act together, they will have the ability to control the management and affairs of our Company and most matters requiring shareholder approval, including the election of directors, changes to our memorandum and articles of association, and approval of significant corporate transactions such as a change in control, merger, consolidation or sale of assets. Their interests may not be the same as or even conflict with the interests of holders of our Class A Ordinary Shares, including purchasers in this offering. See “Risk Factors—Risks Related to This Offering and Ownership of Our Securities—Our dual class voting structure has the effect of concentrating the voting control in holders of our Class B Ordinary Shares, which will limit or preclude your ability to influence corporate matters, and your interests may conflict with the interests of these shareholders. It may also adversely affect the trading market for our Class A Ordinary Shares due to exclusion from certain stock market indices.”

Additionally, we are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and, as such, are eligible for reduced public company reporting requirements for this and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

INVESTORS PURCHASING SECURITIES IN THIS OFFERING ARE PURCHASING SECURITIES OF SOLOWIN HOLDINGS, A CAYMAN ISLANDS HOLDING COMPANY, RATHER THAN SECURITIES OF SOLOWIN HOLDINGS’ HK SUBSIDIARIES THAT CONDUCT SUBSTANTIVE BUSINESS OPERATIONS IN HONG KONG. Solowin is not an operating company but rather a holding company incorporated in the Cayman Islands. Solowin has no material operations of its own, and as of the date of this prospectus, substantially all of our operations are conducted through the HK Subsidiaries. Solowin directly owns 100% equity interests in each of the HK Subsidiaries. We do not and have no intention to operate our business through a variable interest entities (“VIE”) structure. For a description of our corporate structure, see “Our Corporate History and Structure” beginning on page 6.

This holding company structure involves unique risks to investors, and you may never directly hold equity interests in our operating subsidiaries. As advised by our PRC legal counsel, Sundial Law Firm, as of the date of this prospectus, HK Subsidiaries’ operations in Hong Kong and this public offering of our securities in the United States are not subject to the review nor prior approval of the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”), we face various legal and operational risks and uncertainties associated with being based in or having operations in Hong Kong, having clients who are PRC individuals or companies that have shareholders or directors that are PRC individuals and the complex and evolving PRC laws and regulations. The legal and operational risks associated with operations in China will apply to HK Subsidiaries’ operations in Hong Kong, should recent statements and regulatory actions by the Chinese government apply to Hong Kong-based issuers in the future. In that case, we will face risks associated with regulatory approvals on foreign investment in Hong Kong-based issuers, anti-monopoly regulatory actions, oversight on cybersecurity, data privacy and personal information. The PRC government may also intervene or impose restrictions on HK Subsidiaries’ ability to move cash out of Hong Kong to distribute earnings or pay dividends to Solowin or U.S. investors. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require us to obtain regulatory approval from PRC authorities before this or any future securities offering. These risks could result in a material adverse change in HK Subsidiaries’ business operations and the value of the Class A Ordinary Shares, restrictions in HK Subsidiaries’ ability to accept foreign investments, significantly limit or completely hinder Solowin’s ability to continue to offer securities to investors or continued listing of the Class A Ordinary Shares on the Nasdaq, or cause the value of such securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate” for a discussion of these legal and operational risks that should be considered before making a decision to purchase the Class A Ordinary Shares.

Specifically, on February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies, stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (collectively the “New Overseas Listing Rules”). Among others, the New Overseas Listing Rules provide that PRC domestic companies seeking to offer and list securities (which, for the purposes of the New Overseas Listing Rules, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC within three working days after their application for an overseas listing is submitted. The New Overseas Listing Rules came into effect on March 31, 2023. As advised by our PRC legal counsel, Sundial Law Firm, based on their understanding of current PRC laws, rules and regulations, as of the date of this prospectus, we are not subject to the New Overseas Listing Rules because we do not own any PRC entity and we are not deemed a “domestic company” as defined under the New Overseas Listing Rules. However, given that the New Overseas Listing Rules were introduced recently, and that there remain substantial uncertainties surrounding the enforcement thereof, we cannot assure you that, if required, we would be able to complete the filings and/or fully comply with the relevant new rules on a timely basis, if at all.

Furthermore, as more stringent standards have been imposed by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”) recently, Solowin’s securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”) enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to the PCAOB inspections for three (3) consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 29, 2022, the Consolidated Appropriations Act, 2023 was enacted, which contained an identical provision to the Accelerating Holding Foreign Companies Accountable Act, and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two (2) consecutive years instead of three (3), thus reducing the time period for triggering the prohibition on trading. Pursuant to the HFCA Act, on December 16, 2021, the PCAOB issued its determination that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or in Hong Kong, because of positions taken by authorities in the jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list did not include our auditor, WWC, P.C., as our auditor is based in the U.S. and is registered with the PCAOB and subject to the PCAOB inspection. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong and as a result, PCAOB vacated its previous 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations if needed. While our auditor is based in the U.S. and is subject to the PCAOB inspection, in the event the PCAOB later determines that it is unable to inspect or investigate completely our auditor, then such lack of inspection could cause Solowin’s securities to be delisted from the U.S. stock exchange. See “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate—The Class A Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.” In addition, we cannot assure you that Nasdaq or other regulatory agencies will not apply additional or more stringent requirements to us. Such uncertainty could cause the market price of the Class A Ordinary Shares to be materially and adversely affected.

Subject to the Companies Act (As Revised) of the Cayman Islands and Solowin’s memorandum and articles of association, as amended, Solowin’s board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend it will be able to pay its debts as they become due in the ordinary course of business. For Solowin to transfer cash to HK Subsidiaries, Solowin may provide funding to HK Subsidiaries through loans or capital contributions without restrictions on the amount of the funds. As a holding company, Solowin may rely on dividends and other distributions on equity paid by HK Subsidiaries for its cash and financing requirements. Under Hong Kong law, HK Subsidiaries are permitted to provide funding to Solowin through dividend distribution without restrictions on the amount of the funds under the condition that dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by HK Subsidiaries. HK Subsidiaries have not declared any dividends or made other distributions to Solowin as of the date of this prospectus. In the future, cash proceeds raised from financings conducted outside of Hong Kong, including this offering, may be transferred by Solowin to HK Subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, neither Solowin nor any HK Subsidiary has paid any dividends or made any distributions to their respective shareholder(s), including any U.S. investors. During the years ended March 31, 2022, 2023 and 2024, and the subsequent period up to the date of this prospectus, the transfer of cash between Solowin and HK Subsidiaries totaled approximately $1,120,000. This amount mainly represented the repayment by Solowin to Solomon JFZ for certain IPO related expenses paid by Solomon JFZ and advances made by Solowin to Solomon Wealth for its operations. There has been no transfer of other types of assets between Solowin and HK Subsidiaries.  HK Subsidiaries, which conduct our substantive operations, maintain the cash. Currently, other than complying with the applicable Hong Kong laws and regulations, we do not have our own cash management policy or procedures that dictate how funds are transferred. Neither Solowin nor any of the HK Subsidiaries currently has plans to distribute earnings or declare cash dividends in the foreseeable future. We intend to keep any future earnings to finance the expansion of HK Subsidiaries’ business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

There are currently no such restrictions on foreign exchange or our ability to transfer cash or assets between Solowin and HK Subsidiaries. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to HK Subsidiaries, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Solowin or HK Subsidiaries in their transferring or distributing cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of HK Subsidiaries to pay dividends or make other distributions to Solowin could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends to U.S. investors, or otherwise fund and conduct our business. In addition, if any HK Subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends. See “Prospectus Summary — Transfer of Cash Through Our Organization” beginning on page 19 and “Dividend Policy” on page 61.

	Per Class A Ordinary Share and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total
Public offering price	$		$
Placement agent fees (1)	$		$
Proceeds to us, before expenses(2)	$		$

(1)	Does not give effect to any exercise of the Warrants and/or Pre-Funded Warrants being issued in this offering.

(2)	We have agreed to pay the placement agent a total cash fee equal to six percent (6%) of the aggregate gross proceeds raised in the offering. We will also pay the placement agent for expenses of up to $110,000, among which $60,000 has been paid to the placement agent as of the date of this prospectus. See “Plan of Distribution” beginning on page 93 of this prospectus for a description of the compensation to be received by the placement agent.

We engaged Eddid Securities USA, Inc. to act as our exclusive placement agent to solicit offers to purchase the Securities offered by this prospectus on a best-efforts basis. For additional information regarding our arrangement with the placement agent, please see “Plan of Distribution” beginning on page 93.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We anticipate that delivery of the securities is expected to be made on or about [●], 2025, subject to customary closing conditions.

The date of this prospectus is [●], 2025

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the placement agent has authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of Securities offered hereby.

For investors outside the United States: Neither we, nor the placement agent has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Securities and the distribution of this prospectus outside the United States.

Solowin is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

i

COMMONLY USED DEFINED TERMS

Except as otherwise indicated by the context and for the purposes of this prospectus only, references in this prospectus to:

●	“AUM” are to Asset Under Management;

●	“Class A Ordinary Shares” are to Class A ordinary shares of Solowin, par value $0.0001 per share. Each Class A Ordinary Share is entitled to one (1) vote on all matters requiring shareholder approval;

●	“Class B Ordinary Shares” are to Class B ordinary shares of Solowin, par value $0.0001 per share. Each Class B Ordinary Share is entitled to ten (10) votes on all matters requiring shareholder approval;

●	“HK$” or “Hong Kong dollar(s)” are to the legal currency of Hong Kong;

●	“Hong Kong” and “Hong Kong SAR” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“HK Subsidiaries” are to Solomon JFZ (Asia) Holdings Limited, and Solomon Private Wealth Limited, each a Hong Kong corporation; each, a HK Subsidiary;

●	“HKEX” are to Hong Kong Exchanges and Clearing Limited;

●	“HKSFC” are to Hong Kong Securities and Futures Commission;

●	“IPO” are to the initial public offering of Solowin’s 2,000,000 ordinary shares at a public offering price of $4.00 per share, which was closed on September 8, 2023.

●	“mainland China” are to the People’s Republic of China, excluding Taiwan, the special administrative regions of Hong Kong and Macau;

●	“Nasdaq” refers to Nasdaq Stock Market LLC;

●	“PRC” and “China” are to the People’s Republic of China, including Hong Kong SAR and the Macau Special Administrative Region except when we reference specific laws and regulations adopted by the PRC, but excluding, for the purposes of this prospectus only, Taiwan. For purpose of this prospectus, the legal and operational risks associated with operations in China also apply to operations in Hong Kong;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“SFO” are to Hong Kong Securities and Futures Ordinance;

●	“Solowin” are to SOLOWIN HOLDINGS, a holding company incorporated in the Cayman Islands as an exempted company;

●	“Solomon JFZ” are to Solowin’s 100% owned subsidiary Solomon JFZ (Asia) Holdings Limited, a Hong Kong corporation;

●	“Solomon VA+” refer to Solomon JFZ’s institutional-grade all-in-one smart trading platform, which innovatively upgraded with virtual assets trading and wealth management functions. Solomon VA+ is an app accessible via any mobile device and is designed to be secure and simple to use, with a bilingual user interface and fast and efficient order execution to provide great user experience;

●	“Solomon Wealth” are to Solowin’s 100% owned subsidiary Solomon Private Wealth Limited, a Hong Kong corporation;

●	“U.S. dollars,” “dollars,” “USD,” “US$” or “$” are to the legal currency of the United States; and

●	“Web3” refers to a decentralized internet ecosystem built on blockchain technology, enabling user ownership, smart contracts, and trustless interactions without intermediaries.

ii

Solowin is a holding company with no operations of its own. Currently all of operations are conducted in Hong Kong through Solowin’s operating subsidiaries in Hong Kong. Each HK Subsidiary’s reporting currency is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader.

These translations from Hong Kong dollars into U.S. dollars are determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars). No representation is made that HK$ or US$ amount represents or could have been, or could be converted, realized or settled into US$ or HK$, as the case may be, at any particular rate, or at all.

Numerical figures included in this registration statement have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

Our fiscal year end is March 31. References to a particular “fiscal year” are to our fiscal year ended March 31 of that calendar year. Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

For the sake of clarity, this registration statement follows the English naming convention of given name followed by family name, regardless of whether an individual’s name is Chinese or English. For example, the name of Solowin’s Chief Executive Officer will be presented as “Shing Tak Tam” even though, in Chinese, Mr. Tam’s name is presented as “Tam Shing Tak.”

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

We have proprietary rights to trademarks used in this prospectus that are important to HK Subsidiaries’ business. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the ®, ™ and other similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

This prospectus may contain additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file, which means that we can disclose important information to you by referring you to certain documents without repeating such information in this prospectus. The information incorporated by reference is considered part of this prospectus. The information incorporated by reference, but not included, in this prospectus, includes disclosures typically provided under the sections titled “Industry,” “Business,” “Management,” “Related Party Transactions,” and “Taxation” in a Form F-1, as well as our consolidated financial statements and the related notes. For more information, please see the section captioned “Incorporation of Certain Information by Reference.”

iii

PROSPECTUS SUMMARY

Investors are cautioned that you are buying shares of a Cayman Islands holding company without operations of its own.

This summary highlights information appearing elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” sections included in this prospectus, the unaudited interim condense consolidated financial statements and the related notes for the six months ended September 30, 2024 and 2023 incorporated herein by reference to the Report on Form 6-K filed on December 31, 2024, and the audited consolidated financial statements and the related notes for the years ended March 31, 2024, 2023 and 2022 incorporated herein by reference to the Annual Report on Form 20-F filed on July 26, 2024, before deciding whether to invest in our securities.

The Company

Our Business

Solowin is an exempted limited liability company incorporated under the laws of the Cayman Islands on July 23, 2021. As a holding company with no material operations of its own, Solowin currently conducts its operations primarily through its wholly owned subsidiaries, Solomon JFZ and Solomon Wealth, each a limited liability corporation incorporated in Hong Kong. See “Our Corporate History and Structure” beginning on page 6 for more information of our corporate structure.

Our total revenues for the six months ended September 30, 2024 and 2023 were $1,055,000 and $2,640,000, respectively. Our total revenues for the years ended March 30, 2024, 2023 and 2022 were $4,291,000, $4,453,000 and $3,256,000, respectively. We incurred a net loss of $6,255,000 for the six months ended September 30, 2024, and net income of $1,248,000 for the six months ended September 30, 2023. For the years ended March 30, 2024, 2023 and 2022, we had net loss of $4,556,000, net income of $1,349,000 and net loss of $979,000, respectively. For detailed information on our results of operation, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and “Risk Factors—Risks Related to Our Business and Industry—Decreases in certain types of our revenues and increase in expenses in recent financial periods have significantly reduced our profitability.”

Solomon JFZ, one of our HK Subsidiaries, is one of the few Chinese investor-focused, versatile securities brokerage companies in Hong Kong and it offers a wide spectrum of products and services, spanning from traditional assets to virtual assets through its advanced and secured one-stop electronic platform. Solomon JFZ currently is primarily engaged in providing (i) investment banking services, (ii) wealth management services, (iii) asset management services and (iv) virtual assets to customers. It is licensed with the HKSFC and a participant of the Hong Kong Stock Exchange to carry out regulated activities including Type 1 (Dealing in Securities), Type 4 (Advising on Securities), Type 6 (Advising on Corporate Finance) and Type 9 (Asset Management). Solomon JFZ strictly follows the requirements of the HKSFC for internal regulation and risk control to maximize the safety of investors’ assets. It provides online account opening and trading services via its Front Trading and Back-office Clearing systems, in conjunction with Solomon VA+ – a highly integrated application accessible via any mobile device, tablet, or desktop, all of which are licensed from third parties. With strong financial and technical capabilities, Solomon JFZ has been providing brokerage services to global Chinese investors residing both inside and outside the PRC and institutional investors in Hong Kong and has been recognized and appreciated by users and industry professionals.

Solomon JFZ’s trading platform allows investors to trade over 10,000 listed securities and their derivative products listed on the Hong Kong Stock Exchange (HKSE), New York Stock Exchange (NYSE), Nasdaq, Shanghai Stock Exchange and Shenzhen Stock Exchange. In addition, it provides Hong Kong IPO underwriting, Hong Kong IPO Public Offer application and International Placing subscription, Hong Kong IPO margin financing services, Hong Kong Pre-IPO securities trading and US IPO subscription. Hong Kong IPO margin financing services refer to loans offered by a licensed financial institution to clients for the purpose of purchasing securities in an IPO before the issuers are listed on the Hong Kong Stock Exchange. The loan, commonly referred to as an IPO loan, enables clients to invest more than the required deposit of 5% or 10% of funds. The loan, which is short-term and interest-bearing, typically covers 90% or 95% of the investment amount and is repaid right after the allotment result release. Once the investor is allotted shares costing over the required deposit and a part of loan is used for the shares, the shares can be sold and the proceeds are utilized to repay the loan of the financial institution, with any remaining balance going to the investor. Our customers may also use Solomon JFZ’s platforms to trade various listed financial products, such as ETFs, Warrants and Callable Bull/Bear Contracts. Besides securities related service, Solomon JFZ also offers asset management services as an investment manager. Our High-Net-Worth customers may also subscribe to private fund products through Solomon JFZ.

Our clients are mostly Chinese investors residing in Asia as well as institutional clients in Hong Kong, Australia and New Zealand. We classify those who have registered on Solomon JFZ’s platform as users and the users who have opened accounts on Solomon JFZ’s platform as clients. As of March 31, 2024, we had more than 15,500 clients who had opened trading accounts with Solomon JFZ and over 1,200 active clients who had assets in their trading accounts.

As of March 31, 2024, Solomon JFZ’s operations mainly consisted of four business segments: (i) securities related services, (ii) investment advisory services, (iii) corporate consultancy services and (iv) asset management services to customers. The following summary describes the products and services offered in each of the reportable segments:

●	Securities Related Services. We always believe that our clients deserve a more convenient and reliable way to invest and manage their money, and Solomon JFZ uses advanced Internet technology to provide investors with faster brokerage services. Solomon JFZ provides securities related services through Solomon VA+. Its professional securities brokerage network offers the clients access to multiple stock exchanges, including the HKSE, NYSE, Nasdaq, Shanghai Stock Exchange and Shenzhen Stock Exchange. It provides HKSE securities trading, IPO subscription and placement services, bond trading, fund subscription, equity custodian and agent services, investment immigrant account management services, enterprise employee shareholding exercise services, professional investment research services, and instant quotation service. Solomon JFZ charges brokerage commission fees to clients for trades made using its trading platform based on the transaction amount, subject to a minimum charge per transaction. To better serve the individual needs of the clients, Solomon JFZ may vary the commissions it charges based on the types of products or services, eligibility for discounts and other factors. For fund subscription, it charges clients with the fund subscription fee based on the subscription amount. Solomon JFZ also offers stock custodian and nominee services to the clients as ancillary services to securities related services. For the fiscal years ended March 31, 2024, 2023 and 2022, the securities related services segment accounted for 10%, 14% and 68% of our consolidated revenues, respectively.

●	Investment Advisory Services. Solomon JFZ provides timely, accurate and valuable investment solutions advisory services for our clients, through a team consisting of financial analysts, experienced financial advisors and investment managers. It provides investment advice to our clients based on their financial needs and risk appetite, and Solomon JFZ charges them an investment advisory fee based on a percentage of the AUM. For the fiscal years ended March 31, 2024, 2023 and 2022, the investment advisory services segment accounted for 67%, 56% and 22% of our consolidated revenues, respectively.

●	Corporate Consultancy Services. Solomon JFZ possesses the licenses issued by HKSFC to carry out regulated activities under Type 6 Advising on Corporate Finance. Type 6 license allows brokers to conduct activities relating to (i) acting as a sponsor of a listing applicant in an initial public offering; (ii) advising on the code on takeovers and mergers and share repurchases; and (iii) advising listed companies on the HKSE Listing Rules. Although Solomon JFZ Type 6 licensing condition restricts Solomon JFZ from acting as a sponsor of a listing applicant in an initial public offering and advising on the code on takeovers and mergers and share repurchase, it can conduct businesses related to (iii) above. It provides financial and independent financial advisory services for unlisted and listed companies that are looking for high-quality and value-added corporate finance advisory services at reasonable costs. Solomon JFZ acts as financial adviser to its corporate clients advising them on the terms and structures of proposed transactions and the relevant implications and compliance matters under the HKSE Listing Rules (including the Main Board and the Growth Enterprise Market “GEM”). In addition, it acts as independent financial adviser giving opinions to the independent board committee and independent shareholders of listed companies in Hong Kong. Solomon JFZ charges them advisory fees according to the type and size of the transaction, duration of the engagement, complexity of the transaction and the expected manpower requirements. For the fiscal years ended March 31, 2024, 2023 and 2022, the corporate consultancy services segment accounted for 3%, 21% and 0% of our consolidated revenues, respectively.

●	Asset Management Services. Our asset management team specializes in designing investment portfolios to meet the needs of investors with different risk appetite and to preserve and enhance the value of their assets. Solomon JFZ provides asset management services by applying different investment strategies to optimize their asset allocation. Solomon JFZ offers its own Fund products to professional investors, which are run by professional portfolio managers. It has entered into agreements with regulated financial institutions to provide services covering a broad range of products such as stocks, bonds, indexes, futures, and fund of funds. It issues and manages various fund products according to market trends and demand conditions. At this stage, Solomon JFZ focuses on developing active traditional private equity funds, such as balanced funds and equity funds, and plans to develop a more diversified product line as part of our long-term growth initiative. Solomon JFZ charges a management fee of 2% according to the AUM. In addition, it charges performance fees subject to high water marks. For the fiscal years ended March 31, 2024, 2023 and 2022, the asset management services segment accounted for 20%, 9% and 10% of our consolidated revenues, respectively.

The table below summarizes the percentages of total revenues attributed to each business segment described above.

	Percentages of Total Revenues
	For the Years ended March 31,
	2024	2023	2022

Securities Related Services	10%	14%	68%
Investment Advisory Services	67%	56%	22%
Corporate Consultancy Services	3%	21%	-
Asset Management Services	20%	9%	10%
Total	100%	100%	100%

The table below summarizes the percentages of total expenses attributed to each business segment described above, as well as corporate expenses that are not attributable to any specific business segment. Expenses attributed to business segments primarily consisted of commissions and handling costs.

	Percentages of Total Expenses
	For the Years ended March 31,
	2024	2023	2022

Securities Related Services	9%	17%	48%
Investment Advisory Services	<1%	3%	10%
Corporate Consultancy Services	-	-	-
Asset Management Services	<1%	<1%	5%
Corporate expenses*	91%	80%	37%
Total	100%	100%	100%

*	Corporate expenses include general and administrative expenses, marketing and promotional expenses, allowance for expected credit losses, depreciation of property and equipment, employee benefits and other miscellaneous expenses.

Recent Developments

On March 14, 2024, the Company announced its strategic expansion into the private wealth management business under its newly formed Hong Kong subsidiary, Solomon Wealth, which was incorporated on December 4, 2023. We expect to serve a broad range of high-net-worth individuals, family offices, and trusts, by offering wealth management services and solutions that span traditional and virtual asset classes. We are optimistic about Solomon Wealth’s future and its role in Solowin’s growth strategy. By emphasizing quality over speed, we aim to provide excellent value to our clients and gain a strong position in the private wealth management sector. We endeavor to find high net worth clients who share our vision and focus on building a strong foundation to develop high quality services. Notwithstanding, the early stage of client acquisition is crucial for our long-term success. We believe our efforts will lead to a solid client base and future revenue. As of the date of this prospectus, Solomon Wealth has commenced generating revenue, marking an initial step in its operations since its incorporation.

On March 5, 2024, Solowin entered into a membership interest purchase agreement with Cambria Capital, LLC (“Cambria Capital”), a Utah limited liability company and broker-dealer registered with the Financial Industry Regulatory Authority (“FINRA”), and Cambria Asset Management, Inc., a Nevada corporation, the sole owner of the Cambria Capital. Pursuant to the agreement, Solowin will purchase 100% of the membership interests in Cambria Capital for a total purchase price of $700,000. The transaction will be completed through two closings, the first of which consists of the payment of $200,000 in exchange for an acquisition of 24.9% of Cambria Capital’s membership interests. The parties have closed the acquisition of the 24.9% interest and are working on a continuing membership application requesting approval for a change of ownership, control, or business operations to be filed with FINRA in accordance with FINRA Rule 1017 (the “Rule 1017 Application”). In the event that FINRA approves the Rule 1017 Application and Cambrian Capital’s application to conduct firm commitment underwritten offerings, Solowin will have the right to consummate the second closing, pursuant to which Solowin will pay $500,000 in exchange for the remaining 75.1% of the membership interests in Cambria Capital. If the second closing fails to occur by December 31, 2024, Solowin has the right to sell the 24.9% interest back to the seller at a discounted price of $100,000 within five business days after the agreement is terminated by either party. As of the date of this prospectus, the parties have terminated this agreement as the second closing did not occur by December 31, 2024 and Solowin currently owns 24.9% of Cambria Capital. Cambria Capital ceased its broker-dealer business as of December 31, 2024.

As of March 25, 2024, in addition to providing services related to traditional assets, Solomon JFZ had been approved by the HKSFC to provide virtual asset dealing services and advisory services. Virtual assets related services are subject to a new regulatory framework in Hong Kong. Solomon JFZ has been among the initial group of HKSFC approved licensed companies to provide virtual assets trading and advisory services to retail investors. In addition, Solomon JFZ has been among the first group of HKSFC approved participating dealers of in-kind subscription and redemption for spot virtual asset ETFs in Hong Kong, enabling investors to subscribe to or redeem ETF shares directly with the underlying digital assets. Solomon JFZ’s virtual assets services are expected to build large trading volumes and an exponential client assets base for Solomon JFZ in the near future. Our virtual assets services have started generating revenue for the six months ended September 30, 2024.

On April 16, 2024, the Company announced that Solomon JFZ has been selected as one of the three participating dealers for Harvest Global’s spot Bitcoin and Ethereum ETF in Hong Kong, Amoun the same period, Solomon JFZ enter into participation agreement with Harvest Global Investments Limited (“Harvest Global”) and China Asset Management (Hong Kong) Limited (“China AMC”) as the participating dealer for the VA spot ETFs. Solomon JFZ has become the largest holder of customer assets in the ChinaAMC Bitcoin ETF (HKEX: 9042), ChinaAMC Ethereum ETF (HKEX: 9046), and Harvest Bitcoin Spot ETF (HKEX: 3439). Solomon is also among the top holders of ChinaAMC Bitcoin ETF (HKEX: 3042) and ChinaAMC Ethereum ETF (HKEX: 3046).

On April 26, 2024, the Company announced that it strengthened its partnership with OSL Digital Securities (“OSL”), the digital asset platform of OSL Group (863.HK), which is Hong Kong’s only publicly listed company fully dedicated to digital assets, to facilitate the in-kind subscription and redemption processes. In addition, Solomon JFZ has been among the first group of HKSFC approved participating dealers of in-kind subscription and redemption for spot virtual asset ETFs in Hong Kong, enabling investors to subscribe to or redeem ETF shares directly with the underlying digital assets.

On May 28, 2024, the Company announced a strategic partnership with MaiCapital Limited (“MaiCapital”), a leading virtual assets investment manager in Hong Kong, to expand virtual asset allocation opportunities. MaiCapital is licensed to manage funds that may comprise up to 100% virtual assets which directly complements Solomon’s licensing for the trading of virtual assets.

On July 16, 2024, the Company announced the launch of Solomon VA+, an institutional-grade all-in-one smart trading app, which is innovatively upgraded from the former one-stop electronic platform, Solomon Win. Solomon VA+ offers integrated financial services infrastructure designed to meet the evolving needs of next-generation and high-net-worth investors, which is the first all in one app in Hong Kong that combining traditional assets trading, virtual assets trading and wealth management services into one app, marking a significant industry development. The Solomon VA+ trading platform offers various virtual assets trading to professional investors and Bitcoin and Ethereum to retail investors, supporting clients with in-kind subscription of Bitcoin spot ETF and Ethereum spot ETF. Clients are also expected to deposit & withdraw the cryptocurrencies via the APP within a short period, realizing a comprehensive allocation of traditional financial and virtual assets.

Our virtual assets services have started generating revenue during the six months ended September 30, 2024. We kept actively collaborating with prominent players in the virtual asset market, nurturing positive relationships with them. Leveraging these partnerships, we are poised to expand our own business and provide comprehensive services. Solomon JFZ’s virtual assets services are expected to build large trading volumes and an exponential client assets base for Solomon JFZ in the near future.

With the recent development of the company and the expanding subsidiaries, our vision is to build an integrated financial services infrastructure for next generation investors, and our continuous efforts focus on being a one-stop comprehensive financial services provider. As of September 30, 2024, the company has expanded to include four new business segments: (i) investment banking services, (ii) wealth management services, (iii) asset management services and (iv) virtual assets services to customers. The following summary describes the products and services offered in each of the reportable segments:

●	Investment Banking Services. We are redefining investment banking by offering underwriting, private placement and investment advisory solutions tailored to guide investors and corporates through complex financial landscapes, ensuring transactions are executed with strategic insight that meets today’s capital market’s needs. Our investment banking services include capital raising, debt financing, secondary offerings and financial advisory services, which covers the former segment (iii) corporate consultancy services. For the six months ended September 30, 2024 and 2023, the investment banking services segment accounted for 22% and 0% of our consolidated revenues, respectively.

●	Wealth Management Services. Our wealth management division is dedicated to empowering investors with a comprehensive suite of services designed to manage, retain, and grow wealth with confidence. Our offerings are split into two main categories: Brokerage Services and Integrated Investment Solutions. The Brokerage Services and Integrated Investment Solutions covers the former segments (i) securities related services and (ii) investment advisory services, by adding advisory services for high-net-worth individuals and institutional investors such as family offices and trusts. For the six months ended September 30, 2024 and 2023, the wealth management services segment accounted for 41% and 82% of our consolidated revenues, respectively.

●	Asset Management Services. Our asset management services are crafted to meet the diverse investment goals of our clients through a broad range of asset classes and investment strategies. By expanding services from the former segment (iv) asset management services, our current asset management services offer investment funds, managed accounts, and external asset management, each designed to optimize clients’ portfolio’s performance. For the six months ended September 30, 2024 and 2023, the asset management services segment accounted for 36% and 18% of our consolidated revenues, respectively.

●	Virtual Assets Services. We are providing secure and innovative solutions in the virtual asset space including virtual assets trading, virtual assets spot ETFs creation and redemption, security token offerings, and blockchain solutions such as real-world assets tokenization. Solomon JFZ had been approved by the HKSFC to provide virtual asset dealing services and advisory services, and we are at the forefront of offering cutting-edge Web3 solutions that cater to the needs of modern investors and businesses, leveraging blockchain for secure and innovative virtual asset solutions. For the six months ended September 30, 2024 and 2023, the virtual assets services segment accounted for 1% and 0% of our consolidated revenues, respectively.

The table below summarizes the percentages of total revenues attributed to each new business segment described above.

	Percentages of Total Revenues
	For the Six Months ended September 30
	2024	2023

Investment Banking Services	22%	-
Wealth Management Services	41%	82%
Asset Management Services	36%	18%
Virtual Assets Services	1%	-
Total	100%	100%

The table below summarizes the percentages of total expenses attributed to each new business segment described above, as well as corporate expenses that are not attributable to any specific business segment. Expenses attributed to business segments primarily consisted of commissions and handling costs.

	Percentages of Total Expenses
	For the Six Months ended September 30
	2024	2023

Investment Banking Services	2%	-
Wealth Management Services	4%	30%
Asset Management Services	-	-
Virtual Assets Services	1%	-
Corporate expenses*	93%	70%
Total	100%	100%

*	Corporate expenses include general and administrative expenses, marketing and promotional expenses, allowance for expected credit losses, depreciation of property and equipment, employee benefits and other miscellaneous expenses.

Corporate History and Structure

Solowin is a holding company incorporated in the Cayman Islands without material operations of its own. Our subsidiary Solomon JFZ was established under the Hong Kong laws on July 25, 2016. Solomon JFZ does not have any subsidiaries.

From July 2021 to October 2022, we carried out a series of transactions to reorganize our corporate structure. As part of the reorganization, Solowin was incorporated as an exempted company under the laws of Cayman Islands on July 23, 2021.

Upon incorporation on July 23, 2021, one ordinary share, par value $1 per share, of Solowin was allotted and issued to Ogier Global Subscriber (Cayman) Limited, who transferred the share to Ling Ngai Lok on July 27, 2021. On the same day, Solowin issued an additional 49,999 ordinary shares, par value $1 per share, to Ling Ngai Lok. On June 9, 2022, in anticipation of a share exchange transaction among Solowin, Solomon JFZ and Master Venus Limited, the then sole shareholder of Solomon JFZ, Ling Ngai Lok transferred (i) 17,000 ordinary shares to Gemini Asia Holdings Limited; (ii) 16,500 ordinary shares to Fortune Dynasty Global Limited and (iii) 16,500 ordinary shares to Vulcan Worldwide Holdings Limited. On October 17, 2022, Solowin, Solomon JFZ and Master Venus Limited completed the share exchange transaction, in which Master Venus Limited transferred 100% ownership of Solomon JFZ to Solowin. Master Venus Limited was then owned by three shareholders, Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited. As a result of the above series of reorganization transactions, Solomon JFZ became the wholly-owned subsidiary of Solowin and the shareholders of Master Venus Limited became the owners of 100% of the then outstanding ordinary shares of Solowin.

On December 7, 2022, (i) each of the existing issued and unissued shares of par value of $1.00 each of Solowin was subdivided into 10,000 shares of par value of $0.0001 each of Solowin; and (ii) the authorized share capital of Solowin was increased to $100,000 divided into 1,000,000,000 shares of $0.0001 each. On the same day, each of Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited surrendered 165,920,000 ordinary shares, 161,040,000 ordinary shares and 161,040,000 ordinary shares, respectively, each of a par value of $0.0001 per share, to Solowin. As a result of the above surrenders, each of Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited held 4,080,000 ordinary shares, 3,960,000 ordinary shares and 3,960,000 ordinary shares, respectively, each of a par value of $0.0001 per share.

On September 8, 2023, we completed our initial public offering and issued and sold 2,000,000 ordinary shares, par value $0.0001 per share.

On December 4, 2023, as a part of our strategic expansion into the private wealth management business, Solowin formed a new wholly owned subsidiary, Solomon Wealth, under the laws of Hong Kong.

On March 5, 2024, Solowin entered into a membership interest purchase agreement with Cambria Capital and Cambria Asset Management, Inc., pursuant to which Solowin will purchase 100% of the membership interests in Cambria Capital for a total purchase price of $700,000. As of the date of this prospectus, the parties have terminated the agreement and Solowin currently owns 24.9% of Cambria Capital.

On December 17, 2024, we held an extraordinary general meeting of shareholders, during which our shareholders approved the re-classification and re-designation of the Company’s ordinary shares. As a result of such re-classification and re-designation, the Company’s authorized share capital was re-classified and re-designated into 950,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares and then issued and outstanding 16,172,300 ordinary shares of par value of $0.0001 each in the Company were re-classified and re-designated into 8,132,300 Class A Ordinary Shares of par value US$0.0001 each with one (1) vote per share and 8,040,000 Class B Ordinary Shares of par value $0.0001 each with ten (10) votes per share.

As of the date of this prospectus, there are 8,440,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares issued and outstanding.

The following diagram illustrates our corporate structure as of the date of this prospectus:

As advised by our Hong Kong counsel, DAVID FENN & CO., based on their understanding of the current Hong Kong laws, as of the date of this prospectus, Solowin is not required to obtain any permissions or approvals from Hong Kong authorities before issuing securities in this offering to foreign investors. In addition, as advised by our PRC counsel, Sundial Law Firm, as of the date of this prospectus, our operations in Hong Kong and our proposed public offering in the United States are not subject to the review nor prior approval of the CAC nor the CSRC. As described below, on February 17, 2023, with the approval of the State Council, the CSRC issued the institutional rules related to the management of overseas listing filings, which came into effect on March 31, 2023. According to the New Overseas Listing Rules, direct or indirect overseas listings of companies incorporated in the PRC are required to file with CSRC by submitting filing reports, legal opinions and other relevant materials. As advised by our PRC counsel, Sundial Law Firm, we are not subject to the New Overseas Listing Rules because we do not own any companies incorporated in the PRC. However, the legal and operational risks associated with operations in China may apply to our operations in Hong Kong, should recent statements and regulatory actions by China’s government apply to us in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to the filing requirement or review by the CSRC or the CAC and that we are required to file or obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant filing or permissions or approvals were not required or that we did not file or receive or maintain relevant permissions or approvals as required, any action taken by the PRC government could significantly limit or completely hinder HK Subsidiaries’ operations in Hong Kong and Solowin’s ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate—Substantially all our operations are in Hong Kong. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain,” for a discussion of these legal and operational risks that should be considered before making a decision to purchase our securities.

Licenses and Permissions

Save as disclosed below, as advised by our Hong Kong counsel, DAVID FENN & CO., other than those requisite for a domestic company in Hong Kong engaged in the same business, we are not required to obtain any additional permission from any Hong Kong authorities.

As of the date of this prospectus, HK Subsidiaries have received from Hong Kong authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted by them in Hong Kong, and no permission or approval has been denied. Such licenses and permissions include Type 1 license (dealing in securities), Type 4 license (Advising on securities), Type 6 license (advising on corporate finance) and Type 9 license (Asset management). The following table summarizes the licenses and permissions held by our HK Subsidiaries.

License/Permit	Issuing Authority	Issuance Date	Term	Restrictions
Type 1 license (dealing in securities)	HKSFC	January 10, 2017	No expiration date

(virtual asset dealing services)		Mar 25, 2024	No expiration date

With respect to providing virtual asset dealing services, the licensee or registered institution shall only provide such services through operating an omnibus account established and maintained with an SFC-licensed platform. The term “SFC-licensed platform” refers to a virtual asset trading platform operator which is licensed by the SFC pursuant to section 116 of the Securities and Futures Ordinance and/or section 53ZRK of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (AMLO). The term “virtual asset” is defined in section 53ZRA of the AMLO

With respect to providing virtual asset dealing services, the licensee or registered institution shall comply with the “Terms and conditions for licensed corporations or registered institutions providing virtual asset dealing services under an omnibus account arrangement” (as amended from time to time). The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

With respect to providing virtual asset dealing services, the licensee or registered institution shall only provide such services to persons which are, and remain at all times, its clients in respect of its business in Type 1 regulated activity (dealing in securities). The term “dealing in securities” is specified in Part 2 of Schedule 5 to the Securities and Futures Ordinance. The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

License/Permit	Issuing Authority	Issuance Date	Term	Restrictions

Type 4 license (Advising on securities)	HKSFC	October 16, 2019	No expiration date

(Virtual asset advisory services)		March 25, 2024	No expiration date

With respect to providing virtual asset advisory services, the licensee or registered institution shall comply with the “Terms and conditions for licensed corporations or registered institutions providing virtual asset advisory services” (as amended from time to time). The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

With respect to providing virtual asset advisory services, the licensee or registered institution shall only provide such services to persons which are, and remain at all times, clients of the licensed corporation or registered institution in respect of its business in Type 4 regulated activity (advising on securities). The term “advising on securities” is specified in Part 2 of Schedule 5 to the Securities and Futures Ordinance. The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

Type 6 license (advising on corporate finance, excluding acting as a sponsor of a listing applicant in an initial public offering or advising on the code on takeovers and mergers and share repurchases)	HKSFC	May 13, 2021	No expiration date	The licensee shall not advise on matters/transactions falling within the ambit of the Codes on Takeovers and Mergers and Share Buy-backs issued by the Commission & shall not act as sponsor in respect of an application for the listing on a recognized stock market of any securities

Type 9 license (Asset management)	HKSFC	October 16, 2019	No expiration date	No Licensing Condition

To conduct any regulated activity, a licensed corporation must appoint at least two responsible officers for each type of regulated activity. Among these officers, at least one should be an executive director, responsible for supervising the respective regulated activity. As of the date of this prospectus, Solomon JFZ has five responsible officers to carry out Type 1 regulated activities, three responsible officers to carry out Type 4 regulated activities, two responsible officers to carry out Type 6 regulated activities and two responsible officers to carry out Type 9 regulated activities. Among the responsible officers, at least one of them is an executive director. As a result, we are currently in full compliance with the HKSFC requirements on this matter.

In addition, as advised by our PRC legal counsel, Sundial Law Firm, we do not believe our operations in Hong Kong and our proposed public offering in the United States are subject to the review or prior approval of the CAC or the CSRC. Specially, we do not currently expect the revised Cybersecurity Review Measures (the “revised CRM”), published by CAC on December 28, 2021, to have an impact on our business, operations or this offering as we do not believe that any of our HK Subsidiaries is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review, because: (i) each of our HK Subsidiaries is incorporated and operating in Hong Kong and the revised CRM remains unclear whether it shall be applied to a Hong Kong company; (ii) each of our HK Subsidiaries operates without any subsidiary or VIE structure in mainland China; (iii) as of date of this prospectus, our HK Subsidiaries collected and stored personal information of approximately 15,000 PRC individual clients, far less than one million users; and (vi) as of the date of this prospectus, none of our HK Subsidiaries has been informed by any PRC governmental authority that it is required to file for a cybersecurity review.

However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If any of our HK Subsidiaries is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, our HK Subsidiaries’ operation could be subject to CAC’s cybersecurity review in the future. If any of our HK Subsidiaries (i) does not receive or maintain such permissions or approvals, should the approval is required in the future by the PRC government, (ii) inadvertently concluded that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and any of our HK Subsidiaries is required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless. In addition, if we do not receive or maintain our existing licenses, or we inadvertently conclude that governmental approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines, penalties, orders to suspend operations and rectify any non-compliance, or prohibitions from conducting certain business or any financing, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause our securities to significantly decline in value or become worthless. See “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate.”

Regulations

As of the date of this prospectus, substantially all of our business operations are conducted in Hong Kong through HK Subsidiaries. This section sets forth a summary of the most significant rules and regulations that affect HK Subsidiaries’ business activities in Hong Kong. We believe we are in compliance with these rules and regulations as of the date of this prospectus.

Licensing And Registration Under The SFO Administered By The HKSFC

The HKSFC is an independent statutory body set up in 1989 to regulate Hong Kong’s securities and futures markets. It operates independently of the Government of Hong Kong, and is funded mainly by transaction levies and licensing fees.

The HKSFC derives its investigative, remedial and disciplinary powers from the SFO and the subsidiary legislations thereunder. The SFO, in particular, vested the HKSFC with multiple roles and sets out its regulatory objectives, including:

(i)	to maintain and promote the fairness, efficiency, competitiveness, transparency and orderliness of the securities and futures industry;

(ii)	to promote understanding by the public of financial services including the operation and functioning of the securities and futures industry;

(iii)	to provide protection for members of the public investing in or holding financial products;

(iv)	to minimize crime and misconduct in the securities and futures industry;

(v)	to reduce systemic risks in the securities and futures industry; and

(vi)	to assist the Financial Secretary of Hong Kong in maintaining the financial stability of Hong Kong by taking appropriate steps in relation to the securities and futures industry.

The HKSFC is one of the four financial regulators in Hong Kong charged with oversight of finance and investing, but it is the only Hong Kong financial regulator that is given the mandate to educate the investing public.

Following the enactment of the Securities and Futures (Amendment) Ordinance 2012, the Investor Education Centre (now known as the Investor and Financial Education Council) was formed as a HKSFC subsidiary to educate the public on a broad range of retail financial products and services.

Licensing regime under the SFO

Under the SFO, any person who carries on a business in a regulated activity or holds itself out as carrying on a business in a regulated activity must be licensed under the relevant provisions of the SFO to carry on that regulated activity, unless any exemption under the SFO applies. This applies to a corporation carrying on a business in a regulated activity and to any individuals acting on behalf of that corporation in carrying on such activities, as further described below. It is an offense for a person to conduct any regulated activity without the appropriate license issued by the HKSFC.

Further, if a person (whether by itself or another person on his behalf, and whether in Hong Kong or from a place outside of Hong Kong) actively markets to the public in Hong Kong any services that it provides and such services, if provided in Hong Kong, would constitute a regulated activity, then that person is also subject to the licensing requirements under the SFO.

Types of regulated activities

Schedule 5 to the SFO stipulates 11 types of regulated activities, namely:

Type 1: Dealing in securities

Type 2: Dealing in futures contracts

Type 3: Leveraged foreign exchange trading

Type 4: Advising on securities

Type 5: Advising on futures contracts

Type 6: Advising on corporate finance

Type 7: Providing automated trading services

Type 8: Securities margin financing

Type 9: Asset management

Type 10: Providing credit rating services

Type 13: Providing depositary services for relevant CISs

Licensed corporation

For application as a licensed corporation, the applicant has to be incorporated in Hong Kong or an overseas company registered with the Companies Registry of Hong Kong and the licensed corporation has to satisfy the HKSFC that it has proper business structure, good internal control systems and qualified personnel to ensure the proper management of risks that it will encounter in carrying on the proposed regulated business as detailed in the business plan submitted to the HKSFC.

Responsible Officers

In order for a licensed corporation to carry on any of the regulated activities, it must appoint no less than two responsible officers (the “Responsible Officers”) for each regulated activity conducted by a licensed corporation, at least one of whom must be an executive director, to supervise each regulated activity. The same individual could apply to be a Responsible Officer for more than one regulated activity simultaneously, provided that he/she meets the fit and proper (including competence) requirements for the regulated activity concerned, and can demonstrate that there is no conflict of interest if he/she carries on the regulated activities concurrently.

An “executive director” of a licensed corporation is defined under the SFO as a director of the corporation who (a) actively participates in or (b) is responsible for directly supervising, the business of a regulated activity or activities for which the corporation is licensed. Every executive director of the licensed corporation who is an individual must apply to the HKSFC to be approved as a responsible officer of such licensed corporation in relation to the regulated activities.

As of the date of this prospectus, we have five Responsible Officers to carry out Type 1 regulated activities, three Responsible Officers to carry Type 4 regulated activities, two Responsible Officers to carry out Type 6 regulated activities and two Responsible Officers to carry out Type 9 regulated activities. Among the Responsible Officers carrying out each above type of regulated activities, we have at least one executive director. As a result, we are currently in full compliance with the HKSFC requirements on this matter.

Sponsors and compliance advisers

A sponsor is a licensed corporation or registered institution licensed or registered under the SFO for Type 6 (advising on corporate finance) regulated activity and permitted under its license or certificate of registration to undertake work as a sponsor in respect of an application for the listing of any securities on a recognized stock market under the GEM Listing Rules or the Listing Rules (as the case may be).

A compliance adviser is a licensed corporation or registered institution licensed or registered under the SFO for Type 6 (advising on corporate finance) regulated activity, that is permitted under its license or certificate of registration to undertake work as a sponsor to act as a compliance adviser under the GEM Listing Rules or the Listing Rules (as the case may be). The main role of a compliance adviser is to ensure that the listed company is properly guided and advised as to compliance with the GEM Listing Rules or the Listing Rules (as the case may be) and all other applicable rules, laws, codes and guidelines. Only firms eligible to act as sponsors are eligible to act as compliance advisers.

Under the sponsor regime established in January 2007, in order to act as a sponsor, apart from holding a Type 6 (advising on corporate finance) license, an application for sponsor license should be submitted to the HKSFC to demonstrate that it can meet the eligibility criteria pursuant to the “Additional competence requirements for corporations and individuals engaging in sponsor and compliance adviser work” set out in Appendix A to the Guidelines on Competence published by the HKSFC (“Sponsor Guidelines”). In considering the sponsor license application, the HKSFC will take into account the competency of the firm to act as a sponsor, based on the criteria set out in the Sponsor Guidelines, and will also consider more generally the firm’s fitness and properness as a corporate finance advisory firm under the Fit and Proper Guidelines published by the HKSFC.

Effective from October 1, 2013, the enhanced regulations on IPO sponsors and the key obligations of IPO sponsors have been consolidated in paragraph 17 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong (“Code of Conduct”). The key requirements for a sponsor under the new sponsor regime are as follows:

●	to advise and guide a listing applicant in preparation for a listing;

●	to take reasonable due diligence steps in respect of a listing application;

●	to take reasonable steps to ensure that true, accurate and complete disclosure about a listing applicant is made to the public;

●	to deal with the regulators in a truthful, cooperative and prompt manner;

●	to maintain proper books and records that are sufficient to demonstrate its compliance with the Code of Conduct;

●	to maintain sufficient resources and effective systems and controls for proper implementation and adequate management oversight of the sponsor work;

●	to act as the overall manager of a public offer to ensure that the public offer is conducted in a fair and orderly manner; and

●	to take reasonable steps to ensure analysts do not receive material information not disclosed in the listing document.

In addition, pursuant to Appendix 28 of the Listing Rules in relation to transition arrangements for eligible issuer (as defined in Rule 9A.01A of the Listing Rules) (“Eligible Issuer’”), an Eligible Issuer must appoint a sponsor to conduct due diligence in connection with the transfer of its listing from GEM to the Main Board during the transitional period of three years from February 15, 2018 to February 14, 2021.

The Listing Rules, the GEM Listing Rules, the Sponsor Guidelines and the Corporate Finance Advisor Code of Conduct published by the HKSFC regulate sponsor’s obligations and responsibilities. The intermediary and its management (includes a sponsor’s board of directors, managing director, chief executive officer, responsible officers, executive officers and other senior management personnel) shall be responsible for ensuring that the firm satisfies all specific and ongoing eligibility criteria of the Sponsor Guidelines and paragraph 17 of the Code of Conduct, as well as complies with all other relevant codes, guidelines and regulations prescribed by the HKSFC.

In order to maintain the eligibility as sponsor, a sponsor should have at least two sponsor principals, who should be engaged by the sponsor for the purpose of conducting sponsor-related work on a full-time basis, at all times to discharge its role in supervising the transaction team. The GEM Listing Rules or the Listing Rules (as the case may be) require an issuer to appoint a compliance adviser during an initial period after being admitted to listing and the compliance adviser’s core role is to assist the issuer to comply with certain obligations under the Listing Rules or GEM Listing Rules (as the case may be) during such a period.

Solomon JFZ, a Hong Kong subsidiary of Solowin, is granted a license by the HKSFC in January 2017 to carry out Type 1 (dealing in securities) regulated activities; is granted a license by the HKSFC in October 2019 to carry out Type 4 (advising on securities) regulated activities; is granted a license by the HKSFC in May 2021 to carry out Type 6 (advising on corporate finance) regulated activities but not admitted as a sponsor; and is granted a license by the HKSFC in October 2019 to carry out Type 9 (asset management) regulated activities.

Key ongoing obligations

Remaining fit and proper

Licensed corporations, licensed representatives, Responsible Officers and registered institutions must remain fit and proper as defined under the SFO at all times. They are required to comply with all applicable provisions of the SFO and its subsidiary legislations as well as the codes and guidelines issued by the HKSFC.

Section 116(3) of the SFO provides that the HKSFC shall refuse to grant a license to carry on a regulated activity unless the applicant for license satisfies the HKSFC that, inter alia, the applicant is a fit and proper person to be licensed for the regulated activity. The applicant must remain fit and proper at all times after the grant of such licenses by the HKSFC. In simple terms, a fit and proper person means one who is financially sound, competent, honest, reputable and reliable. Pursuant to section 129(1) of the SFO, in considering whether a person, an individual, corporation or institution, is fit and proper for the purpose of licensing or registration, the HKSFC shall, in addition to any other matter that the HKSFC may consider relevant, have regard to the following:

(a)	the financial status or solvency;

(b)	the educational or other qualifications or experience having regard to the nature of the functions to be performed;

(c)	the ability to carry on the regulated activity competently, honestly and fairly; and

(d)	the reputation, character, reliability and financial integrity.

of the applicant and other relevant persons as appropriate. The above fit and proper criteria serve as the fundamental basis when the HKSFC considers each license or registration application. Detailed guidelines are contained in the Fit and Proper Guidelines, the Licensing Handbook and the Guidelines on Competence published by the HKSFC.

Minimum capital requirements

Section 145 of the SFO provides that depending on the types of regulated activity a licensed corporation conducts, a licensed corporation is required to maintain at all times paid-up share capital and liquid capital not less than the specified amounts in the Securities and Futures (Financial Resources) Rules (Cap. 571N of the laws of Hong Kong) (the “FRR”).

The following table summarizes the minimum paid-up capital and liquid capital that a licensed corporation is required to maintain for Type 1 (Dealing in Securities), Type 4 (Advising on Securities), Type 6 (Advising on Corporate Finance) and Type 9 (Asset Management) regulated activities:

Regulated activity	Minimum paid-up share capital	Minimum liquid capital
Type 1 (dealing in securities)
(a) in the case where the corporation is an approved introducing agent or a trader	Not applicable	HK$500,000
(b) in the case where the corporation provides securities margin financing	HK$10,000,000	HK$3,000,000
(c) in any other case	HK$5,000,000	HK$3,000,000

Type 4 (advising on securities)
(a) In the case where in relation to Type 4 (advising on securities) regulated activity, the corporation is subject to the licensing condition that it shall not hold client assets	Not applicable	HK$100,000
(b) In any other case	HK$5,000,000	HK$3,000,000
Type 6 (advising on corporate finance)
(a) In the case where in relation to Type 6 (advising on corporate finance) regulated activity, the corporation acts as a sponsor - hold client assets - not hold client assets	HK$10,000,000 HK$10,000,000	HK$3,000,000 HK$100,000
(b) In the case where in relation to Type 6 (advising on corporate finance) regulated activity, the corporation does not act as a sponsor - hold client assets - not hold client assets	HK$5,000,000 Not applicable	HK$3,000,000 HK$100,000
Type 9 (asset management)
(a) In the case where in relation to Type 9 (asset management) regulated activity, the corporation is subject to the licensing condition that it shall not hold client assets	Not applicable	HK$100,000
(b) In any other case	HK$5,000,000	HK$3,000,000

Pursuant to the FRR, if the licensed corporation is licensed for more than one regulated activity, the minimum paid-up share capital and liquid capital that the corporation should maintain shall be the highest amount required among those regulated activities.

Solomon JFZ is required to have a minimum paid-up share capital of HK$10,000,000 and to maintain a minimum liquid capital of HK$3,000,000. Solomon JFZ maintains capital levels greater than the above minimum capital requirements and is in compliance with these HKSFC rules.

Notification to the HKSFC of certain events and changes

Pursuant to sections 123 and 135 of the SFO and the Securities and Futures (Licensing and Registration) (Information) Rules (Chapter 571S of the Laws of Hong Kong), licensed corporations, licensed individuals and registered institutions are required to notify the HKSFC within the specified time limit of certain events and changes in their particulars, which include, inter alia, any intended cessation to carry on any regulated activity for which he/she/it is licensed, any intended change of address at which it proposes to carry on the regulated activity for which it is licensed and any cessation to be a director of a licensed corporation.

Submission of audited accounts

Section 156(1) of the SFO provides that licensed corporations and associated entities of intermediaries (except those which are authorized financial institutions) shall submit their audited accounts and other required documents within four months after the end of each financial year. If a licensed corporation ceases carrying on all of the regulated activities for which it is licensed, it should submit to the HKSFC its audited accounts and other required documents, made up to the date of cessation, not later than four months after the date of the cessation. The same requirement applies to an associated entity (which is not an authorized financial institution) of an intermediary upon its ceasing to be an associated entity of the intermediary under section 156(2) of the SFO.

Submission of financial resources returns

Licensed corporations are required to submit monthly financial resources returns to the HKSFC. However, pursuant to section 56 of the FRR, corporations that are licensed only for Type 4 (advising on securities), Type 5 (advising on futures contracts), Type 6 (advising on corporate finance), Type 9 (asset management) and/or Type 10 (providing credit rating services) regulated activities and whose licenses are subject to the condition that they shall not hold client assets, are only required to submit semi-annual financial resources returns.

Payment of annual fees

Sections 138(1) and (2) of the SFO provide that each licensed person or registered institution shall pay an annual fee to the HKSFC within one month after each anniversary date of his/her/its license or registration. Failure to make full payment of the annual fee before the due date will attract a surcharge on the outstanding amount and possible suspension and revocation of a license or registration under sections 138(3), 195(4)(a) and 195(6) of the SFO.

Pursuant to circulars published by the HKSFC on March 24, 2016 and March 15, 2018, the HKSFC waived the obligation of all licensed corporations, registered institutions, responsible officers and representatives to pay the annual licensing fees that would otherwise be payable by them during the period from April 1, 2016 to March 31, 2019.

Pursuant to a circular published by the HKSFC on March 25, 2019, the HKSFC decided to resume the collection of annual licensing fees at a concession rate from April 1, 2019 to March 31, 2021. However, announced by the HKSFC in December 4, 2019 and pursuant to a circular published by the HKSFC on March 30, 2020, the HKSFC waived the annual licensing fees for the period from April 1, 2020 to March 31, 2021.

Pursuant to circulars published by the HKSFC on March 19, 2021, March 25, 2022, March 27, 2023 and March 22, 2024, the HKSFC decided to waive the annual licensing fees of all intermediaries and licensed individuals incurred during the period from April 1, 2021 to March 31, 2022, April 1, 2022 to March 31, 2023, April 1, 2023 to March 31, 2024 and April 1, 2024 to March 31, 2025 respectively.

Submission of annual returns

Section 138(4) of the SFO stipulates that each licensed corporation or licensed individual is required to submit an annual return to the HKSFC within one month after each anniversary date of his/her/its licenses. Failure to submit annual return before the due date could result in suspension and revocation of the license under sections 195(4)(b) and 195(6) of the SFO.

Continuous professional training (“CPT”)

Licensed corporations and registered institutions are primarily responsible for designing and implementing a continuous education program best suited to the training needs of the Licensed Representatives or relevant individuals they engage.

The HKSFC has issued in January 2022 the revised Guidelines on Continuous Professional Training pursuant to section 399 of the SFO. Licensed representatives and relevant individuals of registered institutions are required to complete ten CPT hours per calendar year regardless of the number and type of regulated activities which they may engage in. Responsible Officers or executive officers are required to complete twelve CPT hours including two CPT hours on regulatory compliance. Further, at least five CPT hours per calendar year attended by an individual should be on topics directly relevant to the regulated activities for which he or she is licensed at the time the CPT hours are undertaken and not less than two CPT hours on topics relating to ethics or compliance per calendar year. Failure to comply with the guidelines on CPT may reflect adversely on the fitness and properness of a person to continue to carry on the regulated activity.

Obligation for substantial shareholders

Under section 132 of the SFO, a person (including a corporation) has to apply for the HKSFC’s approval prior to becoming or continuing to be, as the case may be, a substantial shareholder of a corporation licensed under section 116 of the SFO. A person who has become aware that he/she/it has become a substantial shareholder of a licensed corporation without the HKSFC’s prior approval should, as soon as reasonably practicable and in any event within three business days after he/she/it becomes so aware, apply to the HKSFC for approval to continue to be a substantial shareholder of the licensed corporation.

Variation of regulated activity specified in license or certificate of registration

Under section 127(1) of the SFO, a licensed corporation may apply in the prescribed manner and payment of the prescribed fee to the HKSFC to vary the regulated activity specified in its license or certificate of registration. Prior approval would also need to be obtained from the HKSFC in cases such as addition or reduction of regulated activity, modification or waiver of licensing conditions and change of financial year end.

Modification or waiver of licensing requirements

Under the licensing requirements, a licensed corporation may apply in the prescribed manner and payment of the prescribed fee to the HKSFC for modification or waiver of the conditions imposed or certain other requirements specified in section 134 of the SFO.

Maintenance of insurance against specified risks

Under section 116(3)(c)(ii) of the SFO, corporations that are licensed to carry on certain regulated activities are required, as a condition of their licenses, to take out and maintain insurance in the manner prescribed by the Securities and Futures (Insurance) Rules (Chapter 571AI of the Laws of Hong Kong). In particular, before or at such time when the corporation becomes a Stock Exchange Participant and is licensed for Type 1 (dealing in securities) regulated activity, it should take out the required insurance under the relevant approved master policy for an insured amount of no less than HK$15,000,000 for the specified risks.

Other key ongoing obligations

Outlined below are other key ongoing obligations of a licensed corporation:

●	payment of the prescribed fees to the HKSFC as described in Schedule 1 to the Securities and Futures (Fees) Rules (Chapter 571AF of the Laws of Hong Kong);

●	keep records in accordance with the requirements under the Securities and Futures (Keeping of Records) Rules (Chapter 571O of the Laws of Hong Kong);

●	submission of audited accounts and other required documents in accordance with the requirements under the Securities and Futures (Accounts and Audit) Rules (Chapter 571P of the Laws of Hong Kong);

●	exhibit the printed license or certificate of registration (as the case may be) in a prominent place at its principal place of business in accordance with the requirements under the Securities and Futures (Miscellaneous) Rules (Chapter 571U of the Laws of Hong Kong); and

●	compliance with business conduct requirements under the Code of Conduct, the Internal Control Guidelines and other applicable codes and guidelines issued by the HKSFC.

Anti-Money Laundering and Terrorist Financing

Licensed corporations are required to comply with the applicable anti-money laundering and counter-terrorist financing laws and regulations in Hong Kong as well as the Anti-Money Laundering Guideline.

In Hong Kong, legislation dealing with money laundering and terrorist financing includes the following:

(i) the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong) (“AMLO”).

The AMLO imposes requirements relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO.

(ii) the Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong) (“DTROP”)

It is an offence under the DTROP if a person deals with any property knowing or having reasonable grounds to believe it to represent the proceeds of drug trafficking. The DTROP requires a person to report to an authorized officer if he/she knows or suspects that any property (directly or indirectly) represents the proceeds of drug trafficking or is intended to be used or was used in connection with drug trafficking. Failure to make such disclosure constitutes an offence under the DTROP.

(iii) the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) (“OSCO”)

The OSCO empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities, and it gives the courts jurisdiction to confiscate the proceeds of organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offence to cover the proceeds of all indictable offences in addition to drug trafficking.

(iv) the United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong) (“UNATMO”)

The UNATMO provides that it would be a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO.

(v) the United Nations Sanctions Ordinance (Chapter 537 of the Laws of Hong Kong) (“UNSO”)

The UNSO implements in Hong Kong the United Nations Security Council resolutions to impose targeted sanctions against certain jurisdictions as instructed by the Ministry of Foreign Affairs of the PRC. As of the date of this prospectus, there were more than 80 subsidiary legislations made under this ordinance relating to around 21 jurisdictions, including but not limited to Liberia, Libya, Afghanistan, Eritrea and the Democratic Republic of the Congo. There are prohibitions against trade-related activities, which include making available to, or for the benefit of, certain persons or entities, any funds or other financial assets or economic resources, or dealing with funds or other financial assets or economic resources of certain persons or entities from the above jurisdictions.

(vi) the Weapons of Mass Destruction (Control of Provision of Services) Ordinance (Chapter 526 of the Laws of Hong Kong) (“WMDO”)

The WMDO provides that it is a criminal offence for a person to provide services to another person where the first-mentioned person believes or suspects, on reasonable grounds, that the services will or may assist the development, production, acquisition or stockpiling of weapons of mass destruction. The provision of services for the purposes of the WMDO covers a wide range of activities. The WMDO also provides for the criminal liability of the director, manager, secretary or other similar officer of a body corporate for offences committed by the body corporate with the consent and connivance of such officials.

Further, the Anti-Money Laundering Guideline sets out the anti-money laundering and counterfinancing of terrorism statutory and regulatory requirements, and the anti-money laundering and counterfinancing of terrorism standards which licensed corporations should meet in order to comply with the statutory requirements. It also provides practical guidance to assist licensed corporations and their senior management in designing and implementing their own anti-money laundering and counter-terrorist financing policies, procedures and controls in order to meet the relevant legal and regulatory requirements in Hong Kong.

Supervision by the HKSFC

The HKSFC supervises licensed corporations and intermediaries operating in the market. The HKSFC conducts on-site inspections and off-site monitoring to ascertain and supervise intermediaries’ business conduct and compliance with relevant regulatory requirements, as well as to assess and monitor the financial soundness of intermediaries.

Disciplinary power of the HKSFC

Under Part IX of the SFO, subject to the due process for exercising disciplinary powers laid down in section 198 of the SFO, the HKSFC may exercise any of the following disciplinary actions against a regulated person (including a licensed person or a registered institution) if that person is found to be guilty of misconduct or not fit and proper to be or remain the same type of regulated person (sections 194 and 196 of the SFO):

●	revocation or suspension of all or part of a license or registration in relation to any of the regulated activities for which a regulated person is licensed or registered;

●	revocation or suspension of the approval granted to a responsible officer;

●	public or private reprimand on a regulated person;

●	prohibition of a regulated person from applying to be licensed or registered or to be approved as a responsible officer, executive director or relevant individual;

●	prohibition of a regulated person from, among others, applying to be licensed, registered or approved as a responsible officer in relation to such regulated activity(ies), for such period as the HKSFC may specify; and

●	pecuniary penalty of the greater of an amount not exceeding HK$10 million or three times the profit gained or loss avoided as a result of the conduct in question.

Takeovers And Mergers

Financial advisers and independent financial advisers licensed by the HKSFC may act for Hong Kong listed issuers as regards transactions principally involving the Listing Rules, the GEM Listing Rules and the Takeovers Code.

In Hong Kong, any takeover, merger, privatization and share repurchase activities affecting public companies are regulated by the Takeovers Code which is issued by the HKSFC in consultation with the Takeovers and Mergers Panel. The primary purpose of the Takeovers Code is to afford fair treatment for shareholders who are affected by takeovers, mergers, privatizations and share buy-backs. The Takeovers Code seeks to achieve fair treatment by requiring equality of treatment of shareholders, mandating disclosure of timely and adequate information to enable shareholders to make an informed decision as to the merits of an offer and ensuring that there is a fair and informed market in the shares of companies affected by takeovers, mergers, privatizations and share buy-backs. The Takeovers Code also provides an orderly framework within which takeovers, mergers, privatizations and share buy-backs activities are to be conducted.

In addition, any other persons who issue circulars or advertisements to shareholders in connection with takeovers, mergers, privatizations and share buy-backs must observe the highest standards of care and consult with the Executive Director of the Corporate Finance Division of the HKSFC or any delegate thereof (the “Executive”) prior to the release thereof.

The roles and responsibilities of financial advisers and other professional advisers are of particular importance given the non-statutory nature of the Takeovers Code, and it is part of their responsibilities to use all reasonable efforts, subject to any relevant requirements of professional conduct, to ensure that their customers understand, and abide by, the requirements of the Takeovers Code, and to co-operate to that end by responding to inquiries from the Executive or any delegate thereof, the Takeovers and Mergers Panel or the Takeovers Appeal Committee.

The Stock Exchange

Apart from the HKSFC, the Stock Exchange also plays a leading role in regulating companies seeking admission to the Hong Kong markets and supervising those companies once they are listed. The Stock Exchange is a recognized exchange controller under the SFO. It owns and operates the only stock exchange and futures exchange in Hong Kong, namely the Stock Exchange and Hong Kong Futures Exchange Limited, and their related clearing houses. The duty of the Stock Exchange is to ensure orderly and fair markets and that risks are managed prudently, and shall act in the interest of the public and in particular, the interests of the investing public.

In its role as the operator and frontline regulator of the central securities and derivatives marketplace in Hong Kong, the Stock Exchange (i) regulates listed issuers; (ii) administers listing, trading and clearing rules; and (iii) provides services at the wholesale level, to participants and users of its exchanges and clearing houses, including issuers and intermediaries (such as investment banks or sponsors, securities and derivatives brokers, custodian banks and information vendors) which service investors directly. These services comprise trading, clearing and settlement, depository and nominee services, and information services.

Transfer of Cash Through Our Organization

As of the date of this prospectus, neither Solowin nor any HK Subsidiary has paid any dividends or made any distributions to their respective shareholder(s), including any U.S. investors.

During the years ended March 31, 2022, 2023 and 2024, and the subsequent period up to the date of this prospectus, the transfer of cash between Solowin and HK Subsidiaries totaled approximately $1,462,000. This amount consists of the repayment of $774,000 by Solowin to Solomon JFZ for certain IPO related expenses paid by Solomon JFZ, an advance of $517,000 made by Solowin to Solomon Wealth for its operations and an advance of $171,000 by Solomon JFZ to Solowin for the operations of the group company. There has been no transfer of other types of assets between Solowin and HK Subsidiaries. HK Subsidiaries, which conduct our substantive operations, maintain the cash. Currently, other than complying with the applicable Hong Kong laws and regulations, we do not have our own cash management policy or procedures that dictate how funds are transferred. Neither Solowin nor any of the HK Subsidiaries currently has plans to distribute earnings or declare cash dividends in the foreseeable future. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

If we determine to pay dividends on any of the Class A Ordinary Shares in the future, as a holding company, Solowin will be dependent on receipt of funds from our HK Subsidiaries by way of dividend payments. In the future, cash proceeds raised from financings conducted outside of Hong Kong, may be transferred by Solowin to HK Subsidiaries via capital contribution or shareholder loans, as the case may be.

Subject to the Companies Act (As Revised) of the Cayman Islands and Solowin’s memorandum and articles of association, as amended, Solowin’s board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit out of either profit or share premium; provided that in no circumstances may a dividend be paid out of our share premium if this would result in Solowin being unable to pay its debts as they fall due in the ordinary course of business. For Solowin to transfer cash to HK Subsidiaries, Solowin may provide funding to HK Subsidiaries through loans or capital contributions without restrictions on the amount of the funds.

As a holding company, Solowin may rely on dividends and other distributions on equity paid by HK Subsidiaries for its cash and financing requirements. Under Hong Kong law, HK Subsidiaries are permitted to provide funding to Solowin through dividend distribution without restrictions on the amount of the funds under the condition that dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by HK Subsidiaries. In addition, there are no restrictions on foreign exchange and there are no limitations on the abilities of Solowin to transfer cash to or from our HK Subsidiaries or to investors under Hong Kong law. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between Solowin and our HK Subsidiaries, across borders and to U.S. investors. Nor are there any restrictions and limitations on distributing earnings from HK Subsidiaries to Solowin or U.S. investors, or paying amounts owed. Solowin has not established cash management policies that dictate how funds are transferred.

See “Dividend Policy”, and “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate—Solowin relies on dividends and other distributions on equity paid by its subsidiaries to fund any cash and financing requirements Solowin may have, and any limitation on the ability of its subsidiaries to make payments to Solowin could have a material adverse effect on our ability to conduct our business” for more information.

The table below presents the cash flows from Solowin to its subsidiaries for the fiscal years ended March 31, 2024, 2023 and 2022, and the subsequent period up to the date of this prospectus.

	Years Ended March 31			Interim Period (April 1, 2024
Cash Flows Between Solowin and Subsidiaries	2024	2023	2022	-Present)
Solomon JFZ (Asia) Holdings Limited	$774,000	-	-	$171,000
Solomon Private Wealth Limited	-	-	-	$517,000

Restrictions on Cash Transfers

There are currently no such restrictions on foreign exchange or our ability to transfer cash or assets between Solowin and HK Subsidiaries. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to HK Subsidiaries, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Solowin or HK Subsidiaries in their transferring or distributing cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of HK Subsidiaries to pay dividends or make other distributions to Solowin could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends to U.S. investors, or otherwise fund and conduct our business. In addition, if any HK Subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends. For more detailed information, see “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate.”

Holding Foreign Company Accountable Act

As more stringent standards have been imposed by the SEC and the Public Company Accounting Oversight Board, the PCAOB, Solowin’s securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to the PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 29, 2022, the Consolidated Appropriations Act, 2023 was enacted, which contained an identical provision to the Accelerating Holding Foreign Companies Accountable Act, and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Pursuant to the HFCA Act, on December 16, 2021, the PCAOB issued its determination that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or in Hong Kong, because of positions taken by authorities in the jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include our auditor, WWC, P.C., as our auditor is based in the U.S. and is registered with the PCAOB and subject to the PCAOB inspection. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, or the MOF, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong and as a result, PCAOB vacated its previous 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations if needed. While our auditor is based in the U.S. and is subject to the PCAOB inspection, in the event the PCAOB later determines that it is unable to inspect or investigate completely our auditor, then such lack of inspection could cause Solowin’s securities to be delisted from the U.S. stock exchange.

For more information, see “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate—The Class A Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

Dual Class Structure

Under our memorandum and articles of association in effect, we are authorized to issue two classes of ordinary shares, Class A Ordinary Shares and Class B Ordinary Shares. We are authorized to issue (i) 950,000,000 Class A Ordinary Shares, par value $0.0001 per share and (ii) 50,000,000 Class B Ordinary Shares, par value $0.0001 per share. Class A Ordinary Shares are entitled to one (1) vote per share on proposals requiring or requesting shareholder approval, unless prohibited by law. Class B Ordinary Shares are entitled to ten (10) votes per Class B Ordinary Share on any such matter.

Class B Ordinary Shares are convertible into Class A Ordinary Shares on a 1:1 basis as follows: (i) at the option of the holder of Class B Ordinary Shares without the payment of additional consideration, and (ii) automatically upon any sale, transfer, assignment or disposition of Class B Ordinary Shares to a person or entity which is not an affiliate of such holder. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Other than voting and conversion rights, Class A Ordinary Shares and Class B Ordinary Shares have the same rights and preferences and rank equally.

Holders of Class B Ordinary Shares collectively hold approximately 90.5% of the voting power of our outstanding share capital as of the date of this prospectus, and will hold approximately [●] of the voting power of our outstanding share capital following this offering. As a result, if the holders of Class B Ordinary Shares act together, they will have the ability to control the management and affairs of our Company and most matters requiring shareholder approval, including the election of directors, changes to our memorandum and articles of association, and approval of significant corporate transactions such as a change in control, merger, consolidation or sale of assets. Their interests may not be the same as or even conflict with the interests of holders of our Class A Ordinary Shares, including purchasers in this offering. See “Risk Factors—Risks Related to This Offering and Ownership of Our Securities—Our dual class voting structure has the effect of concentrating the voting control in holders of our Class B Ordinary Shares, which will limit or preclude your ability to influence corporate matters, and your interests may conflict with the interests of these shareholders. It may also adversely affect the trading market for our Class A Ordinary Shares due to exclusion from certain stock market indices.”

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in annual gross revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our IPO. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result of our election to take advantage of the extended transition period, our financial statements may not be comparable to companies that comply with public company effective date.

Implications of Being a Foreign Private Issuer

We currently report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We plan to take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Corporate Information

Our principal executive offices are located at Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.

Solowin’s registered office is currently located at the office of Conyers Trust Company (Cayman) Limited at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands which may be changed from time to time at the discretion of directors.

Solowin’s agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our website can be found at https://www.solomonwin.com.hk. The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities.

The Offering

Securities offered

(i) up to [●] Class A Ordinary Shares or Pre-Funded Warrants to purchase up to [●] Class A Ordinary Shares (sales of Pre-Funded Warrants, if sold, would reduce the number of Class A Ordinary Shares that we are offering on a one-for-one basis), and (ii) Warrants to purchase up to [●] Class A Ordinary Shares.

Specifically, we are offering to certain investors whose purchase of Class A Ordinary Shares in this offering would otherwise result in the investor, together with its affiliates and any other persons acting as a group together with the investor or any of the investor’s affiliates, beneficially owning more than 4.99% of our outstanding Class A Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if any investor so chooses, Pre-Funded Warrants, in lieu of Class A Ordinary Shares that would otherwise result in such investor’s beneficial ownership exceeding 4.99% (or, at the election of the investor at closing, 9.99%) of Solowin’s outstanding Class A Ordinary Shares. Each Pre-Funded Warrant will have an exercise price of $0.0001 per share and will be exercisable upon issuance until exercised in full, and is subject to adjustments in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the section of this prospectus titled “Description of Securities We are Offering.” The public offering price of each Pre-Funded Warrant and accompanying Warrant is $[●]. which is equal to the price of one Class A Ordinary Share and accompanying Warrant in this offering, minus $0.0001, representing the exercise price per Class A Ordinary Share of each Pre-Funded Warrant. For each Pre-Funded Warrant we sell, the number of Class A Ordinary Shares we are offering will be decreased on a one-for-one basis. This offering also relates to the Ordinary Shares issuable upon exercise of the Warrants and any Pre-Funded Warrants sold in this offering.

The Class A Ordinary Shares or the Pre-Funded Warrants, and accompanying Warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. For more information regarding the Warrants and Pre-Funded Warrants, you should carefully read the section titled “Description of Securities We Are Offering” in this prospectus.

Assumed public offering price	$[●] per Class A Ordinary Share (or $[●] per Pre-Funded Warrant) (based on the last sale price of the Class A Ordinary Shares as reported on Nasdaq on [●], 2025). The actual public offering price will be fixed for the duration of this offering.

Ordinary Shares issued and outstanding before this offering	8,440,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares. Class B Ordinary Shares are convertible at the option of the holder into Class A Ordinary Shares on a 1:1 basis and are entitled to ten (10) votes per share. See “Description of Share Capital” for more information.

Ordinary Shares issued and outstanding immediately after this offering	[●] Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares, assuming we sell only Class A Ordinary Shares and accompanying Warrants and no Pre-Funded Warrants and none of the Warrants sold in this offering are exercised.

Use of proceeds

We expect to receive net proceeds of approximately $[●] million from this offering, at a public offering price of $[●] per Class A Ordinary Share, after deducting the placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants and assuming no sale of any Pre-Funded Warrants.

We plan to use the net proceeds of this offering for the development of our Virtual Assets Services and Web3 solutions, including virtual asset dealing services and distribution of real-world assets, as well as for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including digital assets such as Bitcoin and Ethereum, spot virtual asset ETFs, money market funds, short-term, investment grade, interest bearing instruments and U.S. government securities. See “Use of Proceeds” for more information on the use of proceeds.

Risk factors	You should read the “Risk Factors” section starting on page 28 of this prospectus, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our Securities.

Best Efforts Offering	We have agreed to offer and sell the Securities offered hereby to the investors through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the Securities offered hereby, but it will use its best efforts to solicit offers to purchase the Securities offered by this prospectus. See “Plan of Distribution” on page 93 of this prospectus.

Trading market and symbol	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “SWIN.”

The number of Class A Ordinary Shares to be outstanding immediately following this offering is based on 8,440,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares outstanding as of February 17, 2025, excluding:

●	3,020,000 Class A Ordinary Shares reserved under the 2023 Equity Incentive Plan

Summary of Risk Factors

Risks Related to This Offering and Ownership of Our Securities

●	Our dual class voting structure has the effect of concentrating the voting control in holders of our Class B Ordinary Shares, which will limit or preclude your ability to influence corporate matters, and your interests may conflict with the interests of these shareholders. It may also adversely affect the trading market for our Class A Ordinary Shares due to exclusion from certain stock market indices.

●	We have experienced extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the Class A Ordinary Shares.

●	Because the offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

●	We have broad discretion as to the use of the net proceeds from this offering and our use of the offering proceeds may not yield a favorable return on your investment. Additionally, we may use these proceeds in ways with which you may not agree or in the most effective way.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Solowin is incorporated under Cayman Islands law.

Risks Related to Our Business and Industry

●	Decreases in certain types of our revenues and increase in expenses in recent financial periods have significantly reduced our profitability.

●	We rely on a number of external service providers for technology, processing and supporting functions, and if they fail to provide these services, it could adversely affect our business and harm our reputation.

●	Hong Kong’s securities brokerage industry is highly competitive and we operate in a heavily regulated industry, and are subject to extensive and evolving regulatory requirements in the jurisdictions in which we operate.

●	We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions and related to residents therein, especially in the PRC or otherwise relating to PRC residents.

●	We derived a substantial portion of revenue from a small number of key clients.

 Risks Related to Doing Business in Jurisdictions We Operate

●	Substantially all our operations are in Hong Kong. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

●	PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.

●	There are political risks associated with conducting business in Hong Kong.

●	The Class A Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

●	The Hong Kong and China legal systems are evolving and embody uncertainties which could limit the legal protections available to us. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.

●	We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” and “Use of Proceeds.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenue, costs or expenditure;

●	our expectations regarding demand for and market acceptance of our products and services;

●	competition in our industry;

●	government policies and regulations relating to our industry; and

●	those factors referred to the “Risk Factors” section.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference to this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

This prospectus also contains certain data and information, which we obtained from various government and private publications. Although we believe that the publications and reports are reliable, we have not independently verified the data. Statistical data in these publications includes projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

RISK FACTORS

Investing in our Securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information included and incorporated by reference in this prospectus, including the unaudited interim condense consolidated financial statements and the related notes for the six months ended September 30, 2024 and 2023 incorporated herein by reference to the Report on Form 6-K filed on December 31, 2024, and the audited consolidated financial statements and the related notes for the years ended March 31, 2024, 2023 and 2022 incorporated herein by reference to the Annual Report on Form 20-F filed on July 26, 2024, before deciding whether to purchase our Securities. If any of the following risks are realized, our business, operating results, financial condition and prospects could be materially and adversely affected. In that event, the price of our Class A Ordinary Shares could decline, and you could lose part or all of your investment.

Risks Related to this Offering and Ownership of OUR SECURITIES

This is a best efforts offering, with no minimum amount of Securities required to be sold, and we may not raise the amount of capital we believe is required for our business plans, nor will investors in this offering receive a refund in the event that we do not sell an amount of Securities sufficient to pursue the business goals outlined in this prospectus.

The placement agent has agreed to use its best efforts to solicit offers to purchase the Securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We may sell fewer than all of the Securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Securities sufficient to support our business goals and continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional capital may not be available or available on terms acceptable to us, or at all.

There is no public market for the Warrants or Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Warrants or Pre-Funded Warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants or Pre-Funded Warrants will be limited.

Holders of Warrants and Pre-Funded Warrants will have no rights as a shareholder until they acquire our Class A Ordinary Shares and the Warrants and Pre-Funded Warrants are speculative in nature.

The Warrants and Pre-Funded Warrants offered hereby do not confer any rights of Class A Ordinary Share ownership on their holders, such as voting rights, but rather merely represent the right to acquire Class A Ordinary Shares at a fixed price. Specifically, commencing on the date of issuance, holders of the Warrants and Pre-Funded Warrants may exercise their right to acquire the Class A Ordinary Shares upon the payment of an exercise price of $ per share in the case of Warrants and an exercise price of $0.0001 per share in the case of Pre-Funded Warrants. Moreover, following this offering, the market value of the Warrants and Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Warrants or Pre-Funded Warrants will equal or exceed their imputed public offering prices and, consequently, whether it will ever be profitable for investors to exercise their Warrants or Pre-Funded Warrants. In the event the market price of the Class A Ordinary Shares does not exceed the exercise price of the Warrants during the period when such Warrants are exercisable, the Warrants may not have any value.

Our dual class voting structure has the effect of concentrating the voting control in holders of our Class B Ordinary Shares, which will limit or preclude your ability to influence corporate matters, and your interests may conflict with the interests of these shareholders. It may also adversely affect the trading market for our Class A Ordinary Shares due to exclusion from certain stock market indices.

We have adopted a dual class voting structure such that our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares. Class B Ordinary Shares are entitled to ten (10) votes per share on proposals requiring or requesting shareholder approval and Class A Ordinary Shares are entitled to one (1) vote per share on any such matter. As of the date of this prospectus, there are 8,040,000 Class B Ordinary Shares outstanding which are entitled to ten (10) votes per share and 8,440,000 Class A Ordinary Shares outstanding which are entitled to one (1) vote per share. As a result, holders of Class B Ordinary Shares collectively controls approximately 90.5% of the voting power of the outstanding Ordinary Shares of the Company before this offering.

Following this offering, taking into consideration the Class A Ordinary Shares being offered hereby, holders of Class B Ordinary Shares collectively will retain controlling voting power in the Company based on having an aggregate of approximately [●]% of the combined voting power of our outstanding Ordinary Shares. Holders of Class B Ordinary Shares together will have the ability to control the outcome of most matters requiring shareholder approval, including:

●	the election of our Board and, through our Board, decision making with respect to our business direction and policies, including the appointment and removal of our officers;

●	mergers, de-mergers and other significant corporate transactions;

●	changes to our constitution; and

●	our capital structure.

This voting control and influence may discourage transactions involving a change of control of the Company, including transactions in which you, as a holder of our Class A Ordinary Shares, might otherwise receive a premium for your shares.

S&P Dow Jones and FTSE Russell have implemented changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, namely, to exclude companies with multiple classes of shares of common stock from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our Ordinary Shares may prevent the inclusion of our Class A Ordinary Shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A Ordinary Shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of the Class A Ordinary Shares.

The market price of the Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price of the Class A Ordinary Shares will be determined through negotiations among the placement agent, investors and us based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. After this offering, the market price for the Class A Ordinary Shares is likely to be volatile and could fluctuate widely due to multiple factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in the operating results of us due to factors related to our business;

●	success or failure of our growth strategies;

●	our interim or annual earnings, or those of other companies in our industry;

●	our ability to obtain third-party financing as needed;

●	announcements by us or our competitors of significant acquisitions or dispositions;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	the operating and stock price performance of other comparable companies;

●	investor perception of our company;

●	natural or environmental disasters that investors believe may affect us;

●	overall market fluctuations;

●	a large sale of the Class A Ordinary Shares by a significant shareholder;

●	results from any material litigation or government investigation;

●	changes in laws and regulations affecting us or any of the principal products and services sold by us; and

●	general economic and political conditions and other external factors.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Share prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have experienced extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the Class A Ordinary Shares.

The US stock market has witnessed instances of extreme stock price run-ups followed by rapid price declines in 2022 and such share price volatility seemed unrelated to the issuers’ performance subsequent to their recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalized company with a small public float after this offering, the share price of our Class A Ordinary Shares has experienced extreme volatility after they were listed in September 2024. Additionally, we may experience lower trading volume and less liquidity than large-capitalized companies. Although the specific cause of such volatility is unclear, our anticipated small public float may amplify the impact the actions taken by a few shareholders have on the price of the Class A Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. The potential extreme volatility may confuse public investors regarding the value of our shares, distort the market perception of our share price and our company’s financial performance and public image, and negatively affect the long-term liquidity of the Class A Ordinary Shares, regardless of our actual or expected operating performance. Should the Class A Ordinary Shares continue to experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of the Class A Ordinary Shares and our ability to access the capital market may be materially adversely affected. In addition, if the trading volumes of the Class A Ordinary Shares are low, holders of the Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. As a result of this volatility, investors may experience losses on their investment in the Class A Ordinary Shares.

We may not be able to maintain a listing of the Class A Ordinary Shares on Nasdaq.

If we fail to meet Nasdaq’s continued listing requirements, the Class A Ordinary Shares may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of the Class A Ordinary Shares from Nasdaq may materially impair our shareholders’ ability to buy and sell the Class A Ordinary Shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, the Class A Ordinary Shares. The delisting of the Class A Ordinary Shares could significantly impair our ability to raise capital and the value of your investment.

If securities or industry analysts publish unfavorable research, or do not continue to cover us, our share price and trading volume could decline.

The trading market for the Class A Ordinary Shares depends in part on the research and reports that securities or industry analysts publish about us. We do not have any control over these analysts. If an analyst downgrades the Class A Ordinary Shares or publishes unfavorable research about our business, the price of Class A Ordinary Shares would likely decline. If an analyst ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the financial markets and demand for the Class A Ordinary Shares could decrease, which could cause the share price or trading volume to decline.

Because the offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase shares in this offering, you will pay more for your Class A Ordinary Shares than the amount paid by Solowin’s existing shareholders for their shares on a per share basis. As a result, you will experience immediate and substantial dilution in net tangible book value per share in relation to the price that you paid for your shares. We expect the dilution as a result of the offering to be $[●] per share to new investors purchasing the Class A Ordinary Shares in this offering, at a public offering price of $[●] per share. See “Dilution” for a more complete description of how the value of your investment in the Class A Ordinary Shares will be diluted upon completion of this offering.

We have broad discretion as to the use of the net proceeds from this offering and our use of the offering proceeds may not yield a favorable return on your investment. Additionally, we may use these proceeds in ways with which you may not agree or in the most effective way.

We intend to use the net proceeds of this offering for several purposes including supporting the expansion of our business, strengthening our virtual assets business, funding the increasing HKSFC capital requirements in proportion to the enlarged client base, promoting brand awareness and improving employee benefits. Accordingly, our management will have substantial discretion in applying the net proceeds to be received by us. However, based on unforeseen technical, commercial or regulatory issues, we could spend the proceeds in ways with which you may not agree. Moreover, the proceeds may not be invested effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will utilize the net proceeds in a manner that enhances value of our company. If we fail to spend the proceeds effectively, our business and financial condition could be harmed, and there may be the need to seek additional financing sooner than expected.

We have not historically declared or paid dividends on the Class A Ordinary Shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Class A Ordinary Shares.

We have not historically declared or paid dividends on the Class A Ordinary Shares. We currently intend to invest our future earnings, if any, to fund our growth, to develop business, for working capital needs, to reduce debt and for general corporate purposes. We do not expect to declare or pay any dividends in the foreseeable future. Therefore, the success of an investment in the Class A Ordinary Shares will depend upon any future appreciation in their value. There is no guarantee that the Class A Ordinary Shares will appreciate in value or even maintain their current value.

Any decision to pay dividends in the future will be at the full discretion of our board of directors and will depend upon various factors then existing, including earnings, financial condition, results of operations, capital requirements, level of indebtedness, restrictions imposed by applicable law, general business conditions and other factors that our board of directors may deem relevant.

We may issue additional equity or debt securities, which are senior to the Class A Ordinary Shares as to distributions and in liquidation, which could materially adversely affect the market price of the Class A Ordinary Shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our shareholders of Class A Ordinary Shares. In addition, any additional preferred shares, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our shareholders of Class A Ordinary Shares. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your Class A Ordinary Shares and diluting your interest in our company.

Substantial future sales of the Class A Ordinary Shares or the anticipation of future sales of the Class A Ordinary Shares in the public market could cause the price of the Class A Ordinary Shares to decline.

Sales of substantial amounts of the Class A Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of the Class A Ordinary Shares to decline. There are 8,440,000 Class A Ordinary Shares issued and outstanding as of the date of this prospectus. An aggregate of [●] Class A Ordinary Shares will be issued and outstanding immediately after the consummation of this offering. Sales of these shares into the market could cause the market price of the Class A Ordinary Shares to decline.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	Section 14 of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we may publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC in reports on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. As a foreign private issuer, we are permitted to follow the governance practices of our home country, the Cayman Islands, in lieu of certain corporate governance requirements of Nasdaq. As result, the standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee and a nominating committee to be comprised solely of “independent directors”; or

●	hold an annual meeting of shareholders no later than one year after the end of our fiscal year.

Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain Class A Ordinary Share issuances. We intend to comply with the requirements of Nasdaq listing rules to have a majority of the board be independent and to appoint a compensation committee and a nominating and corporate governance committee. We may, however, in the future consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We would lose our foreign private issuer status if, for example, more than 50% of our voting securities are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to convene a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association.

Solowin’s memorandum and articles of association, as amended, do not provide its shareholders with any right to requisition a general meeting or to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Certain judgments obtained against us by Solowin’s shareholders may not be enforceable.

Solowin is a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in Hong Kong by Solomon JFZ.

In addition, all of our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers. See “Enforcement of Civil Liabilities.”

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Solowin is incorporated under Cayman Islands law.

Solowin is an exempted company incorporated under the laws of the Cayman Islands. Its corporate affairs are governed by its memorandum and articles of association, as amended, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of the shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of the shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like Solowin have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Solowin’s memorandum and articles of association, as amended, have provisions that provide our shareholders with the right to inspect the register of members without charge, and to receive the annual audited financial statements of the Company. Subject to the foregoing, our directors have discretion under the memorandum and articles of association, as amended, to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or our controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders. See “Description of Share Capital—Differences in Corporate Law.”

Solowin’s memorandum and articles of association, as amended, contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit Solowin’s shareholders’ opportunity to sell their shares at a premium.

Solowin’s memorandum and articles of association, as amended, contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving Solowin’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, Solowin’s board of directors has the authority, without further action by its shareholders, to issue one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by the Companies Act (As Revised) of the Cayman Island. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If Solowin’s board of directors decides to issue preferred shares, the price of the Class A Ordinary Shares may fall and the voting and other rights of the holders of the Class A Ordinary Shares may be materially and adversely affected. In addition, Solowin’s memorandum and articles of association, as amended, contain other provisions that could limit the ability of third parties to acquire control of our company or cause us to engage in a transaction resulting in a change of control.

There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in the Class A Ordinary Shares.

In general, a non-U.S. corporation is a passive foreign investment company, or PFIC, for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes.

Based on the expected composition of our income and assets and the value of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year. However, the proper application of the PFIC rules to a company with a business such as ours is not entirely clear. Because the proper characterization of certain components of our income and assets is less than certain, and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of the Class A Ordinary Shares, which could be volatile), there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year during which a U.S. investor holds the Class A Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands (“ES Act”) that came into force on January 1,2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is Solowin; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as the Company is a tax resident outside the Cayman Islands, including in Hong Kong, it is not required to satisfy the economic substance test set out in the ES Act.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Decreases in certain types of our revenues and increase in expenses in recent financial periods have significantly reduced our profitability.

A significant portion of our revenue is derived from advisory fees charged to clients for Solomon JFZ’s investment advisory services. Revenues generated from investment advisory fees were approximately $2.86 million, or 67%, $2.52 million, or 56% and $0.73 million, or 22% of our total revenue for the fiscal years ended March 31, 2024, 2023 and 2022, respectively. Our revenue from investment advisory fees decreased by 80% to $0.32 million for the six months ended September 30, 2024, from $1.56 million for the six months ended September 30, 2023. The reason for this decrease was primarily due to a reduction in the demand for value-added services among institutional clients and fewer referrals of institutional clients.

Solomon JFZ also generates revenue through advisory fees utilizing a pricing model that carefully balances cost, value, and affordability. When determining the cost elements, factors such as human resources, sales commissions, and operational expenses are taken into consideration. Further, Solomon JFZ would implement a reduced percentage fee structure to accommodate affordability or to attract new clients.

Revenue from commissions charged to clients for Solomon JFZ’s securities related services was $51,000, or 1%, $74,000, or 2%, and $1.84 million, or 57% of our total revenue for the fiscal years ended March 31, 2024, 2023 and 2022. The significant decrease in the fiscal years ended March 31, 2024 and 2023 was mainly due to the poor equity market performance in Hong Kong and a lack of attractive IPOs in the Hong Kong stock market. Revenue from commissions charged to clients for Solomon JFZ’s securities related services increased to $75,000 for the six months ended September 30, 2024, from $16,000 for the same period of 2023. The reason for this slightly increase was due to a higher volume of trading activity in the U.S. market.

We had a net loss of $4.56 million and $0.98 million in the fiscal years ended March 31, 2024 and 2022, respectively, despite a net income of $1.35 million in the fiscal year ended March 31, 2023. We recorded a net loss of $6.26 million for the six months ended September 30, 2024, compared to a net income of $1.25 million for the same period of 2023. Our expenses increased to $7.35 million for the six months ended September 30, 2024, from $1.30 million for the same period of 2023. The increase was mainly due to (i) increase in professional fee in relation to the newly launched virtual assets business; (ii) increase in office lease expenses for new office; (iii) increase in marketing and promotion expenses in order to enhance brand visibility; and (iv) implementation of the 2023 Equity Incentive Plan under which 1,980,000 ordinary shares were issued to employees as share rewards for the six months ended September 30, 2024.

We may continue to incur operating and net losses in the foreseeable future. Our potential profitability is dependent upon continued increase in customer needs for creative financial solutions and our success in competing against other participants in the markets in which we operate, which may not occur. Our revenues may not grow sufficiently to offset the increase in our expenses as we are pursuing regulatory creative solutions in virtual assets services and real-world assets development. Because we will incur the costs and expenses from these efforts before we receive incremental revenues with respect thereto, our losses in future periods could be significant. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses.

We operate in a heavily regulated industry, and are subject to extensive and evolving regulatory requirements in the jurisdictions in which we operate.

We operate in a highly-regulated industry and must comply with the applicable regulatory requirements in the jurisdictions we operate. Our major regulators include Cayman Islands Monetary Authority (CIMA) and Securities and Futures Commission of Hong Kong, or HKSFC. These regulators and self-regulatory organizations govern our business operations in a variety of ways and conduct regular examinations of our business to monitor our compliance with applicable regulations. Among other things, we are subject to regulations with regard to (i) our sales practices, including our interaction with and solicitation of clients and our marketing activities; (ii) the custody, control and safeguarding of our clients’ assets; (iii) maintaining specified minimum amounts of capital and limiting withdrawals of funds from our regulated operating subsidiaries; (iv) submitting regular financial and other reports to regulators; (v) licensing for our operating subsidiaries and our employees; and (vi) the conduct of our directors, officers, employees and affiliates. In addition, as the online brokerage service industry in Hong Kong is at a relatively early stage of development, interpretation and enforcement of the applicable regulatory regime are subject to significant uncertainties, which may result in difficulties in determining whether our existing practices violate any applicable laws and regulations.

Compliance with these regulations is complicated, time-consuming and expensive. Our ability to comply with all applicable laws and regulations is largely dependent on our internal compliance system, as well as our ability to attract and retain qualified compliance personnel. While we maintain systems and procedures designed to ensure that we comply with applicable laws and regulations, we cannot assure you that we are able to prevent all possible violations. Non-compliance with applicable laws or regulations could result in sanctions being levied against us, including the imposition of fines or penalties, censures, restrictions on certain business activities, suspension or expulsion from a jurisdiction or market or the revocation or limitation of licenses, which could adversely affect our reputation, prospects, revenues and earnings. Furthermore, any future change in the regulatory, legal and industry environment for the securities brokerage, investment advisory, corporate finance and asset management may have a significant impact on our business.

In addition, we are subject to regular investigations, inquiries and inspections from the relevant regulatory bodies. For example, from time to time, Solomon JFZ, our HKSFC-licensed subsidiary, may be subject to or required to assist in inquiries or investigations by regulatory authorities in Hong Kong, principally the HKSFC. The HKSFC conducts on-site reviews and off-site monitoring to ascertain and supervise Solomon JFZ’s business conduct and compliance with relevant regulatory requirements and to assess and monitor, among other things, its financial soundness. Similarly, Solowin may be subject to CIMA’s on-site inspections and inquiries from time to time. If any misconduct is identified as a result of inquiries, reviews, investigation or inspections, the relevant regulatory authorities may take disciplinary actions against us. There also remains a risk that we may not be able to rectify our practices to be in compliance with the relevant rules and regulations following the identification of any such misconduct or material non-compliance, which may result in regulators taking additional actions against it. We have not been inspected by HKSFC so far. We have an external audit carried out every year, and we have hired an external compliance consulting company since September 1, 2021 on compliance review and checking.

We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions and related to residents therein, especially in the PRC or otherwise relating to PRC residents.

We operate in a heavily regulated industry, which requires various licenses, permits and approvals in different jurisdictions to conduct our businesses. Our clients include people who live in jurisdictions where we do not have licenses issued by the local regulatory bodies. It is possible that authorities in those jurisdictions may in the future take the position that we are required to obtain licenses or otherwise comply with local laws and regulations in order to conduct our business with residents living in those jurisdictions. In any jurisdictions, if we fail to comply with the regulatory requirements, we may risk being disqualified for our existing businesses or being rejected for renewal of our qualifications and/or licenses upon expiry by the regulatory authorities as well as other penalties, fines or sanctions. In addition, in respect of any new business that we may contemplate, we may not be able to obtain the relevant approvals for developing such new business if we fail to comply with the relevant regulations and regulatory requirements. As a result, we may fail to develop new business as planned, or we may fall behind our competitors in such businesses.

Specifically, we do not hold any licenses or permits from any PRC regulatory bodies for Solomon JFZ’s securities related business. Currently, a large number of our clients are PRC residents and some independent contractors are providing supporting services remotely from the PRC. We believe that since the transactions on Solomon JFZ’s trading platform are all conducted outside PRC, Solomon JFZ’s current activities in China do not require a securities brokerage license, a making license or permit under existing PRC securities laws and regulations. However, it is noted on December 30, 2022, CSRC issued a rectification request to similarly situated companies, specifically described as “Futu Holdings and UP Fintech Holding Limited have conducted cross-border securities business for domestic investors without the approval of the CSRC, which constitutes illegal operation of securities business under the Securities Law and other relevant laws and regulations, and the CSRC intends to require Futu Holdings and UP Fintech Holding Limited to rectify the aforementioned violations.” Moreover, CSRC has promulgated Administrative Measures on Securities Brokerage Services effective on February 28, 2023, which clarifies that CSRC will strengthen the daily supervision of illegal cross-border brokerage business and steadily and orderly promote the rectification and standardization of such activity. Therefore, we tend to believe that CSRC is now gradually strengthening its regulation of this cross-border online brokerage business, and Solomon JFZ’s business involving PRC residents may also need to comply with the new regulatory requirements in the future. As a result, there remains uncertainties as to how the current and any future PRC laws and regulations will be interpreted or implemented in the context of operating securities-related business in China. We cannot assure you that our current operating model will not be deemed as operating securities brokerage business in China, subjecting us to further inquiries or rectifications. If certain of Solomon JFZ’s activities in China were deemed by PRC regulators to be providing securities brokerage services, investment consulting services or stock options brokerage business in China, we would be required to obtain the required licenses or permits from the relevant regulatory bodies, including CSRC. The failure to obtain such licenses or permits may subject us to regulatory actions and penalties, including fines, suspension of parts or all of Solomon JFZ’s business relations with PRC individuals and entities, and temporary suspension or removal of our websites and mobile application in China. In such cases, our business, financial condition, results of operations and prospects may be materially and adversely affected.

If we were deemed to be an investment company under the Investment Company Act of 1940, we may be required to institute burdensome compliance requirements and our activities may be restricted, which could adversely affect the price of the Class A Ordinary Shares and our business.

An entity will generally be deemed an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We believe we are not an “investment company” and do not intend to become registered as an “investment company” within the meaning of the 1940 Act, as we do not hold ourselves out as being primarily engaged in the business of investing, reinvesting, or trading in securities. As of March 31, 2024, Solomon JFZ’s operations mainly consisted of four business segments: (i) securities related services, (ii) investment advisory services, (iii) corporate consultancy services, and (iv) asset management services to our customers. Solomon JFZ charges brokerage commission fees to clients for trades made using its trading platform based on the transaction amount, subject to a minimum charge per transaction. Solomon JFZ provides investment advice to our clients based on their financial needs and risk appetite, and it charges them an investment advisory fee based on a percentage of the AUM. Solomon JFZ also provides corporate consultancy services to unlisted and listed companies that are looking for high-quality and value-added corporate finance advisory services at reasonable costs. It charges our clients advisory fees according to the type and size of the transactions, duration of the engagement, complexity of the transaction and the expected manpower requirements. For its asset management services, Solomon JFZ generates revenue through fund subscription fees, fund management fees, and performance fees. Solomon JFZ’s management funds provide eligible investors with the chance to invest under professional management. The subscription fees for asset management services vary based on the subscription amount, ranging from 1% to 5% for specific funds and investors. In addition, as of March 31, 2024, Solomon JFZ’s investment securities represented less than 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis calculated in accordance with Section 3(a)(1)(C) of the 1940 Act. The Company does not own any securities as defined as “investment securities” under Section 3(a)(2) of the 1940 Act. Because neither Solowin nor Solomon JFZ owns securities of other companies, they will not receive any dividend or interest income, nor will they recognize gains or losses from sales of securities and there is no expectation that these circumstances will change in the foreseeable future. We intend to continue to conduct our operations so that we will not be deemed an investment company.

If, at any time, we become or are determined to be primarily engaged in the business of investing, reinvesting or trading in securities, we could become subject to regulation under the 1940 Act. If we were to become subject to the 1940 Act, any violation of the 1940 Act could subject us to material adverse consequences, including potentially significant regulatory penalties and the possibility that certain of our contracts would be deemed unenforceable. Additionally, as a foreign private issuer, we would not be eligible to register under the 1940 Act. Accordingly, we would either have to obtain exemptive relief from the SEC, modify our contractual rights or dispose of investments in order to fall outside the definition of an investment company, each of which may have a material adverse effect on the Company. Additionally, we may have to forego potential future acquisitions of interests in companies that may be deemed to be investment securities within the meaning of the 1940 Act. Finally, failure to avoid being deemed an investment company under the 1940 Act could also make us unable to comply with our reporting obligations as a public company in the United States and lead to our being delisted from Nasdaq Stock Market LLC, which would have a material adverse effect on the liquidity and value of the Class A Ordinary Shares.

We may be unable to retain existing clients or attract new clients, or we may fail to offer services to address the needs of our clients as they evolve.

We derive a significant portion of our revenues from Solomon JFZ’s commissions based upon the trading volume or the number of relevant transaction contracts executed by our clients. The historically rapidly growing trading volume on Solomon JFZ’s platform was primarily driven by the increasing number of our active clients in the past. However, our total revenue-generating clients have declined over the past three fiscal years. As of March 31, 2024, 2023 and 2022, we had 1,240, 1,400 and 2,100 revenue-generating clients, respectively. Revenue-generating clients are active clients who have assets in their trading accounts and have trading activities. We have seen a significant decrease in this group of clients, primarily due to a sharp increase in withdrawals and limited growth in new clients depositing money after opening their accounts. The high number of withdrawals is directly tied to a decline in investor confidence because of bad performance in the Hong Kong stock market, which was evidenced by a 22% drop in the HSI index over a six-month period from March 31 2022 to September 30, 2022. Investors who lost interest in trading chose to withdraw their money and avoid making impulsive trading. The limited growth in new client deposits is largely due to the absence of appealing initial public offerings in the Hong Kong stock market. According to statistical data from HKEX, the number of IPOs in the Hong Kong stock market declined significantly during the past years from 154 in 2020 to 90 in 2022, or a compounded decrease of 24%. Additionally, in 2022, 31 of the 90 IPOs had trading prices falling on their first day of trading, while 49 companies underperformed their initial offering prices throughout the year, representing 34% and 54% of the total number of IPOs in the year, respectively. To further grow our business and expand our operation, we rely on continuous efforts in retaining existing clients and attracting new ones.

Our ability to retain existing clients is dependent upon multiple factors, some of which are beyond our control. Our clients may not continue to place trading orders or increase the level of their trading activities on Solomon JFZ’s platform if we cannot match the prices offered by other market players or if we fail to deliver satisfactory services. Failure to deliver services in a timely manner at competitive prices and provide a satisfactory experience will cause our clients to lose confidence in us and use our platform less frequently or even stop using Solomon JFZ’s platform altogether. Even if we are able to provide high-quality and satisfactory services on Solomon JFZ’s platform in a timely manner and at favorable pricing terms, we cannot assure you that we will be able to retain existing clients, encourage repeat and increase trading transactions, in part due to reasons beyond our control, such as the personal financial situation of our clients or the deterioration of capital markets generally. We have taken efforts in attracting new clients and expanding our brand influence, and we plan to continue doing so. However, these efforts may not be cost effective and we cannot assure you that we will be able to grow our client base as we expect, which may in turn materially and adversely affect our business operations and prospects.

We cannot guarantee the profitability of our clients’ investments or ensure that our clients will make rational investment judgements.

We cannot guarantee the profitability of the investments made by clients on Solomon JFZ’s trading platform. The profitability of our clients’ investments is directly affected by elements beyond our control, such as economic and political conditions, broad trends in business and finance, changes in volume of securities and futures transactions, changes in the markets in which such transactions occur and changes in how such transactions are processed.

Moreover, many of our clients are retail investors, who are less sophisticated compared with institutional investors. Although we include prominent risk warnings and disclaimers on our apps throughout the transaction process and, in accordance with relevant regulations, have designed an appropriateness test to assess the level of experience and risk level of the client to assess whether certain services or products are appropriate for such client, there is no guarantee that the appropriateness test for any product is adequate.

Clients who have suffered from unfavorable trading results, financial losses, or even liquidity issues in connection with the financial losses may attribute their losses to us and/or may discontinue trading with us, which may have a material and adverse effect on our business and results of operation. Some clients who have suffered substantial losses on Solomon JFZ’s platform may seek to recover their damages from us or bring lawsuits against us. These allegations against us, regardless of their veracity, may negatively affect our reputation and clients’ confidence with us. If we were to become the subject of any unfavorable allegations or lawsuits, whether such allegations are proven to be true or untrue and regardless of the outcome of the lawsuits, we may have to expend a significant amount of resources to investigate and/or defend itself, which could divert our management’s attention from the day-to-day operations. In addition, if any litigation or other legal proceeding to which we are a party is resolved adversely, we may be ordered to pay a substantial amount of damages or compensation to the other party, which could adversely affect our business, financial condition and results of operations.

Failure to comply with regulatory capital requirements set by local regulatory authorities could materially and negatively affect our business operation and overall performance.

Solomon JFZ, our major operating subsidiary in Hong Kong, is subject to various regulatory capital requirements, including minimum capital requirements, capital ratios and buffers established by competent authorities in their respective jurisdiction. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our business and financial position.

As of the date of this prospectus, Solomon JFZ is in compliance with its respective regulatory capital requirements. However, if Solomon JFZ fails to remain well-capitalized for regulatory purposes, CIMA and HKSFC may take actions against it and its business operation, and we may face penalties, including limitations and prohibitions on our business activities or suspension or revocation of our licenses and trading rights. This could affect client confidence, our ability to grow, our costs of funds and professional insurance costs, our ability to pay dividends on Class A Ordinary Shares, our ability to make acquisitions, and in turn, our business, results of operations and financial condition.

Our risk management policies and procedures may not be adequate and effective, which may expose us to unidentified or unexpected risks.

Our business activities expose us to various risks, including regulatory environment risk, market condition risk, credit risk, liquidity risk, capital adequacy risk and operational risk. We are dependent on our risk management policies and procedures and adherence to our Internal Control and Compliance Manual as well as the latest regulatory policies and procedures by our staff to manage the risks inherent in our business. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risks. Some of our methods for managing risks are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. Many of our risk management policies are based upon observed historical market behavior or statistics based on historical models. During periods of market volatility or due to unforeseen events, the historically derived correlations upon which these methods are based may not be valid. As a result, these methods may not predict future exposures accurately, which could be significantly greater than what our models indicate. This could cause us to incur losses or cause our risk management strategies to be ineffective.

In addition, we may fail to update our risk management system as needed or as fast as the industry evolves, which may weaken our ability to identify, monitor and control new risks. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that are publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. These may adversely affect our results of operations and financial conditions.

Fluctuations in exchange rates could have a material adverse effect on our results of operations.

The functional currency for HK Subsidiaries is Hong Kong dollars. However, the financial statements we provided to you and filed with the SEC are presented in U.S. dollars. Our assets and liabilities denominated in foreign currencies are translated at year-end rates of exchange, whereas the income statement accounts are translated at average rates of exchange for the year. Any such translation may result in gains or losses, which are recorded under other comprehensive income (loss) in the financial statements. Changes in the exchange rates between the Hong Kong dollars or other currencies to the U.S. dollars could have a material effect on our results of operations. The value of Hong Kong dollars against U.S. dollars and other currencies is affected by a variety of factors which are beyond our control, including, among other things, changes in Hong Kong’s or China’s political and economic conditions. In addition, the Class A Ordinary Shares offered by this prospectus are denominated in U.S. dollars, and we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the U.S. dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to $1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Our reputation, or the reputation of our industry as a whole, may be harmed.

The reputation of our brand is critical to our business and competitiveness. If we fail, or are perceived to have failed, to deal with issues that may give rise to reputational risk, our business and prospects may be harmed. Such issues may include mishandling client complaints, potential conflicts of interest, privacy breaches, client data leak, improper sales practices, as well as failures to identify legal, credit, liquidity, and market risks inherent in our business. Failure to appropriately address these issues could reduce clients’ confidence in us or increase client attrition rate, which may adversely affect our reputation and business. In addition, any malicious or negative allegation made by the media or other parties about the foregoing or other aspects of us, including our management, business, compliance with law, financial condition or prospects, whether with merit or not, could severely compromise our reputation and harm our business and operating results.

Negative publicity about the securities brokerage industry in general may also have a negative impact on our reputation, regardless of whether we have engaged in any inappropriate activities. Moreover, negative publicity about our partners, service providers or other counterparties, such as negative publicity about their client complaints and any failure by them to adequately protect the information of our investors and borrowers, to comply with applicable laws and regulations or to otherwise meet required quality and service standards could harm our reputation. If any of the foregoing takes place, our business and results of operations could be materially and adversely affected.

We rely on a number of external service providers for technology, processing and supporting functions, and if they fail to provide these services, it could adversely affect our business and harm our reputation.

We collaborate with a number of external service providers in providing services to our clients for technology, processing and supporting functions, including, other market makers to which we pass on certain orders, referring brokers we collaborate with for client acquisition, custody banks, securities exchanges, clearing agents and online payment service providers. Furthermore, external content providers provide us with financial information, market news, charts, option and stock quotes and other fundamental data that we offer to our clients.

These service providers face technical, operational and security risks of their own. Any significant failures by them, including improper use or disclosure of their confidential client, employee or company information, deterioration in their performance, interruption in these third-party services or software, or other improper operation could interfere with our trading activities, cause losses due to erroneous or delayed responses, harm our reputation or otherwise be disruptive to our business. For instance, when there is a sudden surge in trading volume caused by a large amount of concurrent orders, usually subsequent to a major social event, we may not be able to retrieve the real-time quote due to delays or interruptions of third party systems, which may cause a delay in the exercise of automatic settlements initiated by our risk management system. Such delays may result in negative balance in our clients’ account and a potential loss to it. Also, we have contracted with external payment service providers to facilitate our clients’ payment procedures for trading and transactions through our platform. Any failure by these service providers to continue with good business operations, comply with applicable laws and regulations or any negative publicity on these parties could damage our reputation, expose us to significant penalties and decrease our total revenues and profitability.

Furthermore, if our arrangements with any of these external service providers are terminated, we may not be able to find an alternative source to support us on a timely basis or on commercially reasonable terms. This could also have a material adverse effect on our business, financial condition and results of operations. For instance, Solomon JFZ’s online trading business is conducted through the Solomon VA+ platform, which is licensed from third-party Hundsun Ayers Technologies Limited (“Hundsun Ayers”) and can be easily accessed via our app, software, and websites. The platform offers clients seamless, efficient, and secure access to comprehensive brokerage and value-added services such as trade execution, account management, and customer support. The license is renewed annually, and we may change providers based on cost, technical support, and customization needs. However, if we are unable to continue obtaining licenses from Hundsun Ayers, it would take us several months to launch a new platform that meets our user experience needs. In addition, Solomon JFZ conducts the securities trading management and settlement services through Hundsun UFG 3.0 system, which was supported by third party Hundsun Ayers. The system has been customized for our use and provides client account management and trade settlement services. Furthermore, our KYC procedures are performed through the World-Check One screening system, supported by Refinitiv, a leading provider of financial market data and infrastructure. Solomon JFZ uses World-Check One for essential screening during account opening and ongoing risk monitoring, which supports its due diligence efforts against financial crime, bribery, and corruption. However, if World-Check One’s service becomes unavailable, our compliance efficiency may be adversely impacted.

We derived a substantial portion of revenue from a small number of key clients.

We derived a substantial portion of our revenue from a small number of key clients. We had a concentration of revenues of 92%, 78% and 84% from the top five customers for the years ended March 31, 2024, 2023 and 2022, respectively, and 85% and 88% for the six months ended September 30, 2024 and 2023, respectively.

We have experienced significant growth in the number of customers in the past due to our reliable and secure trading platform, comprehensive brokerage and value-added services and superior user experience. From the fiscal year 2022 to the fiscal year 2024, our client base increased at a CAGR of 0.4% from approximately 15,300 to 15,500. As of Marc 31, 2024, we had more than 15,500 clients who had opened trading accounts with us and over 1,200 active clients who were registered and had assets in their trading accounts. However, a fast increase in client base did not immediately result in revenue growth due to poor equity market performance in Hong Kong and a lack of attractive IPOs in the Hong Kong stock market.

In the fiscal year ended March 31, 2024, our top five customers represented approximately 29%, 26%, 19%, 12% and 6% of the total revenue, respectively, which consisted of one from the securities brokerage, three from the investment advisory service, and one from the asset management service. In the fiscal year ended March 31, 2023, our top five customers represented approximately 30%, 13%, 13%, 11% and 11% of the total revenue, respectively, which consisted of one from the securities brokerage, three from the investment advisory service, and one from the corporate consultancy service. In the fiscal year ended March 31, 2022, our top five customers represented approximately 51%, 17%, 10%, 3% and 3% of the total revenue, respectively, which consisted of two from securities brokerage, two from investment advisory service, and one from asset management service.

For the six months ended September 30, 2024, our top five customers represented approximately 29%, 21%, 19%, 9% and 7% of the total revenue which consisted of two from investment advisory service, one from corporate consultancy service, and two from asset management service. For the six months ended September 30, 2023, our top five customers represented approximately 25%, 23%, 18%, 11% and 11% of the total revenue which consisted of one from securities brokerage, three from investment advisory service, and one from asset management service.

There are inherent risks whenever a large percentage of revenues are concentrated in a limited number of clients. It is not possible for us to predict the future level of demand for our services that will be generated by these key clients. In addition, revenues from our larger clients have historically fluctuated and may continue to fluctuate based on their trading volume. If these key clients trade less frequently on our platform or suspend or terminate their relationship with us, our business and results of operation will be adversely affected.

A failure in our information technology, or IT, systems could cause interruptions in our services, undermine the responsiveness of our services, disrupt our business, damage our reputation and cause losses.

Our IT systems support all phases of our operations. If our systems fail to perform, we could experience disruptions in operations, slower response time or decreased client satisfaction. We must process, record and monitor a large number of transactions and our operations are highly dependent on the integrity of our technology systems and our ability to make timely enhancements and additions to our systems. System interruptions, errors or downtime can result from a variety of causes, including unexpected interruptions to the internet infrastructure, technological failures, changes to our systems, changes in client usage patterns, linkages with third-party systems and power failures. Our systems are also vulnerable to disruptions from human error, execution errors, errors in models such as those used for risk management and compliance, employee misconduct, unauthorized trading, external fraud, computer viruses, distributed denial of service attacks, computer viruses or cyber-attacks, terrorist attacks, natural disaster, power outage, capacity constraints, software flaws, events impacting our key business partners and vendors, and other similar events.

It could take an extended period of time to restore full functionality to our IT systems or other operating systems in the event of an unforeseen occurrence, which could affect our ability to process and settle client transactions. Moreover, instances of fraud or other misconduct might also negatively impact our reputation and client confidence in us, in addition to any direct losses that might result from such instances. Despite our efforts to identify areas of risk, oversee operational areas involving risks, and implement policies and procedures designed to manage these risks, there can be no assurance that we will not suffer unexpected losses, reputational damage or regulatory actions due to technology or other operational failures or errors, including those of our vendors or other third parties.

While we devote substantial attention and resources to the reliability, capacity and scalability of our systems, extraordinary trading volume could cause our computer systems to operate at unacceptably slow speeds or even fail, affecting our ability to process client transactions and potentially resulting in some clients’ orders being executed at prices they did not anticipate. Disruptions in service and slower system response time could result in substantial losses and decreased client satisfaction. We are also dependent on the integrity and performance of securities exchanges, clearinghouses and other intermediaries to which client orders are routed for execution and clearing. System failures and constraints and transaction errors at such intermediaries could result in delays and erroneous or unanticipated execution prices, cause substantial losses for our clients and for ourselves, and subject us to claims from our clients for damages.

We currently maintain a disaster recovery and business continuity plan, which is intended to minimize service interruptions and secure data integrity, however, our plan may not work effectively during an emergency. IT system failures may lead to interruption of our operations, which in turn will prevent our clients from trading and hence significantly reduce client satisfaction and confidence in us, cause loss or reduce potential gain for our clients, or cause regulatory authorities’ investigation and penalization. Any such system failure could impair our reputation, damage our brand, subject us to claims and materially and adversely affect our business, financial condition, operating results or prospects.

Failure of third-party systems upon which we rely could adversely affect our business operation.

Due to the rapid pace of technological changes in online securities brokerage industry, as described above parts of our business rely on technologies developed or licensed by third parties, for example, Solomon JFZ conducts securities related and online trading business through a trading platform licensed from third parties. Any interruption in the third parties’ services, or deterioration in the third parties’ performance or quality could adversely affect Solomon JFZ’s business operation. Moreover, Solomon JFZ may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all, which could materially impact our business and results of operations.

We may be subject to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions on us our external service providers.

Solomon JFZ’s platform collects, stores and processes certain personal and other sensitive data from our users. The massive data that we have processed and stored makes us or external service providers who host our servers a target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to protect the confidential information that we have access to, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our platform could cause confidential information to be stolen and used for criminal purposes. As personally identifiable and other confidential information is increasingly subject to legislation and regulation in numerous jurisdictions, any inability to protect confidential information of our clients could result in additional cost and liability for us, damage our reputation, inhibit the use of our platform and harm our business.

We also face indirect technology, cybersecurity and operational risks relating to the third parties whom we work with to facilitate or enable our business activities. As a result of increasing consolidation and interdependence of technology systems, a technology failure, cyber-attack or other information or security breach that significantly compromises the systems of one entity could have a material impact on our counterparties. Any cyber-attack, computer virus, physical or electronic break-ins or similar disruptions of such third-party service providers could, among other things, adversely affect our ability to serve our users, and could even result in the misappropriation of funds of our investors and borrowers. If that were to occur, both we and third-party service providers could be held liable to clients who suffer losses from the misappropriation.

Security breaches or unauthorized access to confidential information could also expose us to risk relating to misappropriation of funds of our clients, which may subject us to liabilities, reduce the attractiveness of our marketplace and cause reputational harm and adversely impact our results of operations and financial condition.

We invest significantly in research and development, and to the extent our research and development investments are not directed efficiently or do not result in material enhancements to our technology competencies, our business and results of operations would be harmed.

A key element of our strategy is to invest significantly in our research and development efforts to enhance the features, functionality, performance, security, availability and ease of use of Solomon JFZ’s platform and software offerings to address additional applications and use cases that will broaden the appeal of Solomon JFZ’s platform and facilitate the broad use of its platform across customers with digital transformation needs. If we do not spend our research and development budget efficiently or effectively on compelling enhancements, innovations and technologies, our business may be harmed, and we may not realize the expected benefits of our strategy at all or on the timeline we expect. We will need to appropriately deploy our human resources and may need to hire new employees with highly technical skills, or we may not be able to effectively execute on our research and development strategy. Moreover, research and development projects can be technically challenging and expensive. As a result of the nature of research and development cycles, there will be delays between the time we incur expenses associated with research and development activities and the time we are able to offer compelling enhancements to Solomon JFZ’s platform and software offerings and generate revenue, if any, from those activities. Additionally, anticipated customer demand for a platform or application enhancement we are developing could decrease after the development cycle has commenced. If we expend a significant amount of resources on research and development efforts that do not lead to the successful introduction of functionality or platform improvements that are competitive in our current or future markets, our business and results of operations will suffer.

We may encounter potential conflicts of interest from time to time, and the failure to identify and address such conflicts of interest could adversely affect our business.

We face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of our business operations. Conflicts of interest may exist between (i) our different businesses; (ii) us and our clients; (iii) our clients; (iv) us and our employees; and (v) our clients and our employees. As we expand the scope of our business and client base, it is critical for us to be able to timely address potential conflicts of interest, including situations where two or more interests within our businesses naturally exist but are in competition or conflict. However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and our clients’ confidence in us could be damaged if we fail, or appears to fail, to deals appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to client dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including a reluctance of some potential clients and counterparties to do business with us. Any of the foregoing could materially and adversely affect our reputation, business, financial condition, and results of operations.

We may fail to implement new business lines, or introduce new products and services to our clients, or we may fail to successfully expand our business.

Our future success is dependent upon on our ability to implement new business lines and offer new products and services, to better respond to market changes and clients’ evolving needs. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. We may invest significant time and resources in developing and marketing new lines of business and/or new products and services. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. In addition, new service offerings may not be accepted by the market or be as profitable as we expect. Furthermore, any new line of business and/or new product or service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on our business, results of operations and financial condition.

In addition, our strategy to expand business operation and enter into new markets may subject us to additional risks. As we enter into markets that are new to us, we must tailor our services and business model to the unique circumstances of such countries and markets, which can be complex, difficult, costly and divert management and personnel resources. In addition, we may face competition in other countries from companies that may have more experience with operations in such countries or with global operations in general. To continue to expand our services internationally, we may have to comply with the regulatory controls of each country in which we conduct or intend to conduct business, the requirements of which may not be clearly defined. Even if we expand our businesses into new jurisdictions or areas, the expansion may not yield intended profitable results.

Fraud, misconduct or errors by our directors, officers, employees, agents and other third-party service providers could harm our business and reputation.

It is not always possible to identify and deter fraud, misconduct or errors by directors, employees, agents or external service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. Fraud or misconduct by any of these persons or entities may cause us to suffer significant reputational harm and financial loss or result in regulatory disciplinary actions. The potential harm to our reputation and to our business caused by such fraud or misconduct is impossible to quantify.

We are subject to a number of obligations and standards arising from our business. The violation of these obligations and standards by any of our directors, officers, employees, agents, clients, or other third parties could materially and adversely affect us and our investors. For example, we are required to properly handle confidential information. If our directors, officers, employees, agents, clients, or other third parties were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position, and existing and future business relationships. Although we have not identified any material fraud or misconduct by our directors, officers, employees, agents, clients, or other third parties since Solomon JFZ commenced its current business in 2016, if any of these persons or entities were to engage in fraud or misconduct or were to be accused of such fraud or misconduct, our business and reputation could be materially and adversely affected.

A significant decrease in our liquidity could negatively affect our business and financial management as well as reduce client confidence in us.

Maintaining adequate liquidity is crucial to our business operations. We are subject to liquidity and capital adequacy requirements in Hong Kong, China and Cayman Islands. We meet our liquidity needs primarily through cash generated by operating activities and capital contribution, as well as cash provided by external financing. Fluctuations in client cash or deposit balances, as well as changes in regulatory treatment of client deposits or market conditions, may affect our ability to meet our liquidity needs. A reduction in our liquidity position could reduce our clients’ confidence, which could result in the loss of client trading accounts or cause us to fail to satisfy liquidity requirements of regulatory authorities. In addition, failure to meet regulatory capital guidelines can result in investigations and regulatory actions, which may lead to penalties, including reprimands, fines, limitations or prohibitions on our future business activities or suspension or revocation of our licenses or trading rights.

In addition, our ability to satisfy our liquidity and capital needs may be affected by a variety of factors, some of which are beyond our control, including, macroeconomic and socio-political conditions, fluctuations in cash or deposit balances, increased capital requirements, changes in regulatory guidance or interpretations, or other regulatory changes. If cash generated by client trading activities and operating earnings is not sufficient for our liquidity needs, we may be forced to seek external financing. During periods of disruptions in the credit and capital markets, potential sources of external financing could be reduced, and borrowing costs could increase. Financing may not be available on acceptable terms, or at all, due to market conditions or disruptions in the credit markets. If we experience any significant decrease in our liquidity, our business, financial condition and results of operations could be adversely impacted.

We may not succeed in promoting and sustaining our brand.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients to our platform. This depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our marketplace. If any of our current marketing channels become less effective, if we are unable to continue to use any of these channels, if the cost of using these channels were to significantly increase or if we are not successful in generating new channels, we may not be able to attract new investors and borrowers in a cost-effective manner or convert potential investors and borrowers into active investors and borrowers on our marketplace.

Our efforts to build our brand may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

We face risks related to our know-your-customer, or KYC procedures when our clients provide outdated, inaccurate, false or misleading information.

We collect client information during the account opening and during registration for members and we screen accounts against public databases and collaborate with external KYC/AML vendors for the purpose of verifying client identity and detecting risks. Although we require our clients to submit documents for proof of their identity and address for completing the account registration and to update such information from time to time, we face risks as the information provided by our clients may be outdated, inaccurate, false or misleading. We cannot fully confirm the accuracy, currency and completeness of such information beyond reasonable effort. For example, to reduce the risk of being subject to complex U.S. laws and regulations, we do not allow U.S. citizens or residents to open an account with us. We require our potential clients to provide their passports or identity cards as well as self declaration about the foreign status of beneficial owner, we have licensed personnel review the applications and resolve KYC results before approving for account opening. However, if a potential client only provides his PRC identity card, which is usually valid for 10 years or more, and misinforms us that he does not also possess a U.S. passport or permanent resident card, we might not be able to detect such misinformation. In addition, as a client who is not a U.S. citizen or resident at the time of account registration may later obtain U.S. citizenship or residential status and fail to update us in a timely manner, our customer database might not be entirely accurate at all times. Despite our efforts to exclude persons who reside in jurisdictions where we have no license or permit such as the United States, our provision of products and services to such clients could be in violation of the applicable laws and regulations in those jurisdictions, of which we may have no awareness until we are warned by the relevant supervising authorities. Despite our safeguards, we could still be subject to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation resulting from such violations. In particular, following the consummation of the Business Combination, as we become increasingly renowned in the United States and worldwide, there is no assurance that we will be able to successfully identify and exclude all persons who resides in jurisdictions where we have no license or permit to operate, including the United States. If U.S. citizens and residents were to register on and begin using our platform, we may be subject to the scrutiny of U.S. regulatory agencies and required to comply with applicable laws and regulations in the United States, including the requirements to obtain relevant licenses and permits for providing our products to U.S. citizens and residents. We currently do not intend to apply for such licenses and permits in the United States, and if we determine to do so, there is no guarantee that we will successfully obtain such licenses in a timely fashion, or at all. We could be subject to disciplinary or other actions by the U.S. regulatory agencies due to claimed noncompliance which could have a material adverse effect on our business, financial condition and results of operations.

Our clients may engage in fraudulent or illegal activities on our platform.

We have implemented stringent internal control policies, insider trading, anti-money laundering and other anti-fraud rules and mechanisms on our platform, for example, we cooperated with third party search system service provider to check if our clients are politically exposed persons or on certain sanction lists (including but not limited to the lists of money laundering, terrorist financing or other crimes). Nevertheless, we remain subject to the risk of fraudulent or illegal activities both on our platform and associated with our clients, funding and other business partners, and third parties handling client information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraudulent or illegal activities.

Any misbehavior of or violation by our clients of applicable laws and regulations could lead to regulatory inquiries and investigations that involve it, which may affect our business operation and prospects. We might also incur higher costs than expected in order to take additional steps to reduce risks related to fraudulent and illegal activities. High-profile fraudulent or illegal activities, for example, money laundering, insider trading and securities fraud, could also lead to regulatory intervention, and may divert our management’s attention and cause us to incur additional regulatory and litigation expenses and costs. Although our client agreements require clients to acknowledge that they will observe all insider trading, money laundering and securities fraud laws and regulations in applicable jurisdictions and to assume liabilities for all restrictions, penalties and other responsibilities arising from conducts suspected to constitute insider trading, money laundering and/or, securities fraud, we cannot verify whether every transaction conducted by our clients is in compliance with such laws and regulations because our clients may circumvent our due diligence measures to commit insider trading and/or money laundering. Significant increases in fraudulent or illegal activities could negatively impact our brand and reputation, reduce the trading volume on our platform and therefore harm our operating and financial results.

In addition, we could also suffer serious harm to our reputation, financial condition, client relationships and even be subject to regulatory sanctions and significant legal liability, if any of our employees engage in illegal or suspicious activities or other misconduct. See “—Fraud, misconduct or errors by our directors, officers, employees, agents and other third-party service providers could harm our business and reputation” above. Although we have not experienced any material business or reputational harm as a result of fraudulent or illegal activities in the past, we cannot rule out the possibility that any of the foregoing may occur, causing harm to our business or reputation in the future. If any of the foregoing were to occur, our results of operations and financial conditions could be materially and adversely affected.

Legislative and regulatory changes may adversely affect the use, transfer, exchange and value of virtual assets.

Residents, tax residents or persons having a relevant connection with certain jurisdictions are excluded from carrying out virtual asset transactions in Hong Kong. Changes in the investor’s place of domicile or the applicable laws may result in the investor violating any legal or regulatory requirements of the applicable jurisdiction with respect to virtual assets. The investor is responsible for ensuring that any virtual assets transaction is, and remains lawful despite changes to applicable laws, the investor’s place of domicile and circumstances.

Securities related to virtual assets such as virtual asset ETFs may be overseen by the legal and regulatory authorities of a number of jurisdictions globally. We may receive notices, queries, warnings, requests or rulings from one or more authorities upon short notice, or may even be ordered to suspend or terminate any action in connection with any virtual asset related securities as a whole without prior notice. Furthermore, many aspects of virtual asset related securities involve untested areas of law and regulation and could be subject to new laws or regulations. Therefore, their legal and regulatory outcome in all relevant jurisdictions is not possible to predict. The planning, development, marketing, promotion, execution or otherwise of the virtual assets may be seriously affected, hindered, postponed or terminated as a result of such new laws and/or regulations. Since regulatory policies can change with or without prior notice, any existing regulatory permissions for or tolerance of virtual assets in any jurisdiction may be withdrawn without warning. Cryptographic-tokens and cryptocurrencies could be deemed from time to time as a commodity or virtual commodity, a digital asset or even as money, securities or currency in various jurisdictions and therefore virtual asset related securities could be prohibited from being purchased, traded or held in certain jurisdictions pursuant to local regulations. In turn, the virtual assets could be deemed to be a regulated or restricted product. There is no guarantee that virtual assets can maintain any particular legal or regulatory status in any particular jurisdiction at any time.  Changes in regulatory circumstances may impact our ability to provide virtual assets trading or advisory services.

The nature of virtual assets exposes us to an increased risk of fraud or cyberattack.

Attempts to steal virtual assets on Solomon JFZ’s trading platform may occur due to the inherent nature of virtual assets, which exposes customers to an increased risk of fraud or cyberattack.  Virtual assets, investor accounts, custodian exchange services, and our system may be targeted by malicious actors who may attempt to steal virtual assets or fiat currency, or otherwise intervene in a virtual asset transaction or any service provided by the Company.  These threats include, without limitation, distributed denial of service, cyberattacks, phishing, social engineering, hacking, smurfing, malware, double spending, majority-mining, consensus-based or other mining attacks, misinformation campaigns, forking and spoofing.   Such events can adversely affect our operations, preventing us from providing services, and potentially result in regulatory investigations. Under new Item 106 of Regulation S-K, we are required to promptly report material cybersecurity incidents. If we suffer a significant cybersecurity breach, the market price of our Class A Ordinary Shares could be negatively impacted.

Malicious entities may also target the investor directly in an attempt to steal any asset held by the investor, or to claim any asset that the investor may have purchased. This may involve unauthorized access to accounts with us, private keys, addresses, passwords, email or social media accounts, log-in details or devices such as computers and smartphones used by the investor. Even if the loss of virtual assets is due to investor error, dissatisfaction with our services may arise, adversely affecting our reputation.

We may not have adequate sources of recovery if the virtual assets held by us are lost, stolen or destroyed due to third-party virtual assets custodial services or if we cannot redeem or withdraw our virtual assets invested in crypto lending or investing activities. Such incidents could have a material adverse effect on our business, financial condition and results of operations.

Solomon JFZ provides trading of various virtual assets trading in the regulated digital assets trading exchanges, including Bitcoin, Ethereum, Bitcoin spot ETF and Ethereum spot ETF, supporting in kind subscription of virtual assets spot ETF. Substantially all of our virtual assets were held in custody on Solomon VA+, licensed from third-party Hundsun Ayers. We believe that the security procedures that Hundsun Ayers utilizes, such as issuing username, password and hardware tokens, are reasonably designed to safeguard Bitcoin, Ethereum, Bitcoin spot ETF and Ethereum spot ETF and other virtual assets from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by us. If such virtual assets are lost, stolen or destroyed under circumstances rendering a third party liable to us, it is possible that Hundsun Ayers may not have the financial resources or insurance sufficient to satisfy any or all of our claims against the third party, or have the ability to retrieve, restore or replace the lost, stolen or destroyed cryptocurrencies due to governing network protocols and the strength of the cryptographic systems associated with such virtual assets. To the extent that we are unable to recover on any of our claims against any such third party, such loss could have a material adverse effect on our business, financial condition and results of operations.

If such services are commercially available, we will consider adding regulated banks, rather than solely relying on crypto custodian, as the custodian for a material amount of our cryptocurrencies. Obtaining cryptocurrency custody services from a regulated bank may confer benefits such as improved security and reduced fraud. Nevertheless, until now, banks have generally declined to provide custody services for cryptocurrencies and other virtual assets, due to the absence of clarity on permissibility and on regulators’ views of these activities generally in Hong Kong.

Our business depends on the continued efforts of our senior managements, Mr. Shing Tak Tam, Ms. Lili Liu, Mr. Tze Bun Cheng and Mr. Pong Ming Ting. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management. While we provide a variety of attractive incentives to our management, we cannot assure you that we can continue to retain their services. We cannot assure you that our existing senior management members will not terminate their employment with us in the future. In addition, we do not have any key man insurance for our executive officers or key employees. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, there is no assurance that any member of our management team will not join one of our competitors or form a competing business. If any dispute arises between us and our current or former officers, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

User growth and activity on mobile devices depend upon effective use of mobile operating system, networks and standards, over which we do not have control.

As of the date of this prospectus, a majority of our clients access our services through PC, however, we expect to see a growing number of our clients access our services through our mobile apps in the future. As new mobile devices and platforms are released, it is difficult to predict the problems we may encounter in developing applications for these new devices and platforms, and we may need to devote significant resources to the development, support and maintenance of such applications. In April 2021, Solomon JFZ launched its newly developed all-in-one Solomon app. There are substantial uncertainties associated with the newly launched app, including compatibility with mobile operating systems, and we cannot assure you we could operate successfully or as we expected.

In addition, our future growth and our results of operations could suffer if we experience difficulties in the future in integrating our services into mobile devices or if problems arise with our relationships with providers of mobile operating systems or mobile app stores, or if we face increased costs to distribute or have users utilize our services on mobile devices. We are further dependent on the interoperability of providing our services on popular mobile operating systems that we do not control, such as iOS, Android and PC platform, and any changes in such systems that degrade the accessibility of our services or give preferential treatment to competing products could adversely affect the usability of our services on mobile devices. In the event that it is more difficult for our users to access and utilize our services on their mobile devices, or if our users choose not to access or utilize our services on their mobile devices or to use mobile operating systems that do not offer access to our services, our user growth could be harmed and our business, financial condition and operating results may be adversely affected.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages.

It is often difficult to maintain and enforce intellectual property rights. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in Hong Kong, PRC, the Cayman Islands, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

We have no business liability or disruption insurance, which could expose us to significant costs and business disruption.

The insurance industry in Hong Kong is still at an early stage of development, and insurance companies in China currently offer limited business-related insurance products. We do not have any business liability or disruption insurance to cover our HK Subsidiaries’ business operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect our results of operations and financial condition.

We incur substantially increased costs as a result of being a public company.

We incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior September 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Risks Related to Doing Business in Jurisdictions We Operate

Substantially all our operations are in Hong Kong. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Solowin is a holding company and we conduct our operation primarily through our operating subsidiaries in Hong Kong. Solomon JFZ’s operations are primarily located in Hong Kong and most of our clients are residing in PRC, New Zealand, and Australia. Hong Kong is a Special Administrative Region of the PRC. The laws previously enacted in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. As at the date of this prospectus, we are not materially affected by recent statements by the Chinese Government indicating an extent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong, should recent statements and regulatory actions by China’s government apply to us in the future. Due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. Specifically the revised CRM provides that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. As advised by our PRC legal counsel, Sundial Law Firm, we believe that this offering is not subject to PRC cybersecurity review for the following reasons: (i) we do not hold critical information infrastructure; (ii) we believe our operations will not affect national security; (iii) we do not hold personal information of more than one million users. In addition, as of the date of this prospectus, our public offering in the United States is not subject to the review or prior approval of the CAC nor the CSRC. We have not received any notice of and is not currently subject to any proceedings initiated by the CAC or any other PRC regulatory authority. However, since Solomon JFZ’s Solomon VA+ is available to download in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. According to PRC regulations, the content provider engaged in disseminating analysis, forecasting, advisory of other information related to security needs to obtain the Securities Investment Consultancy Qualifications. Currently, we do not apply for any PRC license regarding the Solomon VA+. We believe that the Solomon VA+ does not need any PRC license for the following reasons: (i) we do not have any entity or subsidiary in the PRC; (ii) we conduct our business and operations primarily through our operating subsidiaries in Hong Kong. However, the PRC government has the ultimate authority to decide whether we have to get the licenses and we cannot assure that without any PRC license, we will not be subject to regulatory measures including warnings, public condemnation, suspension of Solomon VA+ in the PRC and other measures. We can assure that we will follow any PRC government’s rule, regulation or instruction regarding Solomon VA+ as soon as we were informed of the requirements. As such, we collect certain personal data from our customers in connection with our business and operations and we are subject to various regulatory requirements relating to the security and privacy of data in various jurisdictions. In addition, we may be subject to heightened regulatory scrutiny from PRC governmental authorities in the future. As there remains significant uncertainty in the interpretation and enforcement of the DSL and the PRC PIPL, we cannot assure you that we will comply with such regulations in all respects. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC such that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations, significantly limit or completely hinder our ability to offer the Class A Ordinary Shares to investors, and cause the value of such shares to significantly decline or become worthless. Any non-compliance with these laws and regulations may subject us to fines, orders to rectify or terminate any actions that are deemed illegal by regulatory authorities, other penalties, including but not limited to removal of our apps in China market, as well as reputational damage or legal proceedings against us, which may affect our business, financial condition or results of operations.

The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact our Hong Kong operating subsidiaries.

On June 30, 2020, the SCNPC adopted the Hong Kong National Security Law (the “Hong Kong National Security Law”). This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on 11 individuals, including then-HKSAR chief executive Carrie Lam and John Lee, who later replaced Carrie Lam as chief executive on July 1, 2022.

In July 2021, President Biden warned investors about the risks of doing business in Hong Kong, issuing an advisory saying China’s push to exert more control over Hong Kong threatens the rule of law and endangers employees and data. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that are targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If we and our subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations could be materially and adversely affected.

PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.

A majority of our clients are PRC residents and are therefore subject to the restrictions under the rules and regulations promulgated by the State Administration of Foreign Exchange (the “SAFE”), regarding the conversion of Renminbi into foreign currencies and the remittance and the use of such funds outside China. Under current PRC foreign exchange regulations, which are Administrative Measures on Individual Foreign Exchange issued in December 2006 and Implementation Regulations for the Administrative Measures on Individual Foreign Exchange issued in January 2007, each PRC citizen is permitted to convert up to an aggregate of $50,000 equivalent Renminbi each year for appropriate personal use. Such appropriate use does not include direct investment into secondary stock markets, futures, insurances, asset management products or other trading. PRC residents who intend to convert Renminbi into U.S. dollars exceeding such quota are required to go through additional application and review procedures with commercial banks designated by the SAFE. In fact, according to the Notice of the State Administration of Foreign Exchange on Issues Relating to Foreign Exchange Control for Overseas Investment and Financing and Round-tripping by Chinese Residents through Special Purpose Vehicles (Hui Fa [2014] No.37), except for the red chip model (individuals in China set up SPVs abroad and return to invest) recognized by SAFE , PRC residents can only invest in overseas markets indirectly through channels such as Shanghai-Shenzhen-Hong Kong Stock Exchange, mutual recognition of funds between the Mainland and Hong Kong or purchase of QDII/RQDII products. Although we require our clients to comply with the relevant rules and regulations pursuant to the agreements we enter into with them, we cannot assure you that our clients will follow the rules and regulations or the provisions in the agreements at all times. We have not accepted any direct Renminbi deposit from mainland China since start-up and do not handle the Renminbi cross-border currency conversion for our Chinese clients through any of our accounts or entities, and we do not require our clients to submit evidence of approval or registration with respect to the foreign currency used for offshore investments. We cannot assure you that our current operating model, which includes redirecting our clients to open accounts with third party service provider, will be not deemed as assisting with the currency conversion by SAFE. In such cases, we may face regulatory warnings, correction orders, condemnation and fines, and may not be able to conduct our current business in the future. In addition, any misbehavior or violation by our clients of applicable laws and regulations could lead to regulatory inquiries, investigations or penalties that involve us. Moreover, in accordance with the rectification requirements imposed by the CSRC on December 30, 2022 in respect of Futu Holdings and UP Fintech Holding Limited, it cannot be ruled out that we will not subsequently be penalized by the relevant PRC authorities due to foreign exchange control issues for our PRC residents clients and Solomon JFZ may also be prohibited from accepting incremental fund transfers to such investors’ accounts in violation of PRC foreign exchange control regulations due to this issue, like above mentioned those two companies, which may make it more difficult for us to develop new PRC residents customers subsequently.

Since the PRC authorities and the commercial banks designated by the SAFE to conduct foreign exchange services have significant discretion in interpreting, implementing and enforcing the foreign exchange rules and regulations, and due to many other factors that are beyond our control and ability to anticipate, we may face more severe consequences, including being asked to take additional and burdensome measures to monitor the source and use of the foreign currency funds in the accounts of our clients, remove our account opening functions, or suspend our operations pending an investigation or indefinitely. In such cases, we may face regulatory warnings, correction orders, condemnation, fines and confiscation of income, and may not be able to conduct our current business in the future. We may also be subject to regular inspections from relevant authorities from time to time. If such situations occur, our business, financial condition, results of operations and prospects would be materially and adversely affected.

In addition, if the PRC government further tightens the amount of currency exchange allowed for PRC residents, increases control over the remittance of currency out of the PRC, restricts the assistance or participation of any non-resident entities in the currency conversion, or specifically prohibits any exchanges for securities-related investment purposes, the trading activities of Chinese residents on our platform could be restricted, which would significantly reduce the trading volume on our platform. As our revenues from brokerage commission and market making income depends heavily on the total trading volume facilitated on our platform, the occurrence of any of the above regulatory changes would have a material and adverse impact on our business, operating and financial results.

Solowin relies on dividends and other distributions on equity paid by its subsidiaries to fund any cash and financing requirements Solowin may have, and any limitation on the ability of its subsidiaries to make payments to Solowin could have a material adverse effect on our ability to conduct our business.

Solowin is a holding company, and it relies on dividends and other distributions on equity paid by its subsidiaries for Solowin’s cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders and service any debt it may incur. While Solowin does not expect to pay cash dividends in the foreseeable future, if any of its subsidiaries incurs debt on their own behalf in the future, the instruments governing the debt may restrict such subsidiary’s ability to pay dividends or make other distributions to Solowin.

The Companies Act (As Revised) of the Cayman Islands permits, subject to a solvency test and the provisions, if any, of the Company’s memorandum and articles of association, as amended, the payment of dividends and distributions out of the share premium account. With the exception of the foregoing, there are no statutory provisions relating to the payment of dividends. Based upon English case law, which is regarded as persuasive in the Cayman Islands, dividends may be paid only out of profits.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our HK Subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. In addition, if any of our HK subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends.

A downturn in the Hong Kong, China or the global economy, and changes in economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally and by continued economic growth in Hong Kong and China as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the fact that it:

●	has a high level of government involvement;

●	is in the early stages of development of a market-oriented economy;

●	has experienced rapid growth; and

●	has a tightly controlled foreign exchange policy

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social, and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of Solomon JFZ. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions. Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development, including the Hong Kong National Security Law enacted by the SCNPC in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time, President Donald Trump signed an executive order and HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China.

These and other recent actions may represent an escalation in political and trade tensions involving the United States, China, and Hong Kong, which could potentially harm our business. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations, and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect to China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of the Class A Ordinary Shares could be adversely affected.

The Class A Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

U.S. public companies that have substantially all of their operations in China and Hong Kong have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. In addition, if the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act and it was signed into law on December 18, 2020.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its audit work cannot be inspected when its auditor is subject to PCAOB inspections for two consecutive years instead of three and, thus, would reduce the time before the Class A Ordinary Shares may be prohibited from trading or delisted. In December 2022, an omnibus spending bill was signed into law, which included the enactment of provisions under the AHFCAA to accelerate the timeline for implementation of trading prohibitions under the HFCA Act from three consecutive years to two consecutive years.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. Accordingly, if we are determined by the SEC to be a Commission-Identified Issuer, we will incur additional costs in complying with the submission and disclosure requirements in the annual report for each year in which we are identified. In the event that we are deemed to have had two consecutive “non-inspection” years by the SEC, our securities will be prohibited from trading on any national securities exchange or over-the-counter markets in the United States.

On December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in the PRC and Hong Kong, because of a position taken by one or more authorities in such jurisdictions. In addition, the PCAOB’s report identified specific registered public accounting firms which are subject to these determinations. Our current registered public accounting firm, WWC, P.C., is not headquartered in the PRC or Hong Kong and was not identified in this prospectus as a firm subject to the PCAOB’s determination. WWC, P.C. is a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no current intention of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. Furthermore, the PCAOB is able to inspect the audit workpapers of our Hong Kong subsidiaries, as such workpapers are electronic files possessed by our registered public accounting firms. However, if the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in our securities would be prohibited under the HFCA Act.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in China and Hong Kong and as a result, vacated its December 16, 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. When the PCAOB reassesses its determinations in the future, it could still determine that it is unable to inspect and investigate completely accounting firms based in mainland China and Hong Kong. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. There can be no assurance that we will continue to be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong or if the PCAOB is not able to fully inspect any component of our auditor’s work papers in the future. Delisting of the Class A Ordinary Shares after this offering would force holders of the Class A Ordinary Shares to sell their Class A Ordinary Shares. The market price of the Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

PRC regulations relating to offshore investment activities by PRC residents may subject us or our PRC resident beneficial owners to liability or penalties, limit our ability to conduct business in the PRC or may otherwise adversely affect us.

On July 4, 2014, SAFE issued the Circular on Issues Concerning Foreign Exchange Control over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or “SAFE Circular 37.” According to SAFE Circular 37, prior registration with the local SAFE branch is required for PRC residents, (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose), in connection with their direct or indirect contribution of domestic assets or interests to offshore special purpose vehicles, or “SPVs.” SAFE Circular 37 further requires amendments to the SAFE registrations in the event of any changes with respect to the basic information of the offshore SPV, such as change of a PRC individual shareholder, name, and operation term, or any significant changes with respect to the offshore SPV, such as an increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to beneficial owners of the Ordinary Shares who are PRC residents. In February 2015, SAFE promulgated a Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or “SAFE Circular 13,” effective in June 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

We cannot provide any assurance that our current or future PRC resident beneficial owners will always comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE regulations. Such failure or inability of our PRC resident beneficial owners to comply with these SAFE regulations may subject us or our PRC resident beneficial owners to fines and legal sanctions, or restrict our cross-border business activities, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.

The Hong Kong and China legal systems are evolving and embody uncertainties which could limit the legal protections available to us. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed were compromised, it could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

By contrast, China’s legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, China has not developed a fully integrated legal system. As a result, recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new and the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, China’s legal system is based in part on government policies and administrative rules, and many have retroactive effects. Since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. As a result, we cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. We may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties could adversely affect our business that relates to China or PRC citizens.

Hong Kong regulatory requirement of prior approval for transfer of shares in excess of certain threshold may restrict future takeovers and other transactions.

Section 132 of Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) requires a person (including a corporation) to apply for prior approval from the HKSFC to become a substantial or continue to be shareholder of a HKSFC-licensed company in Hong Kong. Under the SFO, a person is regarded as a “substantial shareholder” of a licensed company if he, either alone or with associates, has an interest in share in the licensed company the aggregate number of which shares is equal to more than 10% of the total number of issued shares of the licensed company, or is entitled to, either directly or indirectly, exercise or control the exercise of the voting power of more than 10% of the voting power at general meetings of the licensed company, or hold shares in any other corporation which entitles the person, either alone or with any of his associates and either directly or indirectly, exercises or control the exercise of 35% or more of the voting power at the general meetings of the other corporation, of or a further corporation, that controls either alone or with any of its associates and either directly or indirectly, more than 10% of the voting power at general meetings of the licensed company. Further, all potential parties who will be new substantial shareholder(s) of Solomon JFZ, our HKSFC-licensed subsidiary, is required to seek prior approval from the HKSFC. This regulatory requirement may discourage, delay or prevent a change in control of Solomon JFZ, which could deprive our shareholders the opportunity to receive a premium for their shares as part of a future sale and may reduce the price of the Class A Ordinary Shares upon the consummation of a future proposed business combination.

We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, data protection and overseas offering. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

On June 10, 2021, the SCNPC enacted the PDSL, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security and no organization or individual within the territory of the PRC may provide foreign judicial or law enforcement authorities with the data stored within the territory of the PRC without the approval of the competent authorities of the PRC.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, with the approval of the State Council, the CSRC issued the New Overseas Listing Rules, which became effective on March 31, 2023. According to the New Overseas Listing Rules, domestic enterprises are required to file with CSRC by submitting filing reports, legal opinions and other relevant materials in the following two situations: (i) a domestic company that seeks to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC. In addition, if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the revenues, profits, total assets or net assets of the domestic operating entity in the most recent fiscal year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in mainland China or its main places of business are located in mainland China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or mainland China residents. The determination will be based on the “substance over form” principle, requiring securities companies and law firms to conduct comprehensive verification and identification to determine whether the filing documents fail to prove whether the enterprise falls into the above situations that require the filing. When an issuer makes an application for an initial public offering in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted overseas.

On July 10, 2021, the CAC issued the Revised Draft, which required that, among others, in addition to “operator of critical information infrastructure” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. Pursuant to Article 6 of the Revised Draft, companies holding data or more than one million users must apply for cybersecurity approval when seeking overseas listings because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” On December 28, 2021, the CAC published the revised CRM, which further restates and expands the applicable scope of the cybersecurity review. The revised CRM took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. The revised CRM provides that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Given that (1) our HK Subsidiaries are incorporated and located in Hong Kong and none of them controls more than one million users’ personal information; (2) we have no subsidiary, VIE structure, nor any direct operations in mainland China; (3) the primary focus of our business operations is located outside mainland China and the majority of our senior management personnel, who are responsible for the daily operation and management, are Hong Kong citizens and do not reside in mainland China; (4) we possess minimum amount of personal information to achieve the purpose of processing in our business operations with minimal impact on the rights and interests of individuals; (5) all of the data and personal information of our clients are securely stored on equipment owned by an HKEX certified server provider located in Hong Kong; (6) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities ; and (7) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), as advised by our PRC legal counsel, Sundial Law Firm, we do not currently expect the revised CRM, the DSL, the PRC PIPL, and the New Overseas Listing Rules to have an impact on our business, operations, or this offering.

Nevertheless, the legal and operational risks associated with operations in China may apply to our operations in Hong Kong, should recent statements and regulatory actions by China’s government apply to us in the future. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our operating subsidiaries, their abilities to accept foreign investments and the listing of the Class A Ordinary Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the New Overseas Listing Rules further expand their scope of application, we may be required to make a filing with the CSRC. If the revised CRM or the PRC PIPL or any other PRC regulations like the Draft Assessment Measures for the Security of Personal Information Leaving the Country are required to be applicable to our operating HK Subsidiaries by PRC authorities, our business operation could be subject to the CAC’s cybersecurity review or a CSRC review in the future. If any of our operating subsidiaries becomes subject to the CAC or CSRC review, we cannot assure you that our operating subsidiaries will be able to comply with the regulatory requirements in all respects, and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, our operating subsidiaries may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless.

We may be treated as a non-resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to income tax on our income from PRC residents.

Under the PRC Enterprise Income Tax Law and its implementation rules, a foreign enterprise which has no establishment or place in the PRC but derives profit from sources in the PRC will be subject to the enterprise income tax on its PRC income. We believe that our income from PRC residents may not be the profit from sources in the PRC and hence, we are not a non-resident enterprise subject to PRC income tax for the following reasons: (i) we conduct our operations through our operating subsidiaries in Hong Kong; (ii) we have no subsidiary, VIE structure, nor any direct operations in the PRC; (iii) we do not have income directly from PRC accounts. However, whether we have income from sources in the PRC is subject to determination by the PRC tax authorities. There is uncertainty that with the development of our business, part of our profit might be deemed as profit from sources in the PRC and we might be subject to PRC income tax.

In addition to the uncertainty as to the application of the “non-resident enterprise” classification, we cannot assure you that the PRC government will not amend or revise the taxation laws, rules and regulations to impose stricter tax requirements, such as the potential imposition of transaction taxes, or higher tax rates. Any of such changes could materially and adversely affect our financial condition and results of operations.

General Risk Factors

Adverse developments in general business and economic conditions as well as conditions in the global capital market could have an adverse effect on the demand for our products, the business, and the financial condition and results of operations and our customers.

Volatility in the global capital market, which impacts interest rates, currency exchange rates and the availability of credit, could have an adverse effect on our business, financial condition and results of operations and our customers. Financial difficulties of customers, whether as a result of a downturn in general economic or industry conditions or otherwise, may result in failures of customers to timely pay amounts due or adversely affect the collectability of our accounts receivable, which could have a material adverse effect on our business, financial condition and results of operations. A bankruptcy or liquidity event by one or more of our customers could have a material adverse effect on our business, financial condition and results of operations.

We and our directors and officers may be subject to litigation, arbitration or other legal proceeding risk.

We and our directors and officers may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this prospectus, we or our directors and officers are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations.  Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. Predicting the outcome of such matters is inherently difficult, particularly where claims are brought on behalf of various classes of claimants or by a large number of claimants, when claimants seek substantial or unspecified damages or when investigations or legal proceedings are at an early stage. A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects. In market downturns, the volume of legal claims and amount of damages sought in litigation and regulatory proceedings against securities brokerage companies have historically increased. The amounts involved in the trades we execute, together with rapid price movements in our currency pairs, can result in potentially large damage claims in any litigation resulting from such trades. Dissatisfied clients may make claims against us regarding the quality of trade execution, improperly settled trades, mismanagement or even fraud, and these claims may increase as our business expands.

In addition, even if we prevail in any litigation or enforcement proceedings against us, we could incur significant legal expenses defending against the claims, even those without merit. Moreover, because even claims without merit can damage our reputation or raise concerns among our clients, we may feel compelled to settle claims at significant cost. The initiation of any claim, proceeding or investigation against us, or an adverse resolution of any such matter could have a material adverse effect on our reputation, business, financial condition and results of operations and cash flows.

We may pursue acquisitions or joint ventures that could present unforeseen integration obstacles, incur unpredicted costs or may not enhance our business as we expected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies, significant transaction costs and present new risks associated with entering additional markets or offering new products and integrating the acquired companies or newly established joint ventures. Potential liabilities may arise from deficiencies in due diligence findings and deficient past track record results.

Moreover, we may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate joint ventures and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or Internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide products and services on our marketplace. Moreover, apart from COVID-19, our business could also be adversely affected by Ebola virus disease, Zika virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemics.

Our headquarters are located in Hong Kong, where most of our directors and management and a majority of our employees currently reside. In addition, some of our system hardware and back-up systems are hosted in leased facilities located in Hong Kong. Consequently, we are highly susceptible to factors adversely affecting Hong Kong. If any of the abovementioned natural disasters, health epidemics or other outbreaks were to occur in Hong Kong, our operation may experience material disruptions, such as temporary closure of our offices and suspension of services, which may materially and adversely affect our business, financial condition and results of operations.

Our business is sensitive to general economic and political conditions and other factors beyond our control, and our results of operation are prone to significant and unpredictable fluctuations.

Our revenues depend substantially on our clients’ trading volume, which are influenced by the general trading activities in the market. Trading activities are directly influenced by a variety of factors beyond our control, including economic and political conditions, macro trends in business and finance, investors’ interest level in trading and legislative and regulatory changes in the jurisdictions where we operate. Any of these or other factors may cause trading activity levels in our industry to fluctuate and adversely affect our business and results of operations.

For example, since June 2019, there has been large and frequent riots in Hong Kong following the forfeited extradition bill, many of which have been violent. The sustained riot has already caused a material adverse effect on Hong Kong’s economy and social order, which in turn negatively impacted on our insurance agency business as fewer Chinese clients had come to Hong Kong for insurance purchase. There can be no assurance when these tensions will end or that situation will not escalate in the future. Any future increase in tension or failure to restore public and social order by the Hong Kong government could adversely impact the security and stability of Hong Kong, in particular, Hong Kong’s financial market.

Moreover, following the outbreak and spread of COVID-19 as well as the OPEC-Russia oil price war, on March 9, 2020, all three major U.S. trading indexes, Dow Jones Industrial Average, S&P 500 Index and the NASDAQ-100 dropped significantly, leading to a 15-minute circuit breaker that halted the trading. The circuit breaker was triggered several additional times during the days that followed, which led to multiple large declines in the trading indexes. Other stock markets in the rest of the world have also experienced similar falls in stock prices. The volatility of global stock market may adversely affect our clients’ confidence and willingness in trading and/or investing in the financial market. As a result, our operating results may be subject to significant and unpredictable fluctuations.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been impacted by geopolitical instability due to the military conflict between Russia and Ukraine and armed conflicts between Israel and Hamas. Our business, financial condition and results of operations may be materially and adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine, the Gaza Strip or any other geopolitical tensions.

Global markets have experienced volatility and disruption following the escalation of geopolitical tensions, including the military conflict between Russia and Ukraine and armed conflicts between Israel and Hamas. Although the length and impact of the ongoing military conflict is highly unpredictable, such conflicts could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. We are continuing to monitor the situation in Ukraine, the Gaza Strip and globally and assessing its potential impact on our business. In addition, sanctions on Russia and hostilities involving Israel could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds.

Any of the above mentioned factors could affect our business, prospects, financial condition, and operating results. The extent and duration of the military actions, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this registration statement.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $[●] million, assuming the sales of all of the Securities we are offering, and after deducting placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants and assuming no sale of any Pre-Funded Warrants.

We intend to use the net proceeds of this offering for the development of our Virtual Assets Services and Web3 solutions, including virtual asset dealing services and distribution of real-world assets, as well as for working capital and other general corporate purposes. Additionally, we may use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus nor have we identified any target for such acquisition or investment.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including digital assets such as Bitcoin and Ethereum, spot virtual asset ETFs, money market funds, short-term, investment grade, interest bearing instruments and U.S. government securities.

Since this is a “best efforts” offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. We estimate that our net proceeds from the sale of 75%, 50%, and 25% of the Securities offered in this offering would be approximately $[●] million, $[●] million and $[●] million, respectively, after deducting the estimated placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants and assuming no sale of any Pre-Funded Warrants. In such situation, we will prioritize to use the proceeds for the development of our Virtual Assets Services and general capital needs. At this time, we have not identified a material single use for the net proceeds, and, accordingly, we are not able to allocate the net proceeds among any of these potential uses in light of the variety of factors that will impact how such net proceeds are ultimately utilized by us.

This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions. Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amount and timing of our actual expenditures may vary significantly depending on numerous factors. The most significant factors include the development of our Virtual Assets Services—particularly the timing, scope, progress and results of HKSFC approval of license for the custody and distribution of real-world assets and digital assets—as well as regulatory landscape and competitive environment. Therefore, we will retain broad discretion over the use of the net proceeds from the sale of the Securities offered hereby. See “Risk Factors—Risks Related to This Offering and Ownership of Our Securities—We have broad discretion as to the use of the net proceeds from this offering and our use of the offering proceeds may not yield a favorable return on your investment. Additionally, we may use these proceeds in ways with which you may not agree or in the most effective way.”

DIVIDEND POLICY

We have not previously declared, or paid cash dividends and we have no plan to declare or pay any dividends in the near future on the Class A Ordinary Shares. We currently intend to retain most, if not all, of our available funds and future earnings to operate and expand our business.

Solowin’s board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that it may only pay dividends out of its profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in it being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid, or would be in violation of the relevant provisions, if any, of the Company’s memorandum and articles of association, as amended,. Even if the board of directors of Solowin decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Solowin is a holding company incorporated in the Cayman Islands and it relies principally on dividends from its subsidiaries for its cash requirements, including any payment of dividends to its shareholders. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on the Class A Ordinary Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our total capitalization as of September 30, 2024:

●	on an actual basis;

●	on a pro forma basis to give effect of the issuance of 192,300 and 307,700 Class A Ordinary Shares on November 18, 2024 and December 20, 2024, at a per share price of $2.00; and

●	on a pro forma as adjusted basis to give effect to the issuance sale of [●] Class A Ordinary Shares and accompanying Warrants in this offering at the assumed public offering price of $[●] per Class A Ordinary Share, which represents the last sale price of the Class A Ordinary Shares as reported on Nasdaq on [●], 2025, set forth on the cover page of this prospectus, after deducting the placement agent fees and estimated offering expenses payable by us, and assuming no exercise of Warrants. The actual offering price will be fixed for the duration of this offering.

Investors should read this table in conjunction with our unaudited consolidated financial statements and related notes as of and for the six months ended September 30, 2024 incorporated by reference into this prospectus, and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “Use of Proceeds” in this prospectus.

	As of September 30, 2024
	Actual	Pro Forma	Pro Forma As Adjusted(1)
	(in thousands, except for share amounts)
Cash and cash equivalents	$2,459	3,459
Debt
Short term borrowings	-	-
Long-term borrowings	-	-
Total debt	-	-
Shareholders’ equity:
Share capital
Class A Ordinary Shares, par value $0.0001 per share; 950,000,000 shares authorized; 7,940,000 shares issued and outstanding, as of September 30, 2024; 8,440,000 shares issued and outstanding, pro forma; [●] shares issued and outstanding, pro forma as adjusted.(2)	1	1
Class B Ordinary Shares, par value of $0.0001 per share; 50,000,000 shares authorized; 8,040,000 shares issued and outstanding as of September 30, 2024; 8,040,000 shares issued and outstanding, pro forma; 8,040,000 shares issued and outstanding, pro forma as adjusted.(2)	1	1
Additional paid-in capital	18,219	19,219
Accumulated losses	(12,239)	(12,239)
Accumulated other comprehensive income	30	30
Total shareholder’s equity	6,012	7,012
Total capitalization	6,012	7,012

(1)	As adjusted information discussed above is illustrative only. Our additional paid-in capital, accumulative deficit, accumulative other comprehensive loss, total shareholder’s equity and total capitalization following the completion of this offering are subject to adjustment based on the actual public offering price and other terms of this offering determined at pricing.

(2)	All share and per share amounts are presented on a retroactive basis to reflect the share re-classification implemented on December 17, 2024.

A $0.10 increase (decrease) in the assumed public offering price of $[●] per Class A Ordinary Share and accompanying Warrants would increase (decrease) the as adjusted amount of each of cash and cash equivalents by approximately $[●] and increase (decrease) total shareholder’s equity by approximately $[●], assuming the sales of all of the Class A Ordinary Shares we are offering and no exercise of Warrants.

DILUTION

If you invest in the Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the public offering price per Class A Ordinary Share and our net tangible book value per Class A Ordinary Share after this offering. Dilution results from the fact that the public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for the presently outstanding Ordinary Shares on an as-converted basis.

Our net tangible book value was approximately $5.88 million, or $0.37 per Ordinary Share, as of September 30, 2024.  Our net tangible book value represents the amount of our total consolidated tangible assets (which is calculated by subtracting intangible assets from our total consolidated assets), less the amount of our total consolidated liabilities. Net tangible book value per Ordinary Share represents net tangible book value divided by 15,980,000 Ordinary Shares outstanding as of September 30, 2024, after giving effect to the share re-classification as noted above.

Dilution is determined by subtracting pro forma net tangible book value per Ordinary Share, from the assumed public offering price of $[●] per Class A Ordinary Share, which represents the last sale price of the Class A Ordinary Shares as reported on Nasdaq on [●], 2025. The actual public offering will be fixed for the duration of this offering.

After giving effect to the sale of [●] Class A Ordinary Shares and accompany Warrants to purchase up to [●] Class A Ordinary Shares in this offering (and assuming no sale of any Pre-Funded Warrants in this offering) at the assumed public offering price of $[●] per Class A Ordinary Share, and after deducting the estimated placement agent fees and expenses and estimated offering expenses payable by us, and assuming no exercise of Warrants, our pro forma as adjusted net tangible book value would have been $[●] per Ordinary Share as of September 30, 2024. This represents an immediate increase in net tangible book value of $[●] per Ordinary Share to the existing shareholders and immediate dilution of $[●] per Ordinary Share to new investors purchasing Class A Ordinary Shares in this offering. The following table illustrates this per Ordinary Share dilution to the new investors purchasing Class A Ordinary Shares in this offering:

Assumed public offering price per Class A Ordinary Share	$
Net tangible book value per Ordinary Share as of September 30, 2024		$0.37
Pro forma net tangible book value per Ordinary Share after this offering	$
Increase in net tangible book value per Ordinary Share to the existing shareholders	$
Dilution in net tangible book value per Ordinary Share to new investors in this offering	$

A $0.10 increase (decrease) in the public offering price of $[●] per Class A Ordinary Share would increase (decrease) our pro forma net tangible book value after giving effect to the offering by $[●] million, the net tangible book value per Ordinary Share after giving effect to this offering by $[●] per Ordinary Share and the dilution in net tangible book value per Ordinary Share to new investors in this offering by $[●] per Ordinary Share, assuming no change to the number of Class A Ordinary Shares and accompanying Warrants offered hereby as set forth on the cover page of this prospectus, and after deducting estimated offering expenses payable by us, and assuming no exercise of Warrants.

The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price and other terms of this offering determined at pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited interim condense consolidated financial statements and the related notes for the six months ended September 30, 2024 and 2023 incorporated herein by reference to the Report on Form 6-K filed on December 31, 2024, and the audited consolidated financial statements and the related notes for the years ended March 31, 2024, 2023 and 2022 incorporated herein by reference to the Annual Report on Form 20-F filed on July 26, 2024. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

The Company, through its Hong Kong based subsidiaries, Solomon JFZ and Solomon Wealth, provides comprehensive one-stop financial services and solutions for high-net-worth and institutional investors worldwide. Spanning both traditional and virtual assets, Solowin’s current offerings include investment banking, wealth management, asset management, and web3, tailored to support next generation investors.

Solomon JFZ

Solomon JFZ is one of the few versatile, Chinese investor-focused securities brokerage companies in Hong Kong. The subsidiary provides a broad spectrum of financial services and products, from traditional assets to virtual assets, via its secure and advanced electronic platform. Solomon JFZ’s core offerings include: (i) investment banking; (ii) wealth management; (iii) asset management; and (iv) virtual assets services.

Licensed by the Hong Kong Securities and Futures Commission (“HKSFC”), Solomon JFZ conducts regulated activities including Type 1 (Dealing in Securities), Type 4 (Advising on Securities), Type 6 (Advising on Corporate Finance), and Type 9 (Asset Management). Additionally, Solomon JFZ is a participant in the Hong Kong Stock Exchange (“HKSE”), ensuring robust internal regulation and risk control measures that protect investor assets.

Solomon JFZ also has been approved by HKSFC to offer virtual asset dealing and advisory services under Hong Kong’s new regulatory framework. It is among the first HKSFC-approved participating dealers of in-kind subscription and redemption for spot virtual asset ETFs in Hong Kong.

In addition to securities-related services, Solomon JFZ’s asset management solutions allow high-net-worth (HNW) customers to subscribe for private funds.

Solomon Trading Platform

Solomon JFZ’s trading platform has been supporting over 10,000 listed securities and derivative products across the HKSE, New York Stock Exchange (NYSE), Nasdaq, Shanghai Stock Exchange, and Shenzhen Stock Exchange. Through its trading platform, Solomon JFZ has been providing the following services: (i) Hong Kong IPO underwriting and margin financing, (ii) Hong Kong IPO subscriptions and dark market trading; (iii) wealth management and private funds subscriptions; (iv) trading of virtual assets and virtual asset spot ETFs; and (v) trading of ETFs, warrants, and callable bull/bear contracts.

In July 2024, Solomon JFZ launched the Solomon VA+, an institutional-grade, all-in-one trading app, representing an innovative upgrade from the former one-stop electronic platform, Solomon Win. The app integrates traditional asset trading, virtual asset trading, and wealth management services. Key features include support trading of Bitcoin and Ethereum, in-kind subscription and redemption of ETFs, and a unified platform for professional and retail investors to flexibly allocate financial and virtual assets.

Solomon Wealth

In December 2023, the Company incorporated Solomon Wealth to expand its footprint in private wealth management. Officially launched in March 2024, Solomon Wealth aims to serve HNW individuals, family offices, and trusts with comprehensive wealth management solutions across traditional and virtual asset classes. The subsidiary’s early focus is on client acquisition and establishing a foundation for long-term success through tailored, high-quality services.

The Company’s strategic investments in technology, private wealth management, and web3 position the company to capitalize on emerging opportunities in both traditional and digital financial markets. With a focus on innovation, regulatory compliance, and client-centric services, the Company is committed to delivering long-term value to its stakeholders.

Results of Operation

First Six Months of Fiscal Year 2025 Financial Results

Revenue

Revenue decreased by 60% to $1.06 million for the six months ended September 30, 2024, from $2.64 million for the same period of 2023. The decrease in revenue was mainly driven by the decrease in revenue from investment advisory services.

	For the six months ended September 30,
	2024		2023
	(in thousands)	% of revenue	(in thousands)	% of revenue
Securities brokerage commissions and handling income	$75	8%	$16	1%
Investment advisory fees	318	30%	1,559	59%
Corporate consultancy service income	237	22%	-	-
Asset management income	380	36%	498	18%
Virtual assets transaction income	15	1%	-	-
Interest income	30	3%	17	1%
Referral income	-	-	550	21%
Total	$1,055	100%	$2,640	100%

●	Revenue from securities brokerage commissions and handling income increased to $75,000 for the six months ended September 30, 2024, from $16,000 for the same period of 2023. The slight increase in commissions earned is due to a higher volume of trading activity in the U.S. market.

●	Revenue from investment advisory fees decreased by $1,241,000, or 80% to $318,000 for the six months ended September 30, 2024, from $1,559,000 for the same period of 2023. The decrease was primarily due to a reduced client base and decrease in value-added services to institutional clients.

●	Revenue from corporate consultancy service increased to $237,000 for the six months ended September 30, 2024 and we did not have corporate consultancy service income for the same period of 2023. The increase was primarily driven by the acquisition of new clients and growing interest from corporate clients seeking to list in the U.S. market.

●	Revenue from asset management from related parties decreased by $118,000, or 24% to $380,000 for the six months ended September 30, 2024, from $498,000 for the same period of 2023. The decrease was primarily due to decrease of performance fees derived from Solomon Capital Fund SPC - Solomon Capital SP2, resulting from reduced investor subscriptions and weaker fund performance for the six months ended September 30, 2024.

●	Virtual assets transaction income of $15,000 was first recognized for the six months ended September 30, 2024. The increase is primarily attributable to the launch and growing adoption of the Company’s virtual assets services, including trading of digital assets through Solomon VA+, and subscription and redemption services for the Bitcoin spot ETF and Ethereum spot ETF.

●	Revenue from interest income increased by $13,000, or 76% to $30,000 for the six months ended September 30, 2024, from $17,000 for the same period of 2023. The increase was primarily due to increase in outstanding deposits from the rolling balance cash clients in relation to the securities brokerage services.

●	We did not have referral income for the six months ended September 30, 2024, compared to $550,000 referral income for the same period of 2023. The referral income was generated by referring investors to our corporate customers or brokers for IPO subscriptions in oversea markets. We acted as an agent and earned referral income in a percentage of subscription amount stipulated in the agreement. No such referral activities occurred for the six months ended September 30, 2024.

Expenses

Expenses increased to $7.35 million for the six months ended September 30, 2024, from $1.30 million for the same period of 2023. The increase was mainly due to increase in general and administrative expenses, marketing and promotion expenses and employee benefits expenses for the six months ended September 30, 2024.

●	Commission and handling expenses – Commission and handling expenses increased to $18,000 for the six months ended September 30, 2024, from $4,000 for the same period of 2023. The increase was mainly due to more trading activities in US market and was in line with our increase in securities brokerage commissions and handling income.

●	General and administrative expenses – General and administrative expenses increased to $2,016,000 for the six months ended September 30, 2024, from $648,000 for the same period of 2023. Our general and administrative expenses consist primarily of depreciation of property and equipment, amortization of intangible assets, professional fee, information technology expenses, office leases, and general office expenses. Such increase was mainly due to increase in professional and consultation fee in relation to the newly launched virtual assets business and increase in office lease expenses for new office.

●	Marketing and promotion expenses – Our marketing and promotion expenses consist primarily of advertising and other promotional activities. Our marketing and promotion expenses increased by $929,000, to $934,000 for the six months ended September 30, 2024, from $5,000 for the six months ended September 30, 2023. This increase includes expenses related to the Hong Kong FinTech Week 2024 and other significant marketing events which were aimed to enhance brand visibility, and promote our services to attract more investors and potential clients.

●	(Reversal of) Provision for Expected Credit Losses – We recorded reversal of provision for expected credit losses of $412,000 for the six months ended September 30, 2024, compared to the provision for expected credit losses of $155,000. This is mainly due to the loan receivables which were previously subject to an allowance for expected credit losses but were fully repaid in July 2024. The reversal also reflects the improved recoverability of the receivables in accordance with our credit loss policy.

●	Employee Benefits Expenses – Our employee benefits expenses increased substantially by $3,875,000, or 788%, to $4,367,000 for the six months ended September 30, 2024, from $492,000 for the six months ended September 30, 2023. This significant increase was mainly due to the implementation of the 2023 Equity Incentive Plan under which 1,980,000 ordinary shares were issued to employees as share rewards and higher staff costs associated with retaining and recruiting employees to support our expanded business operations.

●	Referral fee – For the six months ended September 30, 2024, we incurred referral fee of $139,000 related to our investment banking segment. These expenses were associated with the successful referral of clients for corporate consultancy or financial advisory service. No such referral expenses were recorded during the same period in 2023.

●	Share of Results of an Associate – For the six months ended September 30, 2024, we recorded a share of results of an associate amounting to $27,000. This reflects our equity method accounting for our investment in an associate company.

●	Impairment loss of long-term investments – For the six months ended September 30, 2024, we recorded an impairment loss of $259,000 on one of our long-term investments which does not have a readily determinable fair value. No impairment losses were recorded during the same period in 2023.

(Loss) Income from Operations

Loss from operations increased to $6.29 million for the six months ended September 30, 2024, as compared to income from operations of $1.34 million for the same period of 2023.

Other Income

Other income for the six months ended September 30, 2024 mainly consisted of interest income from loan receivables. No other income was received for the six months ended September 30, 2023.

Net (Loss) Income

Net loss increased to $6.26 million for the six months ended September 30, 2024, as compared to the net income of $1.25 million for the same period of 2023.

Basic and Diluted (Loss) Earnings per Share

Basic and diluted loss per share increased to $0.39 for the six months ended September 30, 2024, as compared to earnings per share of $0.10 for the same period of 2023.

Results of Operations

Comparison of Years Ended March 31, 2024, 2023 and 2022

	Year Ended March 31			Increase (Decrease) For Year Ended March 31
	2024	2023	2022	2024 and 2023		2023 and 2022
	$’000	$’000	$’000	$’000%		$’000%
Revenues
Securities brokerage commissions and handling income	51	74	1,844	(23)	(31)%	(1,770)	(96)%
Investment advisory fees	2,860	2,515	728	345	14%	1,787	245%
Corporate consultancy service income	120	951	-	(831)	(87)%	951	100%
Asset Management income - related parties	871	389	333	482	124%	56	17%
Interest income	128	27	351	101	374%	(324)	(92)%
Referral income	261	497	-	(236)	(47)%	497	100%
Total revenues	4,291	4,453	3,256	(162)	(4)%	1,197	37%
Expenses
Marketing and promotion expense	927	444	703	483	109%	(259)	(37)%
Commission and handling expenses	15	7	1,370	8	114%	(1,363)	(99)%
Professional fee	774	371	199	403	109%	172	86%
Information technology expenses	383	439	332	(56)	(13)%	107	32%
Office expenses	342	227	231	115	51%	(4)	(2)%
Allowance for expected credit losses	854	18	99	836	4,644%	(81)	(82)%
Employee benefits expenses	5,043	1,289	944	3,754	291%	345	37%
Interest expenses	-	-	229	-	-	(229)	(100)%
Share of results of an associate	3	-	-	3	100%	-	-
Other general and administrative expenses	383	370	325	13	4%	45	14%
Total expenses	8,724	3,165	4,432	5,559	176%	(1,267)	(29)%
(Loss) Income from operations	(4,433)	1,288	(1,176)	(5,721)	(444)%	2,464	210%
Other income
Interest income	29	-	1	29	100%	(1)	(100)%
Other income	3	61	196	(58)	(95)%	(135)	(69)%
Total other income	32	61	197	(29)	(48)%	(136)	(69)%
(Loss) Income before income tax expense	(4,401)	1,349	(979)	(5,750)	(426)%	2,328	238%
Income tax expense	155	-	-	155	100%	-	-
Net (loss) income	(4,556)	1,349	(979)	(5,905)	(438)%	2,328	238%
Other comprehensive loss
Foreign currency translation adjustment	16	(8)	(5)	24	300%	(3)	(60)%
Total comprehensive (loss) income	(4,540)	1,341	(984)	(5,881)	(439)%	2,325	236%
Basic and diluted net (loss) income per share	(0.33)	0.11	(0.09)	(0.44)	(400)%	0.20	222%
Weighted average number of shares outstanding - basic and diluted	13,724,658	12,000,000	10,364,300	1,724,658	14%	1,635,700	16%

Year ended March 31, 2024

	Securities related services segment	Investment advisory services segment	Asset management services segment	Corporate consultancy services segment	Corporate	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Revenues - excluding interest income	312	2,860	871	120	-	4,163
Revenues - interest income	128	-	-	-	-	128
Total revenues	440	2,860	871	120	-	4,291

Commission and handling expenses	(15)	-	-	-	-	(15)
General and administrative expenses	(387)	-	52	-	(1,517)	(1,852)
Marketing and promotion expenses	-	-	-	-	(927)	(927)
Allowance for expected credit losses	(364)	(21)	(59)	-	(410)	(854)
Depreciation of property and equipment	-	-	-	-	(23)	(23)
Amortization of intangible assets	-	-	-	-	(7)	(7)
Employee benefits expenses	-	-	-	-	(5,043)	(5,043)
Share of results of an associate	-	-	-	-	(3)	(3)
Total expenses	(766)	(21)	(7)	-	(7,930)	(8,724)

Interest income	-	-	-	-	29	29
Other income	-	-	-	-	3	3
Total other income	-	-	-	-	32	32

(Loss) income before income tax expense	(326)	2,839	864	120	(7,898)	(4,401)

Year ended March 31, 2023

	Securities related services segment	Investment advisory services segment	Asset management services segment	Corporate consultancy services segment	Corporate	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Revenues - excluding interest income	571	2,515	389	951	-	4,426
Revenues - interest income	27	-	-	-	-	27
Total revenues	598	2,515	389	951	-	4,453

Commission and handling expenses	(7)	-	-	-	-	(7)
General and administrative expenses	(493)	(2)	(1)	-	(893)	(1,389)
Marketing and promotion expenses	(6)	(108)	-	-	(330)	(444)
Allowance for expected credit losses	(18)	-	-	-	-	(18)
Depreciation of property and equipment	-	-	-	-	(18)	(18)
Employee benefits expenses	-	-	-	-	(1,289)	(1,289)
Total expenses	(524)	(110)	(1)	-	(2,530)	(3,165)

Other income	-	-	1	-	60	61

Income (loss) before income tax expense	74	2,405	389	951	(2,470)	1,349

Year ended March 31, 2022

	Securities related services segment	Investment advisory services segment	Asset management services segment	Corporate	Total
	$’000	$’000	$’000	$’000	$’000
Revenues - excluding interest income	1,844	728	333	-	2,905
Revenues - interest income	351	-	-	-	351
Total revenues	2,195	728	333	-	3,256

Commission and handling expenses	(1,370)	-	-	-	(1,370)
General and administrative expenses	(408)	-	(35)	(625)	(1,068)
Marketing and promotion expenses	(40)	(446)	(195)	(22)	(703)
Allowance for expected credit losses	(99)	-	-	-	(99)
Depreciation of property and equipment	-	-	-	(19)	(19)
Employee benefits expenses	-	-	-	(944)	(944)
Interest expenses	(229)	-	-	-	(229)
Total expenses	(2,146)	(446)	(230)	(1,610)	(4,432)

Other income	15	-	4	177	196
Interest income	-	-	-	1	1
Total other income	15	-	4	178	197
Income (loss) before income tax expense	64	282	107	(1,432)	(979)

Comparison of the years ended March 31, 2024 and 2023

Revenue. We have generated revenue through securities brokerage commissions and handling income, investment advisory fees, asset management income, consultancy service income, interest income and referral income. Our total revenue was $4,291,000 for the fiscal year ended March 31, 2024, compared to $4,453,000 for the year ended March 31, 2023, a decrease of $162,000, or 4%. The decrease in revenue was mainly driven by the decrease of revenue from corporate consultancy services.

The following table sets forth the breakdown of our revenue by our reportable segments for the periods presented:

	For the years ended March 31,
	2024		2023
	(in thousands)	% of revenue	(in thousands)	% of revenue
Securities brokerage commissions and handling income	51	1%	74	2%
Investment advisory fees	2,860	67%	2,515	56%
Corporate consultancy service income	120	3%	951	21%
Asset management income	871	20%	389	9%
Interest income	128	3%	27	1%
Referral income	261	6%	497	11%
Total	4,291	100%	4,453	100%

Revenue from securities brokerage commissions and handling income decreased by $23,000, or 31%, to $51,000 for the fiscal year ended March 31, 2024 from $74,000 for the fiscal year ended March 31, 2023. Among others, the securities brokerage commissions had declined from $55,000 for the year ended March 31, 2023 to $25,000 for the year ended March 31, 2024. The main reason for the decrease was due to poor equity market performance in Hong Kong, a consequence of COVID-19 pandemic and continuous uncertain economic conditions in Hong Kong. The decrease in the number of revenue-generating clients from approximately 1,400 on March 31, 2023 to 1,240 on March 31, 2024 also contributed to the decrease in revenue from securities brokerage. Revenue from securities brokerage commissions and handling income accounted for only 1% of the total revenue for the year ended March 31, 2024, compared to 2% for the year ended March 31, 2023. We started to provide such services in January 2017.

Revenue from investment advisory fees increased by $345,000, or 14% to $2,860,000 for the fiscal year ended March 31, 2024 from $2,515,000 for the fiscal year ended March 31, 2023. Such increase was primarily due to add value services to institutional clients and referral of institutional clients. Investment advisory services accounted for 67% of our total revenue for the fiscal year ended March 31, 2024, as compared to 56% for the fiscal year ended March 31, 2023. We began to provide such services in October 2021.

Revenue from corporate consultancy service income decreased by $831,000, or 87% to $120,000 for the fiscal year ended March 31, 2024 from $951,000 for the fiscal year ended March 31, 2023. Such decrease was primarily due to decrease in referral of business partners. Corporate consultancy service income accounted for 3% of our total revenue for the fiscal year ended March 31, 2024, as compared to 21% for the fiscal year ended March 31, 2023. We began to provide such services in December 2021.

Revenue from asset management income increased by $482,000, or 124% to $871,000 for the fiscal year ended March 31, 2024 from $389,000 for the fiscal year ended March 31, 2023. Such increase was primarily due to increase of performance fee derived from Solomon Capital SP2 and Blue Tulip Capital SP. Asset management services accounted for 20% of our total revenue for the fiscal year ended March 31, 2024, as compared to 9% for the fiscal year ended March 31, 2023. We began to provide such services in April 2021.

For the fiscal years ended March 31, 2024 and 2023, we had interest income of $128,000 and $27,000, respectively. The increase was primarily due to increase in outstanding from the rolling balance cash clients in relation to the securities brokerage services. Interest income accounted for 3% of total revenue for the year ended March 31, 2024, compared to 1% for the year ended March 31, 2023.

Referral income decreased by $236,000, or 47% to $261,000 for the fiscal year ended March 31, 2024 from $497,000 for the fiscal year ended March 31, 2023. We had referral income by referring investors to our corporate customers or brokers for IPO subscriptions in oversea market. We acted as agent and earned referral income in a percentage of subscription amount stipulated in the agreement. Referral income accounted for 6% of total revenue for the year ended March 31, 2024, as compared to 11% for the fiscal year ended March 31, 2023.

Expenses. Our expenses include commission and handling expenses, general and administrative expenses, marketing and promotion expenses, allowance for expected credit losses, employee benefits expenses and interest expenses. Our expenses increased by $5,559,000, or 176%, to $8,724,000 for the fiscal year ended March 31, 2024 from $3,165,000 for the fiscal year ended March 31, 2023. Such increase was mainly due to increase in general and administrative expenses, marketing and promotion expenses and employee benefits expenses for the fiscal year ended March 31, 2024.

Commission and handling expenses – Our commission and handling expenses are derived from our securities related services and consist primarily of brokerage fees paid to other financial institutions for trading activities in oversea markets. Our commission and handling expenses increased by $8,000, or 114% to $15,000 for the fiscal year ended March 31, 2024 from $7,000 for the fiscal year ended March 31, 2023. Such increase was mainly due to more trading activities in US market. As a percentage of revenue from securities brokerage, commission and handling expenses increased from 9% for the fiscal year ended March 31, 2023 to 29% for the fiscal year ended March 31, 2024.

General and administrative expenses – Our general and administrative expenses consist primarily of depreciation of property and equipment, amortization of intangible assets, professional fee, information technology expenses, office leases, and general office expenses. Our general and administrative expenses increased by $475,000, or 34% from $1,407,000 for the fiscal year ended March 31, 2023 to $1,882,000 for the fiscal year ended March 31, 2024. As a percentage of revenue, general and administrative expenses increased to 44% for the fiscal year ended March 31, 2024 from 32% for the fiscal year ended March 31, 2023.

The following table sets forth the breakdown of our general and administrative expenses by our reportable segments for the periods presented:

	For the years ended March 31,
	2024		2023
	(in thousands)	% of general and administrative expenses	(in thousands)	% of general and administrative expenses
Securities related services	387	-	493	-
Investment advisory services	-	-	2	-
Asset management services	(52)	-	1	-
Corporate – unallocated	1,547	100%	911	100%
Total	1,882	100%	1,407	100%

General and administrative expenses from securities related services consist primarily of information technology expenses and market data expenses. Our general and administrative expenses from securities related services decreased by $106,000, or 22% from $493,000 for the fiscal year ended March 31, 2023 to $387,000 for the fiscal year ended March 31, 2024. Such decrease was primarily due to the transition to a new service provider for our trading app and account opening systems, which resulted in lower costs for technical support and infrastructure.

Other unallocated general and administrative expenses from corporate increased by $636,000, or 70% from $911,000 for the fiscal year ended March 31, 2023 to $1,547,000 for the fiscal year ended March 31, 2024. Such increase was mainly due to increase in professional and consultation fee in relation to the virtual assets business and increase in audit fee incurred after listing.

Marketing and promotion expenses – Our marketing and promotion expenses consist primarily of referral fees, advertising, and other promotional activities. Our marketing and promotion expenses increased by $483,000, or 109%, from $444,000 for the fiscal year ended March 31, 2023, to $927,000 for the fiscal year ended March 31, 2024. This increase includes expenses related to our listing ceremony and other significant marketing events which were aimed to enhance brand visibility, promote our services, and expand our market reach to attract more investors and potential clients. All marketing and promotion expenses for the fiscal year ended March 31, 2024 were attributed to the corporate segment for the fiscal year ended March 31, 2024.

Allowance for Expected Credit Losses – Our allowance for expected credit losses increased by $836,000, or over 100%, from $18,000 for the fiscal year ended March 31, 2023, to $854,000 for the fiscal year ended March 31, 2024. This increase is primarily due to the receivables from customers for securities related services and loan receivables, as we adopted a more conservative approach to estimating potential credit losses. The loan had been fully repaid and settled in July 2024.

Employee Benefits Expenses – Our employee benefits expenses increased substantially by $3,754,000, or 291%, to $5,043,000 for the fiscal year ended March 31, 2024, from $1,289,000 for the fiscal year ended March 31, 2023. This significant increase was mainly due to the implementation of the 2023 Equity Incentive Plan under which 1,500,000 ordinary shares were issued to employees as share rewards and higher staff costs associated with retaining and recruiting employees to support our expanded business operations.

Share of Results of an Associate – For the fiscal year ended March 31, 2024, we recorded a share of results of an associate amounting to $3,000. This reflects our equity method accounting for our investment in an associate company.

(Loss) Income from operations. As a result of the foregoing, we recorded loss from operations of $4,433,000 for the fiscal year ended March 31, 2024, compared to income from operation of $1,288,000 for the fiscal year ended March 31, 2023, a decrease of $5,721,000 or 444%.

Total other income. We had $32,000 in total other income for the fiscal year ended March 31, 2024, as compared to $61,000 for the fiscal year ended March 31, 2023. Total other income for the fiscal year ended March 31, 2024 mainly due to the interest income from the bank deposits while total other income for the fiscal year ended March 31, 2023 mainly consisted of subsidies from The Hong Kong Special Administrative Region Government (“HKSAR”) From May to July 2022, the HKSAR launched the 2022 Employment Support Scheme under the Anti-Epidemic Fund to provide wage subsidies to employers in order to retain the current employees or even employ more staff when the business revives as soon as the epidemic situation permits. No such subsidies were received for the fiscal year ended March 31, 2024.

Income tax expense. No income tax expenses were recorded for the fiscal year ended March 31, 2023. Income tax expense of $155,000 was recorded for the six months ended March 31, 2024. See also “—Taxation” above.

Net (loss) income. As a result of the cumulative effect of the factors described above, our net loss attributable to our shareholders increased by $5,905,000, or 438%, to $4,556,000 for the fiscal year ended March 31, 2024 from net income of $1,349,000 for the fiscal year ended March 31, 2023.

Comparison of the years ended March 31, 2023 and 2022

Revenue. We have generated revenue through securities brokerage commissions and handling income, investment advisory fees, asset management income, consultancy service income, interest income and referral income. Our total revenue was $4,453,000 for the fiscal year ended March 31, 2023, compared to $3,256,000 for the year ended March 31, 2022, an increase of 1,197,000, or 37%. Such increase was mainly driven by the revenue from investment advisory services and corporate consultancy services.

The following table sets forth the breakdown of our revenue by our reportable segments for the periods presented:

	For the years ended March 31,
	2023		2022
	(in thousands)	% of revenue	(in thousands)	% of revenue
Securities brokerage commissions and handling income	74	2%	1,844	57%
Investment advisory fees	2,515	56%	728	22%
Corporate consultancy service income	951	21%	-	-
Asset management income	389	9%	333	10%
Interest income	27	1%	351	11%
Referral income	497	11%	-	-
Total	4,453	100%	3,256	100%

Revenue from securities brokerage commissions and handling income decreased by $1,770,000, or 96%, to $74,000 for the fiscal year ended March 31, 2023 from $1,844,000 for the fiscal year ended March 31, 2022. Among others, the handling income from IPO subscriptions had declined from $1,603,000 for the year ended March 31, 2022 to less than $1,000 for the year ended March 31, 2023. The main reason for this significant decrease was the drop in handling income from IPO subscriptions in Hong Kong, which in turn was due to poor equity market performance in Hong Kong and a lack of attractive IPOs in the Hong Kong stock market, a consequence of COVID-19 pandemic and continuous uncertain economic conditions in Hong Kong. The decrease in the number of revenue-generating clients from approximately 2,100 on March 31, 2022 to 1,500 on March 31, 2023 also contributed to the decrease in revenue from securities brokerage. Revenue from securities brokerage commissions and handling income accounted for only 2% of the total revenue for the year ended March 31, 2023, compared to 57% for the year ended March 31, 2022. We started to provide such services in January 2017.

Revenue from investment advisory fees of $728,000 were first recognized for the fiscal year ended March 31, 2022 and increased by $1,787,000, or 245% to $2,515,000 for the fiscal year ended March 31, 2023. Such increase was primarily due to add value services to institutional clients and referral of institutional clients. Investment advisory services accounted for 56% of our total revenue for the fiscal year ended March 31, 2023, as compared to 22% for the fiscal year ended March 31, 2022. We began to provide such services in October 2021.

Revenue from corporate consultancy service income of $951,000 were first recognized for the fiscal year ended March 31, 2023. Such increase was primarily due to diversification of business in launching corporate consultancy service and referral of business partners. Corporate consultancy service income accounted for 21% of our total revenue for the fiscal year ended March 31, 2023. We began to provide such services in December 2021.

Revenue from asset management income of $333,000 were first recognized for the fiscal year ended March 31, 2022 and increased by $56,000, or 17% to $389,000 for the fiscal year ended March 31, 2023. Such increase was primarily due to increase of performance fee derived from Solomon Capital SP2, as well as increase of management fee derived from increase of AUM of Solomon Capital SP9. Asset management services accounted for 9% of our total revenue for the fiscal year ended March 31, 2023, as compared to 10% for the fiscal year ended March 31, 2022. We began to provide such services in April 2021.

For the fiscal years ended March 31, 2023 and, 2022, we had interest income of $27,000 and $351,000, respectively. The decrease was primarily due to the interest income arising from IPO subscription financing of $322,000 for the year ended March 31, 2022 while there was no such interest income for the year ended March 31, 2023 as fewer IPO subscriptions were applied for by investors due to the underperformance of Hong Kong IPOs during this period and continued uncertain economic conditions in Hong Kong. Interest income accounted for 1% of total revenue for the year ended March 31, 2023, compared to 11% for the year ended March 31, 2022.

For the fiscal year ended March 31, 2023, we had referral income of $497,000 by referring investors to our corporate customers or brokers for IPO subscriptions in oversea market. We acted as agent and earned referral income in a percentage of subscription amount stipulated in the agreement. Referral income accounted for 11% of total revenue for the year ended March 31, 2023. No such income was derived in the fiscal year March 31, 2022.

Expenses. Our expenses include commission and handling expenses, general and administrative expenses, marketing and promotion expenses, allowance for expected credit losses, employee benefits expenses and interest expenses. Our expenses decreased by $1,267,000, or 29%, to $3,165,000 for the fiscal year ended March 31, 2023 from $4,432,000 for the fiscal year ended March 31, 2022. Such decrease was mainly due to decrease in commission and handling expenses for the fiscal year ended March 31, 2023.

Commission and handling expenses – Our commission and handling expenses are derived from our securities related services and consist primarily of brokerage fees paid to other financial institutions for trading activities in oversea markets and IPO subscriptions on behalf of our customers. Our commission and handling expenses decreased by $1,363,000, or 99% to $7,000 for the fiscal year ended March 31, 2023 from $1,370,000 for the fiscal year ended March 31, 2022. Such significant decrease was in line with our decreased handling income for IPO subscriptions. As a percentage of revenue from securities brokerage, commission and handling expenses decreased from 74% for the fiscal year ended March 31, 2022 to 9% for the fiscal year ended March 31, 2023.

General and administrative expenses – Our general and administrative expenses consist primarily of information technology expenses, professional fees, insurance, office leases, general office expenses and depreciation of property and equipment. Our general and administrative expenses increased by $320,000, or 29% from $1,087,000 for the fiscal year ended March 31, 2022 to $1,407,000 for the fiscal year ended March 31, 2023. As a percentage of revenue, general and administrative expenses decreased to 32% for the fiscal year ended March 31, 2023 from 33% for the fiscal year ended March 31, 2022.

The following table sets forth the breakdown of our general and administrative expenses by our reportable segments for the periods presented:

	For the years ended March 31,
	2023		2022
	(in thousands)	% of general and administrative expenses	(in thousands)	% of general and administrative expenses
Securities related services	493	-	408	-
Investment advisory services	2	-	-	-
Asset management services	1	-	35	-
Corporate – unallocated	911	100%	644	100%
Total	1,407	100%	1,087	100%

General and administrative expenses from securities related services consist primarily of information technology expenses and market data expenses. Our general and administrative expenses from securities related services increased by $85,000, or 21% from $408,000 for the fiscal year ended March 31, 2022 to $493,000 for the fiscal year ended March 31, 2023. Such increase was primarily due to system optimization efforts, which included upgrading and enhancing our trading and back-office systems to improve efficiency and provide a better user experience for our clients using our brokerage services.

Other unallocated general and administrative expenses from corporate increased by $267,000, or 41% from $644,000 for the fiscal year ended March 31, 2022 to $911,000 for the fiscal year ended March 31, 2023. Such increase was mainly due to the audit fee of $299,000 incurred for the preparation of this initial public offering.

Marketing and promotion expenses – Our marketing and promotion expenses consist primarily of referral fees and advertising. Our marketing and promotion expenses decreased by $259,000, or 37%, from $703,000 for the fiscal year ended March 31, 2022, to $444,000 for the fiscal year ended March 31, 2023. Such decrease was mainly due the decrease in the referral fee from investment advisory and asset management services as the source of income referred by shareholders became more stable in the fiscal year ended March 31, 2023. The referral fee contributed to 6% of or $1,915,000 investment advisory income that was generated from the customers referred by shareholders in the fiscal year ended March 31, 2023, compared to 79% or $567,000 in the fiscal year ended March 31, 2022.

Employee Benefits Expenses – Our employee benefits expenses increased by $345,000, or 37%, from $944,000 for the fiscal year ended March 31, 2022, to $1,289,000 for the fiscal year ended March 31, 2023. This increase was mainly due to higher staff costs for retaining and recruiting employees to support our business operations.

Allowance for Expected Credit Losses – We recorded an allowance for expected credit losses of $18,000 for the fiscal year ended March 31, 2023, compared to $99,000 for the fiscal year ended March 31, 2022. This decrease reflects improved credit management practices.

Interest expenses – Our interest expenses are derived from our securities related services and consist primarily of interest paid to other financial institutions for IPO subscription financing. To maintain our capitalization, when we provided the IPO financing service to our clients, we may choose to make the IPO subscription through other financial institutions. In this case, we act as an intermediary and receive interest income from our clients for providing the financing service, while the other financial institutions act as lenders as they are offering to lend the funds needed for the IPO subscription. Interest expenses are the cost of borrowing the IPO financing and are paid to the other financial institutions by us. The interest expenses were charged at a fixed rate over the period that the IPO financing is outstanding, and are vary from stock to stock depending on the agreement between us and the financial institutions.

No interest expense was incurred for the fiscal year ended March 31, 2023 compared to the interest expenses of $229,000 for the fiscal year ended March 31, 2022, which represented 65% of interest income. Such decrease was in line with the changes of our interest income for IPO subscription financing.

Income (Loss) from operations. As a result of the foregoing, we recorded income from operations of $1,288,000 for the fiscal year ended March 31, 2023, compared to loss from operation of $1,176,000 for the fiscal year ended March 31, 2022, an increase of $2,464,000 or 210%.

Total other income. We had $61,000 in total other income for the fiscal year ended March 31, 2023, as compared to $197,000 for the fiscal year ended March 31, 2022. Total other income for the fiscal year ended March 31, 2023 mainly consisted of subsidies from The Hong Kong Special Administrative Region Government (“HKSAR”) while total other income mainly consisted of other consultancy income for the fiscal year ended March 31, 2022. From May to July 2022, the HKSAR launched the 2022 Employment Support Scheme under the Anti-Epidemic Fund to provide wage subsidies to employers in order to retain the current employees or even employ more staff when the business revives as soon as the epidemic situation permits. No such subsidies were received for the fiscal year ended March 31, 2022.

Income tax expense. No income tax expenses were recorded for the fiscal years ended March 31, 2023 and 2022. See also “—Taxation” above.

Net income (loss). As a result of the cumulative effect of the factors described above, our net income attributable to our shareholders increased by $2,328,000, or 238%, to $1,349,000 for the fiscal year ended March 31, 2023 from net loss of $979,000 for the fiscal year ended March 31, 2022.

Liquidity and Capital Resources

As of September 30, 2024, cash and cash equivalents increased to $2.46 million, from $2.14 million as of March 31, 2024. To date, we have financed our operations primarily through a combination of net cash flows generated from operations, and equity and debt financings provided by investors and the Company’s major shareholders.

We believe that our current levels of cash and cash flows from operations will be sufficient to meet our anticipated cash needs for our operations and expansion plans for at least the next 12 months. We may, however, in the future require additional cash resources due to changing business conditions, implementation of our strategy to expand our business, or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Cash Flows for the Six Months Ended September 30, 2024 and 2023

The following table sets forth a summary of our cash flows for the periods presented:

	Six months ended September 30,
	2024	2023
	$’000	$’000
Net cash provided by (used in) operating activities	$784	$(2,372)
Net cash provided by (used in) investing activities	$264	$(22)
Net cash provided by financing activities	$22	$6,734

Operating Activities

Net cash provided by operating activities was $0.78 million for the six months ended September 30, 2024, compared to net cash used in operating activities of $2.37 million for the same period of 2023. The decrease of $2.36 million in receivables from customers, the decrease of $0.74 million in prepaid expenses and the increase in payables to customers of $0.57 million, offset by operating loss before working capital changes of $0.30 million, were the primary drivers of the cash provided by operating activities.

Investing Activities

Net cash provided by investing activities was $0.26 million for the six months ended September 30, 2024, mainly consisted of repayment of loan from a third party, offset by the purchase of long-term investments, compared to net cash used in investing activities of $0.02 million for the same period of 2023.

Financing Activities

Net cash provided by financing activities decreased to $0.02 million for the six months ended September 30, 2024, representing advance from related parties, compared to $6.73 million for the same period of 2023.

Cash Flows for the Years Ended March 31, 2024, 2023 and 2022

The following table sets forth a summary of our cash flows for the periods presented:

	Years Ended March 31,
	2024	2023	2022
	$’000	$’000	$’000
Net cash used in operating activities	(5,607)	(443)	(5,738)
Net cash (used in) provided by investing activities	(1,376)	225	114
Net cash provided by (used in) financing activities	6,720	(341)	1,460
Net decrease in cash and cash equivalents and cash segregated for regulatory purpose	(263)	(559)	(4,164)
Cash and cash equivalents and cash segregated for regulatory purpose at beginning of the year	7,514	8,073	12,237
Cash and cash equivalents and cash segregated for regulatory purpose at end of the year	7,251	7,514	8,073

Operating Activities

Net cash used in operating activities was $5,607,000 and $443,000 for the fiscal years ended March 31, 2024 and 2023, respectively. For the fiscal year ended March 31, 2024, the net loss of $4,556,000, the increase of $2,038,000 in receivables from customers and increase of $1,656,000 in prepaid expenses and other current assets, were the primary drivers of the cash used in operating activities.

For the fiscal year ended March 31, 2023, the increase of $1,050,000 in receivables from customers and decrease of $941,000 in payables to customers, offset by the net income of $1,349,000, were the primary drivers of the cash used in operating activities.

For the fiscal year ended March 31, 2022, the net loss of $979,000, increase of $110,000 in receivables from brokers-dealers and clearing organizations, and decrease of $4,690,000 in payables to customers, were the primary drivers of the cash used in operating activities.

Investing Activities

Net cash used in investing activities was $1,376,000 for the fiscal year ended March 31, 2024, mainly consisted of loan to third party in the amount of $958,000 and acquisition of an associate in the amount of $257,000.

Net cash provided by investing activities was $225,000 for the fiscal year ended March 31, 2023, consisted of repayment of loan to a director in the amount of $233,000, offset by purchase of property and equipment in the amount of $8,000.

Net cash provided by investing activities was $114,000 for the fiscal year ended March 31, 2022, consisted of repayment of loan to a director in the amount of $131,000, offset by purchase of property and equipment in the amount of $17,000.

Financing Activities

Net cash provided by financing activities was $6,720,000 for the fiscal year ended March 31, 2024, mainly consisted of consisted of net proceeds from IPO after deducting any payment for IPO costs, in the amount of $6,656,000.

Net cash used in financing activities was $341,000 for the fiscal year ended March 31, 2023, mainly consisted of deferred IPO costs in the amount of $343,000 and advance to related parties in the amount of 4,000, offset by advance from a director in the amount of $6,000.

Net cash provided by financing activities was $1,460,000 for the fiscal year ended March 31, 2022, mainly consisted of proceeds from shareholders’ contribution in the amount of $1,520,000, offset by advance to related parties in the amount of $64,000.

Facilities

Our corporate headquarters are located at Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong. Solomon JFZ entered into an office tenancy agreement with Wide Harvest Investment Limited on October 10, 2024, pursuant to which Solomon JFZ leased the premises that our corporate headquarters are currently located at for a term of two years, from November 2, 2024 until November 1, 2026. Solomon JFZ agreed to pay the landlord a monthly rent in an amount of HK$93,236 (approximately $11,980).

Our wealth management center is located at Unit Nos.8505B-8506A of Level 85, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong. Solowin entered into an office tenancy agreement with Sun Hung Kai Real Estate (Sales and Leasing) Agency Limited, agent for the landlord, “City Lion Investment Limited” on January 12, 2024, pursuant to which Solowin leased the premises as office for a term of two years, from January 12, 2024 until January 11, 2026. Solowin agreed to pay the landlord a monthly rent in an amount of HK$376,575 (approximately $48,278).

Our investment banking center is located at Suites 1710-1714, Jardine House, 1 Connaught Place, Hong Kong. Solomon Wealth entered into an office tenancy agreement with HKL (Jardine House) Limited on November 27, 2024, pursuant to which Solomon Wealth leased the premises as office for a term of three years, from December 5, 2024 until November 30, 2027. Solomon Wealth agreed to pay the landlord a monthly rent in an amount of HK$390,344 (approximately $50,044).

The following table summarizes the information of the real property leased by the Company:

Location	Type of Right	Area	Usage	Term
Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong	Lease	Land use right area 3,586 sf/property area 3,586 sf	Other commercial service land/office space	Land use right ends November 1, 2026
Unit Nos.8505B-8506A of Level 85, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong	Lease	Land use right area 5,021 sf./property area 5, 021 sf.	Other commercial service land/office space	Land use right ends January 11, 2026
Suites 1710-1714, Jardine House, 1 Connaught Place, Hong Kong	Lease	Land use right area 3,308 sf./property area 3,308 sf.	Other commercial service land/office space	Land use right ends November 30, 2027

The tenancy agreement was duly stamped and registered at the Land Registry of Hong Kong. No legal title will be transferred to Solomon JFZ at the end of the lease period. We intent to renew the lease upon its expiration. We believe the above facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate any such expansion of our operations.

Critical Accounting Policies and Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for expected credit losses, useful lives and impairment for investment in an associate, long-term investments, property and equipment and intangible assets, fair value of financial instruments, share based compensations and contingencies. Actual results could vary from the estimates and assumptions that were used.

Please see Note 2 to the consolidated financial statements incorporated by reference herein for a summary of significant accounting policies.

Recently Adopted and Issued Accounting Pronouncements

Please see Note 2 to the consolidated financial statements incorporated by reference herein for a summary of recently adopted and issued accounting pronouncements.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by (i) each of the directors and executive officers; (ii) all of the directors and executive officers as a group; and (iii) each person known to us to own beneficially more than 5% of either Class A or Class B Ordinary Shares. Unless otherwise indicated, the business address of each of the individuals below is Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of Class A or Class B Ordinary Shares. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them.

	Beneficial Ownership(1)		Percent of	Percent of	Percent of Total Voting	Percent of Total Voting
	Class A Ordinary Shares	Class B Ordinary Shares	Class A Ordinary Shares(2)	Class B Ordinary Shares(3)	Shares Prior to Offering(4)	Shares After Offering(4)(5)
Directors and Executive Officers:
Shing Tak Tam, Chief Executive Officer and Director	0	0	*	*	*	*
Lili Liu, Chief Financial Officer	0	0	*	*	*	*
Ling Ngai Lok, Chairman(5)(6)	0	4,080,000	*	50.7%	45.9%	[●	]%
Tze Bun Cheng, Chief Operation Officer	0	0	*	*	*	*
Pong Ming Ting, Director of Solomon JFZ	0	0	*	*	*	*
Wing Yan Ho, Independent Director	0	0	*	*	*	*
Ho Kuen Tam, Independent Director	0	0	*	*	*	*
Cha Hwa Chong, Independent Director	0	0	*	*	*	*
All directors and executive officers as a group	0	4,080,000	*	50.7%	45.9%	[●	]%

Other Principal Shareholders:
Gemini Asia Holdings Limited(6)	0	4,080,000	*	50.7%	45.9%	[●	]%
FORTUNE DYNASTY GLOBAL LIMITED(7)	0	3,960,000	*	49.3%	44.6%	[●	]%

*	Less than 1%.

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted below, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the Ordinary Shares. For each beneficial owner above, any securities convertible into, exercisable or exchangeable for Ordinary Shares within 60 days have been included in the denominator.

(2)	Base on 8,440,000 Class A Ordinary Shares issued and outstanding as of the date of this prospectus. Holders of Class A Ordinary Shares are entitled to one (1) vote per share.

(3)	Based on 8,040,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus. Holders of Class B Ordinary Shares are entitled to ten (10) votes per share. Class B Ordinary Shares are convertible into Class A Ordinary Shares on a 1:1 basis as follows: (i) at the option of the holder of Class B Ordinary Shares without the payment of additional consideration, and (ii) automatically upon any sale, transfer, assignment or disposition of Class B Ordinary Shares to a person or entity which is not an affiliate of such holder.

(4)	Percentage of Total Voting Shares represents total ownership with respect to all Class A Ordinary Shares and Class B Ordinary Shares, which vote together as a single class on all matters.

(5)	Based on [●] Class A Ordinary Shares issued and outstanding immediately after the completion of this offering, assuming the sale of all the Class A Ordinary Shares being offered in this offering, excluding shares underlying the Pre-Funded Warrants and Warrants.

(6)	Gemini Asia Holdings Limited is incorporated in the British Virgin Islands. Ling Ngai Lok, our Chairman, is the sole director and sole shareholder of Gemini Asia Holdings Limited, and has sole voting and investment power over the shares held by Gemini Asia Holdings Limited. The address of the registered office of Gemini Asia Holdings Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(7)	Fortune Dynasty Global Limited is incorporated in the Republic of Seychelles. Xue Yao, the sole director and sole shareholder, has sole voting and investment power over the shares held by FORTUNE DYNASTY GLOBAL LIMITED. The address of the registered office of Fortune Dynasty Global Limited is Vistra Corporate Services Centre, Suite 23, 1st Floor, Eden Plaza, Eden Island, Mahe, Seychelles.

Except for the Class B Ordinary Shares held by Gemini Asia Holdings Limited and Fortune Dynasty Global Limited, none of the major shareholders have different voting rights from other shareholders. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

DESCRIPTION OF SHARE CAPITAL

Solowin is a Cayman Islands exempted company with limited liability and its affairs are governed by its memorandum and articles of association, as amended, the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) and the common law of Cayman Islands.

As of the date of this prospectus, Solowin’s authorized share capital is $100,000 divided into 1,000,000,000 shares, with a par value of $0.0001 each, consisting of (i) 950,000,000 Class A Ordinary Shares of par value of $0.0001 each and (ii) 50,000,000 Class B Ordinary Shares of par value of $0.0001 each.

As of the date of this prospectus, there are 8,440,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares issued and outstanding.

Upon the closing of this offering, there will be [●] Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares issued and outstanding, assuming the sale of all the Class A Ordinary Shares being offered in this offering, excluding shares underlying the Pre-Funded Warrants and Warrants.

Solowin’s Second Amended and Restated Memorandum and Articles of Association

Solowin adopted its Second Amended and Restated Memorandum and Articles of Association on December 17, 2024. The following are summaries of material provisions of the Second Amended and Restated Memorandum and Articles of Association (Solowin’s memorandum and articles of association currently in effect), and of the Companies Act, insofar as they relate to the material terms of the Ordinary Shares.

Objects of the Company. Under the memorandum and articles of association, the objects of Solowin are unrestricted, and Solowin is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. The Ordinary Shares are issued in registered form and are issued when registered in Solowin’s register of members. Solowin may not issue shares to bearer. Solowin’s shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion. Class B Ordinary Shares are convertible into Class A Ordinary Shares on a 1:1 basis as follows: (i) at the option of the holder of Class B Ordinary Shares without the payment of additional consideration, and (ii) automatically upon any sale, transfer, assignment or disposition of Class B Ordinary Shares to a person or entity which is not an affiliate of such holder. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Dividends. The holders of the Ordinary Shares are entitled to such dividends as may be declared by the board of directors. The memorandum and articles of association provide that dividends may be declared and paid out of the funds of the Company lawfully available therefor. Under the laws of the Cayman Islands, Solowin may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of its share premium if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of the Ordinary Shares have the right to receive notice of, attend and vote at general meetings of Solowin. Holders of the Class A Ordinary Shares and the Class B Ordinary Shares shall, at all times (other than in respect of separate general meetings of the holders of a class or series of shares), vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to the vote at general meetings of the Company. Voting at any meeting of shareholders is to be decided on a show of hands unless a poll is required by the rules and regulations of Nasdaq or a poll is demanded by:

●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to the memorandum and articles of association, a reduction of its share capital and the winding up of the Company. The shareholders may, among other things, divide or combine their shares by ordinary resolutions.

General Meetings of Shareholders. As a Cayman Islands exempted company, Solowin is not obliged by the Companies Act to call shareholders’ annual general meetings. Its memorandum and articles of association provide that it shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by its directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of the board of directors or by a majority of the board of directors. Advance notice of at least ten clear days is required for the convening of the annual general shareholders’ meeting (if any) and any other general meeting of the shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in the Company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. These rights may be provided in a company’s articles of association. However, Solowin’s memorandum and articles of association do not provide its shareholders with any right to requisition a general meeting or to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of the shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by the board of directors. Notwithstanding the foregoing, the Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

The board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. The board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as the directors may from time to time require is paid to us in respect thereof.

If the directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as the board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as the board may determine.

Liquidation. On the winding up of the Company, if the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. If the assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by the shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. The board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Solowin may issue shares on terms that such shares are subject to redemption, at its option or at the option of the holders of these shares, on such terms and in such manner as may be determined by the board of directors. The Company may also repurchase any of its shares on such terms and in such manner as have been approved by the board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of the Company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if the Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the Company has commenced liquidation. In addition, the Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of Solowin is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. The memorandum and articles of association authorizes the board of directors to issue additional Ordinary Shares from time to time as the board of directors shall determine, to the extent of available authorized but unissued shares.

The memorandum and articles of association also authorizes the board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The board of directors may issue preference shares without action by the shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of the Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or the corporate records. However, the memorandum and articles of association have provisions that provide the shareholders the right to inspect the register of shareholders without charge, and to receive the annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of the memorandum and articles of association may discourage, delay or prevent a change of control of the Company or management that shareholders may consider favorable, including provisions that:

●	authorize the board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by the shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, the directors may only exercise the rights and powers granted to them under the memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. Solowin is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved, in the case of a shareholder scheme, by seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and, in the case of a creditor scheme, a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, Solowin has entered into indemnification agreements with the directors and executive officers that provide such persons with additional indemnification beyond that provided in its memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Solowin’s amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with Solowin’s amended and restated articles of association or may be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Solowin’s amended and restated articles of association do not provide its shareholders with such right. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the amended and restated articles of association do not provide for cumulative voting. As a result, the shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Solowin’s amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of the shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under Solowin’s amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from the board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of Solowin’s memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Solowin’s amended and restated articles of association, if its share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, Solowin’s memorandum and articles of association may only be amended with a special resolution of its shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by Solowin’s memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on its shares. In addition, there are no provisions in Solowin’s memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation. The transfer agent and registrar’s address is Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater, FL 33764.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to [●] Class A Ordinary Shares or Pre-Funded Warrants in lieu of Class A Ordinary Shares, along with Warrants to purchase up to [●] Ordinary Shares. For each Pre-Funded Warrant we sell, the number of Class A Ordinary Shares we are offering will be decreased on a one-for-one basis. Each Class A Ordinary Share or Pre-Funded Warrant is being sold together with a Warrant to purchase [●] Class A Ordinary Share. The Class A Ordinary Shares or Pre-Funded Warrants and accompanying Warrants will be issued separately. We are also registering the Class A Ordinary Shares issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby and the Warrants offered hereby.

Class A Ordinary Shares

The material terms and provisions of our Class A Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

Exercisability. The Warrants are exercisable upon the issuance date.

Expiration. The Warrants will expire on [●] years from the issuance date.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price for the Warrants initially will be $[●] per Class A Ordinary Share. The exercise price is subject to appropriate adjustment in the event of certain Class A Ordinary Share dividends and distributions, Class A Ordinary Share splits, Class A Ordinary Share combinations, reclassifications or similar events affecting our Class A Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Listing. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A Ordinary Shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Warrants.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Class A Ordinary Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the holder exercises the Warrant.

Governing Law. The Warrants and the warrant agent agreement are governed by New York law.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to our registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events. The Pre-Funded Warrants will be issued separately from the Warrants.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding Class A Ordinary Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our Class A Ordinary Shares outstanding immediately after giving effect to the exercise.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Pre-Funded Warrants.

Fractional Shares

No fractional Class A Ordinary Shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole Class A Ordinary Shares.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of Pre-Funded Warrants will be extremely limited. The Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are currently traded on Nasdaq.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of the underlying Class A Ordinary Shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally, including any reorganization, recapitalization, or reclassification of our Class A Ordinary Shares, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power of our share capital, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash, or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

Solowin is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. It is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Solowin’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the company, its officers, directors and shareholders, be subject to arbitration.

Substantially all of our assets are located outside the United States. In addition, most of the directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and the officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the federal or state securities laws of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or the directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or the directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Hong Kong

All of our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state.

DAVID FENN & CO., our counsel with respect to Hong Kong law, has advised us that there is uncertainty as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, but Hong Kong courts do not entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a monetary sum (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong in actions for enforcement of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States, whereas original actions predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States would not be entertained by Hong Kong courts.

PLAN OF DISTRIBUTION

We engaged Eddid Securities USA, Inc. to act as our exclusive placement agent to solicit offers to purchase the Securities offered by this prospectus on a best-efforts basis, subject to the terms and conditions of the placement agency agreement dated [●], 2025. The Placement Agent is not purchasing or selling any of the Securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Securities, but has agreed to use its best efforts to arrange for the sale of the Securities offered hereby. Therefore, we may not sell the entire amount of Securities offered pursuant to this prospectus. The placement agent may engage one or more sub-placement agents or selected dealers to assist with the offering. We may enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our Securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus and the documents incorporated by reference herein in connection with the purchase of our Securities in this offering.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The representations, warranties and covenants in the securities purchase agreements will usually include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as no integration with other offerings, Exchange Act filings to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of investors, and reservation and listing of Class A Ordinary Shares.

We will deliver the Securities being issued to the investors upon receipt of such investor’s funds for the purchase of the Securities offered pursuant to this prospectus upon closing. We expect this offering to be completed not later than one (1) business day following the commencement of this offering. We expect to deliver the Securities being offered pursuant to this prospectus on or about [●], 2025.

Fees and Expenses

The following table shows the public offering price per Class A Ordinary Shares and accompanying Warrant, per Pre-Funded Warrant and accompanying Warrant, placement agent fees payable by us, and proceeds before expenses to us:

	Per Class A Ordinary Share and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total
Public offering price	$		$
Placement agent fees (1)	$		$
Proceeds to us, before expenses(2)	$		$

(1)	Does not give effect to any exercise of the Warrants and/or Pre-Funded Warrants being issued in this offering.

(2)	We have agreed to pay the placement agent a total cash fee equal to six percent (6%) of the aggregate gross proceeds raised in the offering. We will also pay the placement agent for expenses of up to $110,000, among which $60,000 has been paid to the placement agent as of the date of this prospectus.

Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above. After deducting the placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $[●], assuming the purchase of all of the Securities we are offering.

Determination of Offering Price

The public offering price of Securities that we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Class A Ordinary Shares prior to this offering, among other things. Other factors considered in determining the public offering prices of the Securities include the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Provisions

Each of our officers, directors and holders of 10% or more of Class A Ordinary Shares as of the effective date of the registration statement of which this prospectus is a part has agreed with the placement agent to be subject to a lock-up period of ninety (90) days following the date of closing of the offering pursuant to this prospectus. During such lock-up period, these persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our Class A Ordinary Shares or any securities convertible into, or exercisable or exchangeable for, Class A Ordinary Shares, subject to customary exceptions. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up provisions.

Transfer Agent and Registrar

The transfer agent and registrar for Class A Ordinary Shares is Transhare Corporation. The transfer agent and registrar’s address is Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater, FL 33764.

 Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “SWIN.”

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments that the placement agent may be required to make for these liabilities.

In addition, we will indemnify the investors of Securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the Securities purchase agreement or related documents or (ii) any action instituted against an investor by a third party (other than a third party who is affiliated with such investor) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The placement agent and its affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent may in the future receive customary fees and commissions for these transactions. However, except as disclosed in this prospectus or in our SEC filings, we have no present arrangements with the placement agent for any further services.

Electronic Distribution

A prospectus in electronic format may be made available on the internet sites or through other online services maintained by the placement agent, or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than the prospectus in electronic format, the information on the placement agent’s website is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as a placement agent and should not be relied upon by investors.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of our total expenses, excluding the placement agent fees and estimated offering expenses, which are expected to be incurred in connection with the offer and sale of the Securities by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

Amount
SEC registration fee		$6,124
FINRA filing fee		6,500
Accounting fees and expenses		*
Legal fees and expenses		*
Printing fees and expenses		*
Miscellaneous		*
TOTAL	$	*

*	To be filed by amendment.

LEGAL MATTERS

Certain legal matters as to the United States federal securities and New York law in connection with this offering will be passed upon for us by Bevilacqua PLLC. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Bevilacqua PLLC may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law, DAVID FENN & CO. with respect to matters governed by Hong Kong law and Sundial Law Firm with respect to matters governed by PRC law. Sichenzia Ross Ference Carmel LLP is acting as counsel to the placement agent.

EXPERTS

Our consolidated financial statements as of March 31, 2024 and 2023 and for each of the three years in the period ended March 31, 2024 included in this prospectus have been audited by WWC, P.C., an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA, USA 94403.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information incorporated by reference from the documents listed below, but not included in this prospectus, includes disclosures typically provided under the sections titled “Industry,” “Business,” “Management,” “Related Party Transactions,” and “Taxation” in a Form F-1, as well as our consolidated financial statements and the related notes. The documents and the information therein we are incorporating by reference as of their respective dates of filing are:

●	“Item 4. Information on the Company,” “Item 6. Directors, Senior Management and Employees,” “Item 7B. Related Party Transactions,” “Item 10E. Taxation,” “Item 11. Quantitative and Qualitative Disclosures About Market Risk,” “Item 16K. Cybersecurity,” and “Item 18. Financial Statements” of Annual Report on Form 20-F for the fiscal year ended March 31, 2024;

●	Our Reports of Foreign Private Issuer on Form 6-K furnished on November 18, 2024 and November 29, 2024, regarding entry into a securities purchase agreement with an individual investor, as amended, for gross proceeds of $1.0 million;

●	Our Reports of Foreign Private Issuer on Form 6-K furnished on December 18, 2024 regarding the results of an Extraordinary General Meeting of Members of the Company pursuant to which the Company’s single-class ordinary shares were reclassified into a dual-class structure consisting of Class A and Class B ordinary shares;

●	“Exhibit 99.1. Unaudited Interim Condensed Consolidated Financial Statements as of September 30, 2024 and for the six months ended September 30, 2024 and 2023” of Our Reports of Foreign Private Issuer on Form 6-K furnished on December 31, 2024; and

●	The description of the Company’s Ordinary Shares contained in the Form 8-A, initially filed with the SEC on August 9, 2023 and amended on December 23, 2024.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus (including all such reports or documents we may file with or furnish to the SEC on or after the date on which the registration statement of which this prospectus is a part is first filed with the SEC and prior to the effectiveness of the registration statement), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, to whom a copy of this prospectus is delivered on the written or oral request of that person made to: SOLOWIN HOLDINGS, Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong, Telephone: + 852 3428-3893.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules, under the Securities Act with respect to the Securities to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-1 and its exhibits and schedules for further information with respect to us and our securities.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at https://www.solomonwin.com.hk as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Solowin’s executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Up to [●] Class A Ordinary Shares

Warrants to purchase up to [●] Class A Ordinary Shares

Up to [●] Class A Ordinary Shares underlying such Warrants

Pre-Funded Warrants to purchase up to [●] Class A Ordinary Shares

Up to [●] Class A Ordinary Shares underlying such Pre-Funded Warrants

SOLOWIN HOLDINGS

PROSPECTUS

[● ], 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Solowin’s memorandum and articles of association provide that Solowin shall indemnify its directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of the company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the company or its affairs in any court whether in the Cayman Islands or elsewhere.

We have entered into indemnification agreements with each of the members of our board of directors and executive officers in the form incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Solowin under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered sales of Solowin securities since its inception on July 23, 2021.

We believe that each of the following issuance was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

Upon Solowin’s incorporation on July 23, 2021, one ordinary share, par value $1 per share, of Solowin was allotted and issued to Ogier Global Subscriber (Cayman) Limited, who transferred the share to Ling Ngai Lok on July 27, 2021. On the same day, Solowin issued an additional 49,999 ordinary shares, par value $1 per share, to Ling Ngai Lok. On June 9, 2022, in anticipation of a share exchange transaction among Solowin, Solomon JFZ and Master Venus Limited, the then sole shareholder of Solomon JFZ, Ling Ngai Lok transferred (i) 17,000 ordinary shares to Gemini Asia Holdings Limited; (ii) 16,500 ordinary shares to Fortune Dynasty Global Limited and (iii) 16,500 ordinary shares to Vulcan Worldwide Holdings Limited. On October 17, 2022, Solowin, Solomon JFZ and Master Venus Limited completed the share exchange transaction, in which Master Venus Limited transferred 100% ownership of Solomon JFZ to Solowin. Master Venus Limited was then owned by three shareholders, Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited. As a result of the above series of reorganization transactions, Solomon JFZ became the wholly-owned subsidiary of Solowin and the shareholders of Master Venus Limited became the owners of 100% of the then outstanding ordinary shares of Solowin.

On December 7, 2022, (i) each of the existing issued and unissued shares of par value of $1.00 each of Solowin was subdivided into 10,000 shares of par value of $0.0001 each of Solowin; and (ii) the authorized share capital of Solowin was increased to $100,000 divided into 1,000,000,000 shares of $0.0001 each. On the same day, each of Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited surrendered 165,920,000 ordinary shares, 161,040,000 ordinary shares and 161,040,000 ordinary shares, respectively, each of a par value of $0.0001 per share, to Solowin. As a result of the above surrenders, each of Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited held 4,080,000 ordinary shares, 3,960,000 ordinary shares and 3,960,000 ordinary shares, respectively, each of a par value of $0.0001 per share.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description
1.1*	Form of Placement Agency Agreement
3.1**	Second Amended and Restated Memorandum and Articles of Association of the registrant (incorporated herein by reference to Exhibit 99.1 to Form 6-K furnished with the Securities and Exchange Commission on December 18, 2024)
4.1*	Form of Pre-Funded Warrant
4.2*	Form of Warrant
5.1*	Opinion of Conyers Dill & Pearman regarding the validity of Class A Ordinary Shares being registered
5.2*	Opinion of Bevilacqua PLLC regarding the enforceability of Pre-Funded Warrants and Warrants
10.1**	Form of Indemnification Agreement between the Registrant and its directors and executive officers (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.2†**	Form of Employment Agreement between the Registrant and its executive officers (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.3**	English Translation of Technical Service Agreement between Hundsun Ayers Technologies Limited and Solomon JFZ (Asia) Holdings Limited, dated January 11, 2021 (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.4 **	English Translation of Technology Services Framework Agreement between Hundsun Ayers Technologies Limited and Solomon JFZ (Asia) Holdings Limited, dated January 11, 2021 (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.5**	English Translation of Software and Market Data Agreement between Link Software (Hangzhou) Co., Ltd. and Solomon JFZ (Asia) Holdings Limited, dated January 22, 2021 (incorporated herein by reference to Exhibit 10.5 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.6**	English Translation of Securities Account Opening System CA Certification Service Agreement between Link Software (Hangzhou) Co., Ltd. and Solomon JFZ (Asia) Holdings Limited, dated February 23, 2021 (incorporated herein by reference to Exhibit 10.6 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.7**	Office Tenancy Agreement between Wide Harvest Investment Limited and Solomon JFZ (Asia) Holdings Limited, dated December 20, 2022 (incorporated herein by reference to Exhibit 10.7 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.8**	Form of Loan Agreement between Ling Ngai Lok and Solomon JFZ (Asia) Holdings Limited (incorporated herein by reference to Exhibit 10.8 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.9**	SOLOWIN HOLDINGS 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form S-8 (File No. 333-275337) filed with the Securities and Exchange Commission on November 6, 2023)
10.10**	Membership Interest Purchase Agreement, by and among SOLOWIN HOLDINGS, Cambria Capital, LLC and Cambria Asset Management, Inc., dated March 5, 2024 (incorporated by reference to Exhibit 4.1 to the Report of Foreign Private Issuer on Form 6-K furnished by the registrant on March 6, 2024)
10.11**	Form of Securities Purchase Agreement, dated November 15, 2024, between the Company and an investor (incorporated by reference to Exhibit 10.1 to the Report of Foreign Private Issuer on Form 6-K furnished by the registrant on November 18, 2024)
10.12**	Form of Amendment No. 1 to the Securities Purchase Agreement (incorporated by reference to Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished by the registrant on November 29, 2024)
14.1**	Code of Ethics of the registrant (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
21.1**	List of subsidiaries of the registrant (incorporated by reference to Exhibit 8.1 of our annual report on Form 20-F for the fiscal year ended March 31, 2024 filed with the SEC on July 26, 2024)
23.1	Consent of WWC, P.C.
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3*	Consent of Bevilacqua PLLC (included in Exhibit 5.2)
23.4	Consent of Sundial Law Firm (included in Exhibit 99.1)
23.5	Consent of DAVID FENN & CO. (included in Exhibit 99.2)
24.1**	Power of Attorney (included in the signature page)
99.1	Opinion of Sundial Law Firm regarding certain PRC law matters
99.2	Opinion of DAVID FENN & CO. regarding certain Hong Kong law matters
107**	Filing Fee Table

*	To be filed by amendment
**	Filed previously

†	Executive Compensation Plan or Agreement

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the issuer is relying on Rule 430B:

(A) each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong SAR, on the 18th day of February, 2025.

SOLOWIN HOLDINGS

By:	/s/ Shing Tak Tam
Name:	Shing Tak Tam
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shing Tak Tam	Director and Chief Executive Officer	February 18, 2025
Shing Tak Tam	(Principal Executive Officer)

/s/ Lili Liu	Chief Financial Officer	February 18, 2025
Lili Liu	(Principal Financial and Accounting Officer)

/s/ *	Director and Chairman	February 18, 2025
Ling Ngai Lok

/s/ *	Director	February 18, 2025
Wing Yan Ho

/s/ *	Director	February 18, 2025
Cha Hwa Chong

/s/ *	Director	February 18, 2025
Ho Kuen Tam

*By:	/s/ Shing Tak Tam
Name:	Shing Tak Tam
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of SOLOWIN HOLDINGS has signed this registration statement or amendment thereto in New York on February 18, 2025.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A De Vries
Name:	Colleen A De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.